As filed with the Securities and Exchange Commission on November 3, 2023

1940 Act File No. 811-23814

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 3	☒

DESTINY ALTERNATIVE FUND (TEI) LLC

(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

414-299-2270

(Registrant’s Telephone Number)

Ann Maurer

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities and Exchange Act of 1934).

☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

Confidential Private Placement Memorandum

DESTINY ALTERNATIVE FUND (TEI) LLC

LIMITED LIABILITY COMPANY UNITS

Destiny Alternative Fund (TEI) LLC (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund is designed for investment primarily by U.S. tax-exempt and tax-deferred investors. The Fund’s investment objective is to seek long-term capital appreciation. The Fund seeks to achieve its objective by investing all or substantially all of its assets in the Destiny Alternative Fund Limited (the “Offshore Fund”), a Cayman Islands exempted company with the same investment objective as the Fund. The Offshore Fund, in turn, invests all or substantially all of its assets in Destiny Alternative Fund LLC (the “Master Fund”), a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Master Fund and the Offshore Fund have the same investment objective as the Fund. The Offshore Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the Fund’s investable assets. The Master Fund is a “fund of funds” that intends to invest primarily in hedge funds, private equity funds, growth equity funds and venture capital funds. The Master Fund may also invest to a lesser extent in credit funds, real estate funds, co-investment vehicles, managed accounts, open-end and closed-end registered investment companies (including exchange-traded funds) and other types of investment vehicles (together with hedge funds, private equity funds, growth equity funds and venture capital funds, the “Underlying Funds”). The Underlying Funds employ a broad range of investment strategies and invest or trade in a wide range of securities. The Master Fund, and the Underlying Funds in which it invests, may invest directly in U.S. and foreign securities, including emerging markets. The Master Fund and Fund cannot guarantee that their investment objectives will be achieved or that the Master Fund’s strategy of investing in Underlying Funds will be successful. Investing in the Fund involves a high degree of risk, including the possible loss of the principal amount invested. The Master Fund and Fund are not intended as a complete investment program for investors. See “PRINCIPAL RISK FACTORS” beginning on page 20.

This confidential private placement memorandum (the “Memorandum”) applies to the offering of units of limited liability company interests (“Units” or “Interests”) in the Fund on a private placement basis to investors who satisfy the eligibility requirements for investment in the Fund. Units will generally be offered at the net asset value per Unit as of the first business day of each calendar quarter or at such other times and/or more or less frequently as may be determined by the Fund’s Board of Managers (the “Board”), in each case subject to any applicable fees, as described herein. No person who is admitted as a member of the Fund (a “Member”) will have the right to require the Fund to redeem its Units. This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “INVESTOR QUALIFICATIONS.”

If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Agreement of the Fund (the “LLC Agreement”). A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

Units are speculative and illiquid securities involving substantial risk of loss. Units are not listed on any securities exchange and it is not anticipated that a secondary market for Units will develop. Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement. Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for units or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Units. Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated November 3, 2023, has been filed with the SEC. You can request a copy of the SAI and annual and semi-annual reports of the Fund without charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, by calling the Fund toll-free at (877) 779-1999. The SAI is incorporated by reference into this Memorandum in its entirety. You may also obtain copies of the SAI, and the annual and semi-annual reports of the Fund, as well as other information about the Fund on the SEC’s website at https://www.sec.gov. You may also email requests for these documents to publicinfo@sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The Fund’s Units have not been and will not be registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), and are being offered and sold solely in private placement transactions in reliance on an exemption from registration under Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.

You should not construe the contents of this Memorandum and SAI as legal, tax or financial advice. You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Units of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document).

The Fund’s Units do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The date of this Memorandum is November 3, 2023

You should rely only on the information contained in this Memorandum. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of securities in any state where the offer is not permitted. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

i

FUND SUMMARY

This is only a summary and does not contain all of the information that investors should consider before investing in the Fund. Investors should review the more detailed information appearing elsewhere in this Memorandum, the SAI, and the Limited Liability Company Agreement attached hereto as Exhibit A (the “LLC Agreement”) and especially the information set forth under the heading “Principal Risk Factors.”

The Fund	Destiny Alternative Fund (TEI) LLC (the “Fund”) is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund invests all or substantially all of its assets in ownership interests in Destiny Alternative Fund Limited (the “Offshore Fund”), a Cayman Islands exempted company with the same investment objective as the Fund. The Offshore Fund, in turn, invests all or substantially all of its assets in the Destiny Alternative Fund LLC (“Master Fund”) (“Master Fund Interests”). The Master Fund is a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.

The Offshore Fund is interposed between the Fund and the Master Fund and serves as an intermediate entity so that any income generated by the Master Fund generally will not ultimately be recognized by for Members as unrelated business taxable income (“UBTI”). The Offshore Fund is treated as a corporation for U.S. federal income tax purposes. Any income received by the Offshore Fund will be distributed to the Fund as dividend income. UBTI should therefore not flow through the Offshore Fund to the Members of the Fund. As a result, income earned by a Member from its investment in the Fund generally should not constitute UBTI; provided, that the Member does not itself incur indebtedness to finance its investment in the Fund. See “CERTAIN TAX CONSIDERATIONS”.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Investment Objective and Strategies	The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.

The Fund seeks to achieve its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn will invest all or substantially all of its assets in the Master Fund. The Master Fund and the Offshore Fund have the same investment objective as the Fund. The Offshore Fund will serve solely as an intermediate entity through which the Fund will invest in the Master Fund. The Offshore Fund will make no independent investment decisions and will have no investment or other discretion over the Fund’s investable assets.

The Master Fund is a “fund of funds” that intends to invest primarily in hedge funds, private equity funds, growth equity funds and venture capital funds. The Master Fund may also invest to a lesser extent in credit funds, real estate funds, co-investment vehicles, managed accounts, open-end and closed-end registered investment companies (including exchange-traded funds (“ETFs”)) and other types of investment vehicles (together with hedge funds, private equity funds, growth equity funds and venture capital funds, the “Underlying Funds”). Certain Underlying Funds may not be registered as investment companies under the Investment Company Act (such Underlying Funds, “private Underlying Funds”). The Underlying Funds employ a broad range of investment strategies, including relative value, long/short equity, event driven, private equity, growth equity, venture capital, and real estate strategies, and invest or trade in a wide range of securities (the “Master Fund Investments”). The Underlying Funds that pursue certain of these strategies, such as the private equity, growth equity, venture capital and real estate strategies, will generally be illiquid investments (such Underlying Funds, the “Illiquid Underlying Funds”) and typically require a multiple-year investment period during which investors such as the Master Fund will be required to commit capital to an Illiquid Underlying Fund from time to time and will not be permitted to withdraw or otherwise dispose of their investment in such Illiquid Underlying Fund. The Master Fund does not expect that it will invest more than 60% of its total assets in private Illiquid Underlying Funds. An Underlying Fund will be managed by a third-party investment adviser (each, an “Underlying Manager” and collectively, the “Underlying Managers”). The Master Fund may also leverage its investments by “borrowing.”

The Master Fund, and the Underlying Funds in which it invests, may invest in U.S. and foreign securities, including in emerging markets.

It is expected that the Master Fund’s assets will not be fully invested at all times. The Master Fund may maintain a portion of its assets in cash, deposit, call or current accounts or invest in short-term instruments, such as short-term debt instruments, money market funds, government securities, certificates of deposit, bankers’ acceptances or similar cash equivalents, until such time when suitable investment opportunities become available, to meet the expense needs of the Master Fund and/or to fund Unit repurchases or for such other purposes as may be determined by the Investment Adviser.

See “INVESTMENT OBJECTIVE AND STRATEGIES.”

Management	The Fund’s Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Fund. The Master Fund’s Board of Managers (the “Master Fund Board”), which currently has the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members. The Fund is the sole shareholder of the Offshore Fund. The board of directors of the Offshore Fund will delegate the day to day management, as well as general oversight responsibilities of the Offshore Fund, to the Board of Managers of the Fund. Therefore, the Board of the Fund effectively makes all decisions on behalf of the Offshore Fund. See “MANAGEMENT OF THE FUND AND THE MASTER FUND — THE BOARDS OF MANAGERS.” To the extent permitted by applicable law, the Board and the Master Fund Board may each delegate any of its rights, powers, and authority to, among others, the officers of the applicable Fund, any committee of such board, or, in the case of the Master Fund Board, the Investment Adviser.

The Investment Adviser	First Trust Capital Management L.P. serves as the investment adviser (the “Investment Adviser” or “FTCM”) of the Master Fund.

The Investment Adviser provides day-to-day investment management services to the Master Fund, including management of the Master Fund’s portfolio. Its principal place of business is located at 225 W. Wacker Drive, 21st Floor, Chicago, Illinois 60606. The Investment Adviser is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. As of June 30, 2023, the Investment Adviser had approximately $5.3 billion of assets under management. See “FEES AND EXPENSES” below.

The Fund and Master Fund intend to rely on the no-action relief provided by the Commodity Futures Trading Commission (“CFTC”). Pursuant to the relief, the Investment Adviser is not required to register as a commodity pool operator with respect to the Master Fund, or rely on an exemption from registration, until the later of June 30, 2013 or six months from the date that revised guidance is issued on the application of the calculation of the de minimis thresholds to fund-of-funds operators. As of the date of this Memorandum, the CFTC has not yet proposed any guidance regarding the application of the de minimis thresholds to fund-of- funds operators. If the Fund and the Investment Adviser with respect to the Fund become subject to CFTC regulation, the Fund may incur additional compliance, operational and other expenses.

The Administrator, Transfer Agent and Custodian	Each of the Fund and the Master Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide services for fund administration, fund accounting, tax regulation and compliance, transfer agent and record keeping, and custody administration services provided by the Administrator or its affiliates. UMB Bank, n.a. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of each the Fund and the Master Fund. Each of the Fund and the Master Fund compensates the Administrator and Custodian for these services and reimburses the Administrator and Custodian for certain of its out-of-pocket expenses. See “FEES AND EXPENSES” below.

Leverage	The Master Fund and Underlying Funds may utilize bank and/or broker-provided financing to varying degrees. In addition, the low margin and collateral deposits required to trade certain Financial Instruments (as defined herein) may permit a high degree of leverage. The degree of leverage that an Underlying Fund may utilize may not be limited to any predetermined level but will be subject to applicable legal or bank or broker-imposed leverage limitations, to the extent applicable.

The Master Fund may invest in private Underlying Funds that employ certain Underlying Managers (many of which trade on margin and do not generally need additional capital from the Fund in order to increase the level of the positions they acquire for it) to trade notional equity in excess of the equity actually available in their accounts. In addition to the use of leverage by the Underlying Managers in their respective trading strategies, the Investment Adviser may leverage the Master Fund’s allocations to the Underlying Managers through (i) borrowings, (ii) swap agreements, options or other derivative instruments, or (iii) a combination of these methods.

Risk Factors

The Fund is subject to substantial risks — including market risks, strategy risks, liquidity risks, Underlying Manager risks and risks associated with investments in Underlying Funds. Private Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Master Fund will not be entitled to the various protections afforded by the Investment Company Act with respect to its investments in private Underlying Funds. There may also be certain conflicts of interest relevant to the management of the Master Fund, arising out of, among other things, activities of the Investment Adviser, its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. See “CONFLICTS OF INTEREST.” Prospective investors should review carefully the “PRINCIPAL RISK FACTORS” section of this Memorandum. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.

Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Adviser, its principals, the Fund, Master Fund or the Underlying Managers are not indicative of future results. See “PRINCIPAL RISK FACTORS.”

Fees and Expenses	The Fund bears its own and the Offshore Fund’s operating expenses (including, without limitation, its offering expenses), and, through its investment in the Master Fund (via the Offshore Fund), a pro rata portion of the operating expenses of the Master Fund. A more detailed discussion of the Fund’s expenses can be found under “FUND AND MASTER FUND EXPENSES.”

Investment Management Fee. Through its investment in the Master Fund (via the Offshore Fund), the Fund bears a proportionate share of the investment management fee (the “Investment Management Fee”) paid by the Master Fund to the Investment Adviser in consideration of the advisory and other services provided by the Investment Adviser to the Master Fund.

The Master Fund shall pay to the Investment Adviser compensation at the following annual rates, payable quarterly in arrears on the 60th business day of the succeeding quarter, based upon the Master Fund’s net assets as of the last business day of each calendar quarter:

Net Asset Value of the Master Fund (as of the last Business Day* of each calendar quarter)	Investment Management Fee Rate (per annum)
$30,000,000 or less	0.75%
Between $30,000,001 and $40,000,000	0.70%
Between $40,000,001 and $50,000,000	0.65%
Greater than $50,000,000	0.60%

*A “Business Day” is a day (other than a Saturday or Sunday) on which banks and relevant financial markets are open for business in Chicago, Illinois (provided that, where applicable, such day is also a business day for the relevant Underlying Fund).

The Investment Management Fee is paid to the Investment Adviser out of the Master Fund’s assets, and therefore decreases the net profits or increases the net losses of the Master Fund. For purposes of determining the Investment Management Fee payable to the Investment Adviser for any quarter, net asset value (“NAV”) is calculated prior to any reduction for any fees and expenses of the Master Fund for that quarter, including, without limitation, the Investment Management Fee payable to the Investment Adviser for that quarter. See “MANAGEMENT OF THE FUND AND THE MASTER FUND — INVESTMENT MANAGEMENT FEE.”

The Investment Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Adviser has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s investment management fee and other fees and expenses) (a “Waiver”), in the amount necessary to ensure that Total Annual Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Total Annual Expenses, but excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 2.50% of the average daily net assets of the Fund on an annualized basis (the “Expense Limit”). The current term of the Expense Limitation and Reimbursement Agreement continues until July 1, 2024. Thereafter, the Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms unless terminated by the Fund or Investment Adviser upon 30 days’ advanced written notice. For a period not to exceed three years from the date on which a Waiver is made, the Investment Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the Expense Limit in effect at the time of the waiver and (ii) the Expense Limit in effect at the time of the recoupment. See “FUND AND MASTER FUND EXPENSES.”

Administration Fee. The Fund or the Master Fund, as applicable, pays the Administrator an annual asset-based fee as a percentage of the Master Fund’s net assets, decreasing as assets reach certain levels. In addition, the Fund or the Master Fund, as applicable, pays the Administrator its pro-rata share, based on combined assets under management, of an annual relationship-level base fee paid by all registered investment companies advised by the Investment Adviser and serviced by the Administrator (together with the asset- based fee, the “Administration Fee”). This fee structure generally covers fund administration, fund accounting, tax regulation and compliance, transfer agent and record keeping, and custody administration services provided by the Administrator or its affiliates. The Administration Fee is paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and therefore decreases the net profits or increases the net losses of the Fund directly or as a result of the Fund’s investment in the Master Fund (through the Offshore Fund). The Fund and the Master Fund also reimburses the Administrator for certain out-of-pocket expenses, as applicable, and pays a fee for transfer agency services. See “ADMINISTRATION.”

Fees of Underlying Managers	As an investor in the Underlying Funds, the Master Fund will indirectly bear asset-based fees and performance-based fees or allocations charged by the investment advisers of the Underlying Funds. Such fees and performance-based compensation are in addition to the fees that are charged by the Investment Adviser to the Fund and Master Fund. The private Underlying Funds in which the Master Fund expects to invest generally charge management fees, which will range from 0% to 2.5% per annum of the private Underlying Funds’ assets under management. In addition, certain Underlying Managers of the private Underlying Funds charge incentive allocations or fees generally ranging from 10% to 25% of the private Underlying Funds’ net profits, although it is possible that such ranges may be exceeded for certain Underlying Managers. An investor in the Fund bears a proportionate share of the expenses of the Underlying Fund and Master Fund.

Investor Qualifications	Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” The Investment Adviser reserves the right to reject any investor on behalf of the Fund in whole or in part for any reason or for no reason in its sole discretion. Existing Members who request to purchase additional Units (other than in connection with the DRIP (as defined below) will be required to qualify as Eligible Investors and to complete an additional investor application prior to the additional purchase. The “accredited investor” criteria will apply to all investors and will not be waived.

In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes and that are exempt from U.S. federal income taxation (including tax-deferred accounts that are not subject to U.S. federal income taxation) (such persons being referred to in this Memorandum as tax-exempt or tax-deferred investors).

The Offering	Units will generally be offered for purchase as of the first Business Day of each calendar quarter (or at such other times and/or more or less frequently as may be determined by the Board) at an offering price equal to the NAV as of the most recently completed calendar quarter end. The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any Member is $50,000. However, the Fund, in its sole discretion, may accept investments below these minimums as long as the minimum initial investment is at least $25,000.

Subscriptions are generally subject to receipt of cleared funds on or prior to the acceptance date set by the Fund, which is expected to be the last day of each calendar quarter (“Acceptance Date”) and notified to prospective investors.

A prospective investor must submit a completed investor application at least five business days before the Acceptance Date. The Fund reserves the right, in its sole discretion, to accept or reject any request to purchase Units of the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time at the Board’s discretion. Additional information regarding the subscription process is set forth under “Investor Qualifications.”

Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer or check pursuant to instructions provided to them by the Fund.

Payment for purchases of Units will generally be due (i) four business days prior to the Acceptance Date, where funds are remitted by wire transfer, or (ii) ten business days prior to the Acceptance Date, where funds are remitted by check. An investor will not know the NAV of the Fund applicable to its purchase of Units at the time of payment. Pending any closing, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB Bank, n.a., the Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of each investor. Any interest earned on escrowed amounts will be paid to the Master Fund for the benefit of all Members.

Shareholder Servicing Fee	The Fund is relying on exemptive relief from the SEC that allows the Fund, subject to certain conditions, to adopt a Shareholder Service Plan with respect to its Units in compliance with Rule 12b-1 under the Investment Company Act. Under the Shareholder Service Plan, the Fund will be permitted to pay as compensation up to 0.25% on an annualized basis of the net assets of the Fund attributable to Units (the “Shareholder Servicing Fee” or “Servicing Fee”) to certain qualified recipients under the Shareholder Service Plan.

Distribution Policy	It is expected that distributions of cash will generally not be made to Members. However, the Board has the right to cause distributions to be made in cash or in-kind to the Members in its sole discretion. Whether or not these distributions are made, however, each Member will be liable each year for applicable U.S. federal, state and local income taxes on the Member’s allocated share of the Fund’s taxable income. See “TAXES” below.

Each Member whose Units are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in Units unless such Member, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. The Fund reserves the right to cap the aggregate amount of any income dividends and/or capital gain distributions that are made in cash (rather than being reinvested) at a total amount of not less than 20% of the total amount distributed to Members. In the event that Members submit elections in aggregate to receive more than the cap amount of such a distribution in cash, any such cap amount will be pro-rated among those electing Members.

No Redemptions; Repurchase Offers	No investor will have the right to require the Fund to redeem Units. The Fund may from time to time offer to repurchase Units from investors in accordance with written tenders by Members at those times, in those amounts, and on such terms and conditions as the Board may determine in its sole discretion. However, because all or substantially all of the Fund’s assets will be invested in the Master Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of its Master Fund Interest (via the Offshore Fund) in order to satisfy repurchase requests. Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund. Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

It is expected that, under normal market circumstances, the Investment Adviser generally will recommend to the Master Fund Board, subject to the Master Fund Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Master Fund’s NAV. To preserve the partnership tax treatment of the Master Fund, any such repurchases may be subject to significant restrictions and delays, including the restriction that no more than the Units representing 10% of the total interests in Master Fund capital or profits may be repurchased in any one taxable year. If a tender offer is oversubscribed by Members, the Master Fund will repurchase only a pro rata portion of the Units tendered by each Member, in which case tendering Members will not have all of their tendered Units repurchased by the Master Fund, or the Master Fund may take any other action permitted by the tender offer rules under the Securities Exchange Act of 1934 and described in the written tender offer notice to Members. Members tendering Units for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer.

In determining whether the Master Fund should offer to repurchase Units from Members, the Board will consider the recommendations of the Investment Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Investment Adviser currently expects that it will generally recommend to the Master Fund Board that the Master Fund offer to repurchase Units from Members biannually (but not more than four times a year) with tender offer valuation dates occurring on the last business day of June and December (each, a “Valuation Date”); however, there can be no assurance that any such tender offers will be conducted on a biannual basis or at all. The Master Fund is not required to conduct tender offers. See “TENDER OFFERS/OFFERS TO REPURCHASE.”

The Master Fund will make repurchase offers, if any, to all holders of Master Fund Interests, including the Fund through its investment in the Offshore Fund.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in — first out” basis. An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member. See “TENDER/ REPURCHASE PROCEDURES.”

Transfer of Units	There is no public market for the Units and none is expected to develop. The Fund does not list its Units on a stock exchange or similar market. Units are transferable only in limited circumstances, and liquidity for investments in Units may be provided only through periodic tender offers by the Fund. An investment in the Fund is therefore suitable only for investors that can bear the risks associated with the limited liquidity of Units and should be viewed as a long-term investment. See “TRANSFER OF UNITS.”

Summary of Taxation	The Fund and Master Fund intend to operate and be treated as partnerships for U.S. federal income tax purposes and the Offshore Fund intends to operate and be treated as a corporation for U.S. federal income tax purposes. Assuming this will be the case, the Fund and Master Fund will not be subject to U.S. federal income tax, and the Offshore Fund, in computing its own U.S. federal income tax liability, will be required to take into account its allocable share of the Master Fund’s items of income, gain, loss, deduction and credit.

The Offshore Fund is treated as a foreign corporation for U.S. federal income tax purposes, and will be subject to U.S. federal income tax and branch profits tax with respect to any income effectively connected to a U.S. trade or business as well as a 30% withholding tax on dividends and certain other passive income from U.S. sources. None of the Master Fund or Underlying Funds are expected to generate unrelated business taxable income (“UBTI”) for a tax-exempt investor of the Fund. However, a tax-exempt investor may recognize UBTI if it incurs indebtedness to finance its investment in the Fund. Prospective investors should consult their own tax advisors with respect to the specific federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposal of Units and/or filing requirements, in any, associated with the purchase, ownership and disposal of Units. See “CERTAIN TAX CONSIDERATIONS.”

ERISA Considerations	Because each of the Fund and Master Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Master Fund will not be considered “plan assets” of the Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) prohibited transaction rules. Thus, the Investment Adviser will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Member of the Fund, solely as a result of the Plan’s investment in the Fund. See “ERISA AND CODE CONSIDERATIONS.”

FUND FEES AND EXPENSES

The following table shows estimated Fund expenses as a percentage of net assets attributable to Units. The purpose of the following table and the example below is to assist prospective investors in understanding the various fees and expenses that a Member will bear, either directly or indirectly. Members will indirectly bear fees and expenses through the Fund’s investment in the Offshore Fund and Master Fund, which are reflected in the following chart and in the example below. The expenses shown in the table are based on estimated amounts for the current fiscal year. The table assumes that the Fund issues $30,000,000 Units. If the Fund issues less than $30,000,000 Units, all other things being equal, the Fund’s actual expenses would increase as a percentage of net assets attributable to Units. The Fund’s actual expenses may vary from the estimated expenses shown in the table. For a more complete description of the various fees and expenses of the Fund, see “MANAGEMENT OF THE FUND AND THE MASTER FUND — INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND AND MASTER FUND EXPENSES,” and “TENDER OFFERS/OFFERS TO REPURCHASE.”

MEMBER TRANSACTION EXPENSES:
Maximum Early Repurchase Fee
(as a percentage of repurchased amount)(1)	2.00%
ANNUAL EXPENSES:
(As a Percentage of Net Assets Attributable to Units)
Investment Management Fee(2)	0.75%
Shareholder Service Fees(3)	0.25%
Fees and Interest Payments on Borrowed Fund(4)	0.11%
Acquired Fund Fees and Expenses(5)	2.97%
Other Expenses(6)	4.37%
Total Annual Expenses(7)	8.45%
Less: Amount Paid or Absorbed Under Expense Limitation and Reimbursement Agreement(8)	2.87%
Net Annual Expenses(8)	5.58%

(1)	A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of the Units (on a “first in — first out” basis). An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board of Managers of the Fund (the “Board”) determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member. See “TENDER/REPURCHASE PROCEDURES.”

(2)	The Investment Management Fee is payable by the Master Fund but will be borne indirectly by Members as a result of the Fund’s investment in the Master Fund (through the Offshore Fund). The Investment Adviser receives an annual Management Fee, payable quarterly in arrears, equal to, 0.75% on the first $30 million of the Master Fund’s net assets, 0.70% on net assets between $30,000,001 and $40,000,000, 0.65% on net assets between $40,000,001 and $50,000,000, and 0.60% on the Master Fund’s net assets greater than $50 million as determined as of the last business day of each calendar quarter. The Investment Management Fee is paid to the Investment Adviser before giving effect to any repurchase of Units in the Master Fund effective as of that date, and will decrease the net profits or increase the net losses of the Master Fund.

(3)	The Fund is relying on exemptive relief from the SEC that allows the Fund, subject to certain conditions, to adopt a Shareholder Service Plan. Under the Shareholder Service Plan, the Fund is permitted to pay as compensation up to 0.25% on an annualized basis of the net assets of the Fund attributable to Units (the “Shareholder Servicing Fee”) to qualified recipients under the Shareholder Service Plan. The Fund may pay all or a portion of these fees to any registered securities dealer, financial institution, or any other person (each, a “Recipient”) who provides certain member services, pursuant to a written agreement.

(4)	“Fees and Interest Payments on Borrowed Funds” are based up on the estimated amounts that the Master Fund is expected to incur for the current fiscal year.

(5)	As an investor in the Underlying Funds, the Fund will indirectly bear asset-based fees and performance- based fees of the Underlying Funds. Such fees and performance-based compensation are in addition to the fees that are charged by the Investment Adviser to the Master Fund. The private Underlying Funds in which the Master Fund expects to invest generally charge a management fee, which will range from 0% to 2.5% per annum of the Master Fund’s investment. In addition, certain Underlying Managers of the private Underlying Funds charge an incentive allocation or fee generally ranging from 10% to 25% of the private Underlying Fund’s net profits, although it is possible that such ranges may be exceeded for certain Underlying Managers. In addition to the Master Fund’s direct expenses, an investor in the Fund bears a proportionate share of the expenses of the Master Fund’s expenses of the Underlying Funds. The Acquired Fund Fees and Expenses are estimated for the current fiscal year. In the future, these fees and expenses may be substantially higher or lower than reflected, because certain fees are based on the performance of the Underlying Managers (Underlying Funds), which fluctuate over time. In addition, the Master Fund’s portfolio changes from time to time, which will result in different Acquired Fund Fees and Expenses.

(6)	“Other Expenses” is an estimate based on anticipated aggregate net assets in the Fund and Master Fund and anticipated expenses for the current fiscal year of the Fund’s and Master Fund’s operations, and includes, among other things, professional fees, and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian.

(7)	Total Annual Expenses and Net Annual Expenses will differ from the ratios of expenses to average net assets shown in the financial statements included in the Master Fund’s annual report, which will not reflect (i) the portion of Acquired Fund Fees and Expenses that represent costs incurred at the Underlying Fund level, as required to be disclosed in the above table; and (ii) the current expenses of the Fund and Master Fund.

(8)	The Investment Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Adviser has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s investment management fee and other fees and expenses) (a “Waiver”), in the amount necessary to ensure that Total Annual Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Total Annual Expenses, but excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 2.50% of the average daily net assets of the Fund on an annualized basis (the “Expense Limit”). The current term of the Expense Limitation and Reimbursement Agreement continues until July 1, 2024. Thereafter, the Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms unless terminated by the Fund or the Investment Adviser upon 30 days’ advanced written notice. Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 2.50%. For a period not to exceed three years from the date on which a Waiver is made, the Investment Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the Expense Limit in effect at the time of the waiver and (ii) the Expense Limit in effect at the time of the recoupment. See “FUND AND MASTER FUND EXPENSES.”

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund and the Master Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian. For a more complete description of the various fees and expenses of the Fund and the Master Fund. See “MANAGEMENT OF THE FUND AND THE MASTER FUND — INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND AND MASTER FUND EXPENSES,” “TENDER/REPURCHASE PROCEDURES” and “TENDER OFFERS/OFFERS TO REPURCHASE.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units.

EXAMPLE

	1 Year	3 Years	5 Years	10 Years
You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	$75	$234	$382	$710

The example is based on the annual fees and expenses set out in the table above, taking into account the fee waiver in the first year of each period and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

FINANCIAL HIGHLIGHTS

The information contained in the tables below for the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023 sets forth selected information derived from the Fund’s financial statements. Financial statements for the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023 have been audited by Grant Thornton LLP, the Fund’s independent registered public accounting firm. Grant Thornton LLP’s report, along with the Fund’s financial statements and notes thereto, are included in the Fund’s annual report for the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023 (“Annual Report”), which is incorporated by reference into this Memorandum. You may obtain the Annual Report free of charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, by calling the Fund toll-free at (877) 779-1999 or by following the following hyperlink: https://www.sec.gov/Archives/edgar/data/1904800/000110465923084353/tm2319230d1_ncsra.htm. The information in the table below should be read in conjunction with each of those financial statements and the notes thereto.

Destiny Alternative Fund (TEI) LLC

FINANCIAL HIGHLIGHTS

For the period June 30, 2022 through March 31, 2023

Per unit operating performance.

For a single unit outstanding throughout the period.

For the Period
June 30, 2022*
through
March 31, 2023
Members' Capital, beginning of period	$100.00
Income from Investment Operations:
Net investment loss[1]	(1.71)
Net realized and unrealized gain (loss)	5.29
Total change in per unit value from investment operations	3.58

Members' Capital, end of period	$103.58

Total return [2]	3.58%
Ratios and Supplemental Data:
Members' Capital, end of period (in thousands)	$17,929

Ratio of expenses to average net assets:
Before fees waived and expenses absorbed [3,4]	5.37%
After fees waived and expenses absorbed[3,4]	2.50%
Ratio of net investment income (loss) to average net assets:
Before fees waived and expenses absorbed [3,4]	(5.20)%
After fees waived and expenses absorbed[3,4]	(2.33)%

Portfolio turnover rate[2,5]	4%

*	Commencement of operations.
[1]	Based on average units outstanding for the period.
[2]	Not annualized.
[3]	The ratios include the Fund's proportionate share of income and expenses allocated from Destiny Alternative Fund LLC.
[4]	Annualized.
[5]	Portfolio turnover presented is for Destiny Alternative Fund LLC.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.

The Fund’s investment objective is non-fundamental and may be changed by the Board without the approval of Members.

INVESTMENT STRATEGIES AND OVERVIEW OF INVESTMENT PROCESS

The Fund seeks to achieve its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn will invest all or substantially all of its assets in the Master Fund. The Master Fund and the Offshore Fund have the same investment objective as the Fund. The Offshore Fund will serve solely as an intermediate entity through which the Fund will invest in the Master Fund. The Offshore Fund will make no independent investment decisions and will have no investment or other discretion over the Fund’s investable assets.

The Master Fund is a “fund of funds” that intends to invest primarily in hedge funds, private equity funds, growth equity funds and venture capital funds. The Master Fund may also invest to a lesser extent in credit funds, real estate funds, co-investment vehicles, managed accounts, open-end and closed-end registered investment companies (including exchange-traded funds (“ETFs”)) and other types of investment vehicles (together with hedge funds, private equity funds, growth equity funds and venture capital funds, the “Underlying Funds”). Certain Underlying Funds may not be registered as investment companies under the Investment Company Act (such Underlying Funds, “private Underlying Funds”). The Underlying Funds employ a broad range of investment strategies, including relative value, long/short equity, event driven, private equity, growth equity, venture capital, and real estate strategies, and invest or trade in a wide range of securities (the “Master Fund Investments”). The Underlying Funds that pursue certain of these strategies, such as the private equity, growth equity, venture capital and real estate strategies, will generally be illiquid investments (such Underlying Funds, the “Illiquid Underlying Funds”) and typically require a multiple-year investment period during which investors such as the Master Fund will be required to commit capital to an Illiquid Underlying Fund from time to time and will not be permitted to withdraw or otherwise dispose of their investment in such Illiquid Underlying Fund. The Master Fund does not expect that it will invest more than 60% of its total assets in private Illiquid Underlying Funds. An Underlying Fund will be managed by a third-party investment adviser (each, an “Underlying Manager” and collectively, the “Underlying Managers”).

Descriptions of the principal strategies to be employed by the Underlying Funds are as follows:

●	Relative Value — This strategy focuses on identifying and exploiting spread relationships between pricing components of financial assets or commodities, either with respect to single assets or commodities or groups of assets or commodities whose prices are deemed to move in relation to each other. These strategies seek to avoid assuming any outright market risk, although the risk of loss may be significant if the Underlying Manager has incorrectly evaluated the nature or extent of the expected spread relationships.

●	Long/Short Equity — This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market. Long/short equity fund managers generally derive performance by establishing offsetting positions (a “long” and “short” position) based on perceived disparities in the relative values of the positions or portfolio of positions. Unlike “long only” managers, long/short equity managers will almost always have “short” positions in stocks and may also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls,” etc.). An Underlying Fund within the strategy may run a net “long” position; provided, however, that the net “long” position will typically be less than those included in a traditional “long” equity portfolio.

●	Event Driven — This strategy centers on investing in securities of companies facing a major corporate event. The goal is to identify securities with a favorable risk-reward ratio based on the probability that a particular event will occur. Such events include, but are not limited to, corporate events, such as restructurings, spin-offs and significant litigation (e.g., tobacco litigation). Opportunities in this area are created by the reluctance of traditional investors to assume the risk associated with certain corporate events.

●	Private Equity — This strategy seeks to generate capital appreciation through investments in private companies in need of capital. The strategy seeks to profit from, among other things, the inefficiencies inherent in these markets through valuation and due diligence analysis of available business opportunities.

●	Venture Capital — Investments in new and emerging companies are usually classified as venture capital. Such investments are often in technology, healthcare, or other high growth industries. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. Venture capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors.

●	Growth Equity — Growth equity investments are typically made in companies that are generating revenue and profits but need additional capital to scale their businesses. These investments are typically minority positions in high growth entities. Unlike venture capital investments, however, the risk is primarily in the execution of the business plan as opposed to technology or new market risk. Growth equity investments may mirror late-stage venture capital investments and occur in technology and healthcare markets. Other growth equity investments will be in service businesses with high growth potential.

●	Real Estate Strategies — These strategies invest in real estate and related investments such as: exchange- traded and privately-traded real estate investment trusts (“REITs”) and REIT-like entities; mortgage- backed securities and other securitized products; investments related to existing or newly constructed income-producing properties (including office, industrial, retail, and multi-family residential properties); raw land; mortgage loans; and real estate companies (companies that have substantial holdings in, or primarily own or manage, real estate; paper, lumber, hotel and entertainment companies; building supply manufacturers; and mortgage lenders and mortgage servicing companies).

The Master Fund, and the Underlying Funds in which it invests, may invest in U.S. and foreign securities, including in emerging markets. Neither the Fund nor the Master Fund can guarantee that its investment objective will be achieved or that the Master Fund’s strategy of investing in the Underlying Funds will be successful.

All trading for each Underlying Fund generally takes place under the authority of the Underlying Manager of such Underlying Fund. In managing an Underlying Fund, an Underlying Manager may trade, buy, sell (including sell short) and otherwise acquire, hold, dispose of (using margin and other forms of leverage) and deal in (directly and indirectly through other investment vehicles), financial instruments and other rights and interests in the primary or secondary markets, including, without limitation, listed and unlisted, registered and unregistered securities of various U.S. and international issuers, including, but not limited to, equity and equity-related securities (e.g., common stock, preferred stock, stock warrants and rights, convertible securities, “new issues” and indices related to any of the foregoing), ETFs, notes, bonds, commercial paper, debentures, repurchase and reverse repurchase agreements, warrants, debt instruments and other fixed income securities (corporate, derivative and governmental, rated and unrated, interest-only and principal-only and mortgage-backed), futures contracts and options on futures contracts traded on or subject to the rules of international exchanges or other boards of trade, forward contracts, other derivative instruments and commodity interests, including physical commodities, swap contracts and forward contracts; currencies (including US Dollars), investment contracts, limited partnership interests, membership interests, limited liability company interests, mutual fund shares, as well as listed and over-the-counter options and other derivative instruments (including credit derivatives) on all of the above instruments, and rights to acquire the same of public and private issuers throughout the world, other instruments, rights and interests in personal or real property, and such other instruments or interests as such Underlying Manager deems appropriate. All of the foregoing financial instruments in which an Underlying Manager may invest are hereinafter referred to collectively as “Financial Instruments.”

The Master Fund has applied for exemptive relief from the provisions of Sections 17(d) of the Investment Company Act to invest in certain investment transactions alongside other funds managed by the Investment Adviser or certain of its affiliates, subject to certain conditions. The Investment Adviser will not cause the Master Fund to engage in certain investments alongside affiliates unless the Master Fund has received an order granting an exemption from Section 17 of the Investment Company Act or unless such investments are not prohibited by Section 17(d) of the Investment Company Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. However, there can be no assurance when or if the Master Fund will obtain such exemptive relief. Furthermore, even if the Master Fund is able to receive exemptive relief, the Master Fund could be limited in its ability to invest in certain investments in which the Investment Adviser or any of its affiliates are investing or are invested.

Underlying Manager Selection Process

The Investment Adviser is responsible for the sourcing, selection and monitoring of the various Underlying Funds and their Underlying Managers. The Investment Adviser employs both quantitative and qualitative analysis, as well as operational due diligence and ongoing monitoring, as part of its multi-step Underlying Manager selection process.

The Investment Adviser specializes in identifying and vetting unique investment opportunities for inclusion on its investment platform. The investment process is a multi-step approach that evaluates a variety of factors, which may include the Underlying Manager’s investment thesis, strategy, portfolio construction, risk management, quality/depth of investment team, operational infrastructure and culture of compliance. Upon completion of the investment process, the Underlying Fund is formally presented to the Investment Adviser’s investment committee for final review and unanimous sign-off. Once approved, the Investment Adviser performs a series of on-going investment and operational analyses, which may include, but are not limited to, analysis of performance and exposure data, as well as conducting periodic calls and on-site visits with the Underlying Funds’ Underlying Managers.

Cash Management

It is expected that the Master Fund’s assets will not be fully invested at all times. The Master Fund may maintain a portion of its assets in cash, deposit, call or current accounts or invest in short-term instruments, such as short-term debt instruments, money market funds, government securities, certificates of deposit, bankers’ acceptances or similar cash equivalents, until such time when suitable investment opportunities become available, to meet the expense needs of the Master Fund and/or to fund Share repurchases or for such other purposes as may be determined by the Investment Adviser.

Temporary Defensive Measures

During temporary defensive periods, the Fund and the Master Fund may deviate from its investment policies and objective. During such periods, the Fund and the Master Fund may invest up to 100% of its total assets in cash or cash equivalents, including short- or intermediate-term U.S. Treasury securities, as well as other short-term investments, including high quality, short-term debt securities. There can be no assurance that such techniques will be successful. Accordingly, during such periods, the Fund and the Master Fund may not achieve its investment objective.

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the Members. Certain investment restrictions specifically identified as such in the Statement of Additional Information (the “SAI”) are considered fundamental and may not be changed without approval by holders of a “majority of the outstanding voting securities” of the Fund. As defined in the Investment Company Act, when used with respect to particular Units of the Fund, a “majority of the outstanding voting securities” means: (i) 67% or more of the Units present at a meeting, if the holders of more than 50% of the Units are present or represented by proxy; or (ii) more than 50% of the Units, whichever is less.

The foregoing description of the Master Fund’s investment strategy represents the Investment Adviser’s present intentions in view of current market conditions and other factors. The Investment Adviser may change allocations among the foregoing strategies to the extent it determines that doing so will be in the best interest of the Master Fund. There is no assurance that the Fund or Master Fund’s investment objective will be achieved, and results may vary substantially over time. Any investment strategy described above pursued for the Master Fund is in the absolute and sole discretion of the Investment Adviser. The Fund is under no obligation to advise existing or potential investors of a change allocation among the investment styles or strategies described above.

USE OF LEVERAGE

The Master Fund may invest in private Underlying Funds that employ certain Underlying Managers (many of which trade on margin and do not generally need additional capital from the Master Fund in order to increase the level of the positions they acquire for it) to trade notional equity in excess of the equity actually available in their accounts. In addition to the use of leverage by the Underlying Managers in their respective trading strategies, the Investment Adviser may leverage the Master Fund’s allocations to the Underlying Managers through (i) borrowings, (ii) swap agreements, options or other derivative instruments, or (iii) a combination of these methods. The financing entity or counterparty on any swap, option or other derivative instrument may be any entity or institution which the Investment Adviser determines to be creditworthy.

Thus, the Master Fund, through its leveraged investments in the Underlying Funds and through each Underlying Manager’s use of leverage in its trading strategies, uses leverage with respect to the Units. As a result of that leverage, a relatively small movement in the spread relationship between the securities and commodities interests the Master Fund indirectly owns and those which it has indirectly sold short may result in substantial losses.

Except as described below, the Fund and the Master Fund do not generally intend to borrow money for investment purposes. The Master Fund may borrow money when deemed appropriate by the Investment Adviser, including, without limitation, to make investments, facilitate reallocation of assets among the Underlying Funds and meet repurchase requests which might otherwise result in the liquidation of investments, possibly at an inopportune time or on unfavorable terms. Borrowing may also be used by the Fund for other operating purposes, such as to pay miscellaneous expenses as they arise. See “CREDIT FACILITY.”

Under the Investment Company Act, the Master Fund is not permitted to incur indebtedness unless immediately after doing so the Master Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33-1/3% of the value of the Master Fund’s assets including the amount borrowed). Additionally, under the Investment Company Act, the Fund may not declare any dividend or other distribution upon any class of its Units, or repurchase any such Units, unless the aggregate indebtedness of the Master Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such repurchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or repurchase price, as the case may be. These limits may not apply to the private Underlying Funds and, therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain private Underlying Funds.

The Master Fund may enter into derivatives or other transactions that may provide leverage (other than through borrowings). On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act relating to a registered investment company’s use of derivatives and related instruments. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users and requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a "limited derivatives user," as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all tender option bonds or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all tender option bonds or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Master Fund and Fund have adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4. Each of the Fund and Master Fund intend to continue to be a limited derivatives user under Rule 18f-4 of the Investment Company Act. As a limited derivatives user, the Master Fund’s derivatives exposure, excluding certain currency and interest rate hedging transactions, may not exceed 10% of its net assets. This restriction is not fundamental and may be changed by the Master Fund without a Member vote. Rule 18f-4 under the Investment Company Act may require the Master Fund to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Master Fund and Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Master Fund may engage in derivative transactions could also limit or prevent the Master Fund from using certain instruments.

Effects of Leverage.

Assuming the use of leverage in the amount of 10% of the Master Fund’s total assets and an annual interest rate on leverage of 8.32% payable on such leverage based on estimated market interest rates as of the date of this Memorandum, the additional income that the Master Fund must earn (net of estimated expenses related to leverage) in order to cover such interest payments is 0.83%. The Master Fund’s actual cost of leverage will be based on market interest rates at the time the Master Fund undertakes a leveraging strategy, and such actual cost of leverage maybe higher or lower than that assumed in the previous example.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total return on Units, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Master Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Master Fund’s investment portfolio returns will be. In other words, the Master Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 10% of the Master Fund’s assets after such issuance and the Fund’s currently projected annual interest rate of 8.32%. See “USE OF LEVERAGE”, “PRINCIPAL RISK FACTORS — BORROWING USE OF LEVERAGE.” The table does not reflect any offering costs of Units or leverage.

Assumed Fund Return (Net of Expenses)	-10.00%	-5.00%	0.00%	5.00%	10.00%
Corresponding Return to Member	-11.83%	-6.33%	-0.83%	4.67%	10.17%

Total return is composed of two elements — the dividends on Units paid by the Fund (the amount of which is largely determined by the Master Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Master Fund owns. As the table shows, leverage generally increases the return to Members when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

PRINCIPAL RISK FACTORS

All investments carry risks to some degree. The Fund and the Master Fund cannot guarantee that their investment objectives will be achieved or that the Master Fund’s strategy of investing in the Underlying Funds will be successful. An investment in the Fund and the Master Fund involves substantial risks, including the risk that the entire amount invested may be lost. The he Master Fund allocates its assets to Underlying Managers and invests in Underlying Funds that invest in and actively trade securities and other financial instruments using a variety of strategies and investment techniques that may involve significant risks. Various other types of risks are also associated with investments in the Fund and the Master Fund, including risks relating to the fund of funds structure of the Fund and the Master Fund and risks relating to the limited liquidity of the Units. Below is a list of principal risks of investing in the Fund and Master Fund. Different risks may be more significant at different times, depending on market conditions.

GENERAL RISKS

Limited Operating History. The Fund was organized on June 30, 2022 and has limited operating history. The Master Fund was organized on August 14, 2020 and registered with the SEC under the Investment Company Act on July 1, 2022. Accordingly, the Master Fund also has limited operating history as a registered investment company. The Investment Adviser has experience in managing investment funds that invest in unregistered investment companies or separate accounts whose investment advisers are hedge fund managers. In addition, the Investment Adviser may serve as investment manager for other pooled investment vehicles, including those registered with the SEC. Nonetheless, the Fund may not succeed in meeting its objective, and its NAV may decrease.

Lack of Operating History of Underlying Funds. Certain Underlying Funds may be newly formed entities that have no operating histories. In such cases, the Investment Adviser may evaluate the past investment performance of the applicable Underlying Managers or of their personnel. However, this past investment performance may not be indicative of the future results of an investment in an Underlying Fund. Although the Investment Adviser and its affiliates and their personnel have experience evaluating the performance of alternative asset managers and providing manager selection and asset allocation services to clients, the Fund’s investment programs should be evaluated on the basis that there can be no assurance that the Investment Adviser’s assessments of Underlying Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, the Fund may not achieve its investment objective and its NAV may decrease.

Closed-End Fund; Liquidity Limited to Periodic Repurchases of Units. Each of the Fund and the Master Fund have been organized as a non-diversified, closed-end management investment company and designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their Units on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Units for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Units. Units are considerably less liquid than Units of funds that trade on a stock exchange, or Units of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Units that an investor tenders due to the illiquidity of the Fund’s investments or if the Members request the Fund to repurchase more Units than the Fund is then offering to repurchase. There can be no assurance that the Fund will conduct repurchase offers in any particular period and Members may be unable to tender Units for repurchase for an indefinite period of time.

There will be a substantial period of time between the date as of which Members must submit a request to have their Units repurchased and the date they can expect to receive payment for their Units from the Fund. Members whose Units are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Units are valued for purposes of such repurchase. Members will have to decide whether to request that the Fund repurchase their Units without the benefit of having current information regarding the value of Units on a date proximate to the date on which Units are valued by the Fund for purposes of effecting such repurchases.

In considering whether to repurchase Units during periods of financial market stress, the Board may offer to repurchase Units at a discount to their prevailing NAV that appropriately reflects market conditions, subject to applicable law. Further, repurchases of Units, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “TENDER/REPURCHASE PROCEDURES.” An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund. Also, because Units are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

Non-Diversified Status. The Fund and the Master Fund are “non-diversified” management investment companies. Thus, the Fund and the Master Fund may invest a significant part of its investments in a smaller number of issuers than can a diversified fund. Consequently, if one or more securities are allocated a relatively large percentage of the assets of the Fund and the Master Fund, losses suffered by such securities could result in a higher reduction in the capital assets of the Fund and the Master Fund than if such capital had been more proportionately allocated among a larger number of securities. The Fund and the Master Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

Recent Market Circumstances. The spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Underlying Funds and the Master Fund hold, and may adversely affect the Fund’s, Underlying Funds’ and Master Fund’s investments and operations. The transmission of COVID-19 and efforts to contain its spread have resulted in, among other things, international and domestic travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions led, and for an unknown period of time will continue to lead, to instability in the marketplace, including stock and credit market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID- 19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The Fund, Master Fund and Investment Adviser have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund and the Master Fund, its portfolio and assets are protected. However, there can be no assurance that the Fund, the Master Fund, the Investment Adviser and service providers, or the Master Fund’s Underlying Funds, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Investment Adviser relies and could otherwise disrupt the ability of the Master Fund’s and Fund’s service providers to perform essential tasks.

To satisfy any repurchase requests during periods of extreme volatility, such as those associated with COVID-19, it is more likely the Master Fund will be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. In addition, any repurchase completed while the Fund has unrealized losses may cause the investors whose Units were repurchased to crystalize their losses even if such unrealized losses do not ultimately convert into realized losses. You should review this Memorandum and the SAI to understand the Fund’s discretion to implement temporary defensive measures.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Master Fund’s investments, the Master Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Master Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve (the “Fed”), have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates, such as those policy changes implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of efforts undertaken by the Fed to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. Although vaccines for COVID-19 have become widely available, the duration of the COVID-19 outbreak and its variants and its full impacts are also unknown and the pace of recovery may vary from market to market, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Master Fund may make investments.

In addition, Russia’s military interventions in Ukraine have led to, and may lead to additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of the Fund’s investments, even beyond any direct exposure the Master Fund may have to Russian issuers or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this Memorandum.

Interest rates in the United States and many other countries have risen in recent periods and may continue to rise in the future. Additionally, as a result of increasing interest rates, reserves held by banks and other financial institutions in bonds and other debt securities could face a significant decline in value relative to deposits and liabilities which, coupled with general economic headwinds resulting from a changing interest rate environment, creates liquidity pressures at such institutions, as evidenced by the bank run on the Silicon Valley Bank (SVB) Financial Group (“SVB”) causing it to be placed into receivership. As a result, certain sectors of the credit markets could experience significant declines in liquidity, and it is possible that the Fund will not be able to manage this risk effectively. It is yet to be determined how the bank run on SVB will fully impact the overall performance of the Master Fund or one or more of its portfolio investments and how similar events may affect the ability of the Master Fund to execute its investment strategy.

Investment in the Offshore Fund. The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered thereby. The Fund, as an investor in the Offshore Fund, will not have the protections offered to an investor in registered investment companies. The Fund will control the Offshore Fund.

Changes in United States and/or Cayman Islands Law. If there are changes in the laws of the United States and/or the Cayman Islands, under which the Fund and Offshore Fund, respectively, are organized, so as to result in the inability of the Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be substantial effect on the Members. For example, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the Fund would likely suffer decreased investment returns.

Borrowing; Use of Leverage. The Master Fund may leverage its investments with the Underlying Managers by “borrowing.” In addition, the strategies implemented by the Underlying Managers typically are leveraged. The use of leverage increases both risk and profit potential. The Investment Adviser may cause the Master Fund to use various methods to leverage investments, including (i) borrowing, (ii) swap agreements, options or other derivative instruments, or (iii) a combination of these methods. The Master Fund is subject to the Investment Company Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This means that at any given time the value of the Master Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits may not apply to the private Underlying Funds and, therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain private Underlying Funds.

Short Sales. A short sale involves the sale of a Financial Instrument that an Underlying Fund does not own in expectation of purchasing the same Financial Instrument (or a Financial Instrument exchangeable therefor) at a later date at a lower price. To make delivery to the buyer, the Underlying Fund often must borrow the Financial Instrument, and the Underlying Fund is obligated to return the Financial Instrument to the lender, which is accomplished by a later purchase of the Financial Instrument by such Underlying Fund. When an Underlying Fund makes a short sale of a Financial Instrument on a U.S. exchange, it must leave the proceeds thereof with a Broker and it must also deposit with a Broker an amount of cash or U.S. Government or other securities sufficient under current margin regulations to collateralize its obligation to replace the borrowed securities that have been sold. If short sales are effected on a foreign exchange, such transactions will be governed by local law of the jurisdiction in which such exchange is located. A short sale involves the risk of a theoretically unlimited increase in the market price of the Financial Instrument. The extent to which an Underlying Manager may engage in short sales depends upon its investment strategy and perception of market direction.

Limitations on Investment Opportunities. The business of identifying attractive investment opportunities and the right Underlying Managers is difficult and involves a high degree of judgment on the part of the Investment Adviser. Moreover, the historical performance of an Underlying Manager is not a guarantee or prediction of the future performance of an Underlying Fund managed by such Underlying Manager. The Master Fund will rely on the Underlying Managers to identify attractive investment opportunities for their respective Underlying Funds. The investment process of any Underlying Fund also involves a high degree of uncertainty. Even if an attractive investment opportunity is identified, there is no certainty that an Underlying Fund will be able to invest in such opportunity (or invest in such opportunity to the fullest extent desired). Accordingly, there can be no assurance that the Master Fund will be able, indirectly through the Underlying Funds, to identify and complete attractive investments in the future or that it will be able to fully invest its capital.

Substantial Repurchases. Substantial requests for the Master Fund to repurchase Units could require the Master Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Units. See “PRINCIPAL RISK FACTORS — CLOSED-END FUND; LIQUIDITY LIMITED TO PERIODIC REPURCHASES OF UNITS.”

High Portfolio Turnover. The Master Fund’s activities involve investment in the Underlying Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Underlying Funds may be significant, potentially involving negative tax implications and substantial brokerage commissions, and fees. The Master Fund will have no control over this turnover. It is anticipated that the Master Fund’s income and gains, if any, will be primarily derived from ordinary income. In addition, the withdrawal of the Master Fund from an Underlying Fund could involve expenses to the Master Fund under the terms of the Master Fund’s investment.

Industry Concentration Risk. Private Underlying Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries. Although the Master Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of Underlying Funds in which the Master Fund has invested will, in the aggregate, be invested in a single industry or group of related industries constituting 25% or more of the value of their combined total assets. However, because these circumstances may arise, the Master Fund is subject to greater investment risk to the extent that a significant portion of its assets may at times be invested, through investments the Master Fund makes in the Underlying Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Private Underlying Funds are not generally required to provide current information regarding their investments to their investors, but the Master Fund will consider the investments of such private Underlying Funds to the extent that it has such information. Thus, the Master Fund and the Investment Adviser may not be able to determine at any given time whether or the extent to which Underlying Funds, in the aggregate, have invested 25% or more of their combined assets in any particular industry.

Trading on Exchanges in Multiple Jurisdictions. The Underlying Funds may engage in trading on exchanges in various jurisdictions. Trading on exchanges in certain jurisdictions may involve certain risks not applicable to trading on exchanges in other jurisdictions. For example, some exchanges are “principals markets” in which performance is the responsibility only of the individual member with whom the trader has entered into a trade and not of an exchange or clearing organization. Trading on certain exchanges may involve the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums and investment controls, or political or diplomatic events that might adversely affect an Underlying Fund’s trading activities. Trading in various countries is also subject to the risk of changes in the exchange rate between the base currency of a particular Underlying Fund and the currencies in which Financial Instruments traded on such exchanges are settled. Some futures exchanges require margin for open positions to be converted to the “home currency” of the contract. Additionally, some brokerage firms have imposed this requirement for all futures markets traded, whether or not it is required by a particular exchange. Whenever margin is held in a currency other than its base currency, the applicable Underlying Fund is exposed to potential gains or losses if exchange rates fluctuate.

Counterparty Risk. Many of the markets in which the Underlying Funds effect their transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent an Underlying Fund invests in swaps, derivative or synthetic instruments, or other over the counter transactions, on these markets, the Underlying Fund (and therefore the Master Fund) is assuming a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes an Underlying Fund (and therefore the Master Fund) to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Underlying Fund (and therefore the Master Fund) to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where an Underlying Fund has concentrated its transactions with a single or small group of counterparties. Underlying Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. However, the Investment Adviser, with the intent to diversify, intend to attempt to monitor counterparty credit exposure of Underlying Funds. The ability of Underlying Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Master Fund.

Underlying Funds Risk. Investments in certain Underlying Funds are subject to legal or contractual restrictions on their resale. Certain private Underlying Funds may not permit voluntary withdrawals or redemptions. To the extent that a private Underlying Fund permits voluntary withdrawals or redemptions, if the Master Fund requests a complete or partial withdrawal of its interest in such private Underlying Fund, the Underlying Manager of such private Underlying Fund generally may, in its discretion or at the election of the Master Fund, (i) not satisfy the Master Fund’s withdrawal request with respect to the portion of such investment’s assets represented by illiquid investments until the disposition of those illiquid investments, (ii) satisfy the Master Fund’s withdrawal request with an in-kind distribution of illiquid investments (either directly or through an in-kind distribution of interests in a special purpose vehicle or other investment vehicle (collectively, “SPVs”) established to hold such illiquid investments), or (iii) in some cases, satisfy the withdrawal amount by valuing illiquid investments at the lower of cost or market or otherwise in the sole discretion of the applicable Underlying Manager. If the Master Fund receives distributions in-kind from an investment, the Master Fund may incur additional costs and risks to dispose of such assets. In addition, certain private Underlying Funds may require maintenance of investment minimums and/or have holding periods and/or other withdrawal provisions more restrictive than those of the Master Fund. These may include, but are not limited to, lock- ups, “side pockets,” withdrawal “gates” and fees, suspensions and delays of withdrawals and other similar limitations. See “SPECIAL RISKS OF FUND OF FUNDS STRUCTURE — LIQUIDITY CONSTRAINTS OF UNDERLYING FUNDS.”

Valuation Risk. Unlike publicly traded common stock, which trades on national exchanges, there is no central place or exchange for units or interests in some of the Master Fund’s investments, generally including private Underlying Funds, to trade. Similarly, investments held by an Underlying Fund may also not be traded on an exchange or central marketplace. Due to the lack of centralized information and trading, the valuation of such investments may carry more risk than that of common stock. Uncertainties in the conditions of the financial and other markets, incomplete or unreliable reference data, human error, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Master Fund or the Underlying Funds in which the Master Fund invests. As a result, the Master Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Master Fund or an Underlying Fund is less than the value of such instruments carried on such fund’s books.

The Master Fund may value its direct investments and Underlying Funds at fair value. In addition, the portfolio investments of the Underlying Funds in which the Master Fund invests may be valued at fair value in accordance with the valuation policies and procedures applicable to such Underlying Funds. In general, fair value represents a good faith approximation of the current value of an asset. Members should recognize that fair value pricing involve various judgments and consideration of factors that may be subjective and inexact. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets (including securities and assets held by the Underlying Funds), or that fair value pricing will reflect a price that the Master Fund or an Underlying Fund is able to obtain upon sale. It is also possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, an Underlying Fund’s NAV could be adversely affected if the Underlying Fund’s determinations regarding the fair value of the Underlying Fund’s investments were materially higher than the values that the Underlying Fund ultimately realizes upon the disposal of such investments. In addition, valuation for illiquid assets may require more research than for more liquid investments and elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.

There may not exist readily available market quotations for certain investments of the Master Fund and/or the Underlying Funds in which the Master Fund invests. The most relevant information may often be provided by the issuer of such investments, which information could be extremely limited and outdated, and it may be difficult or impossible to confirm or review the accuracy of such information. Further, the issuer of such investments may face a conflict of interest in providing information or valuations to the Master Fund or an Underlying Fund.

The Master Fund’s NAV is a critical component in several operational matters including computation of advisory and services fees and determination of the price at which the Units will be offered and at which the Units will be repurchased. Consequently, variance in the valuation of the Master Fund’s investments or in the valuation of the NAV of the Underlying Funds in which the Master Fund invests will impact, positively or negatively, the fees and expenses Members will pay, the price a Member will receive in connection with a repurchase offer and the number of Units an investor will receive upon investing in the Master Fund. The Master Fund may need to liquidate certain investments, including illiquid investments, in order to repurchase Units in connection with a repurchase offer. A subsequent decrease in the valuation of the Master Fund’s investments after a repurchase offer could potentially disadvantage remaining Members to the benefit of Members whose Units were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Master Fund’s investments could potentially disadvantage Members whose Units were accepted for repurchase to the benefit of remaining Members. Similarly, a subsequent decrease in the valuation of the Master Fund’s investments after a subscription could potentially disadvantage subscribing Members to the benefit of pre-existing Members, and a subsequent increase in the valuation of the Master Fund’s investments after a subscription could potentially disadvantage pre-existing Members to the benefit of subscribing Members. See “SPECIAL RISKS OF FUND OF FUNDS STRUCTURE — LIQUIDITY CONSTRAINTS OF UNDERLYING FUNDS.”

Valuation of the Master Fund’s Units in Underlying Funds. The valuation of the Master Fund’s investments in Underlying Funds is ordinarily determined based upon valuations provided by the Underlying Managers of such Underlying Funds, which valuations are generally not audited. A majority of the securities in which the Underlying Funds invest will not have a readily ascertainable market price and will be valued by the Underlying Managers. In this regard, an Underlying Manager may face a conflict of interest in valuing the securities, as their value may affect the Underlying Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Underlying Fund, the accuracy of the valuations provided by the Underlying Funds, that the Underlying Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Underlying Funds’ policies and procedures and systems will not change without notice to the Master Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. Pursuant to Rule 2a-5 under the Investment Company Act, the Board and Master Fund Board have designated the Investment Adviser as the valuation designee (“Valuation Designee”) for the Fund and Master Fund, respectively, to perform in good faith the fair value determination relating to all Fund and Master Fund investments, under the oversight of the Board and Master Fund Board. The Investment Adviser carries out its designated responsibilities as Valuation Designee through its Valuation Committee (the “Valuation Committee”). The members of the Valuation Committee may face conflicts of interest in overseeing the valuation of the Fund’s and the Master Fund’s investments, as the value of the Fund’s and the Master Fund’s investments will affect the Adviser’s compensation. Moreover, neither the Valuation Committee nor the Investment Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Underlying Managers.

An Underlying Manager’s information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Master Fund may not uncover errors for a significant period of time. Even if the Investment Adviser elects to cause the Master Fund to sell its interests in such a Underlying Fund, the Master Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Underlying Manager’s valuations of such interests could remain subject to such fraud or error, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Members should be aware that situations involving uncertainties as to the valuations by Underlying Managers could have a material adverse effect on the Master Fund and the Fund if the Underlying Manager’s, the Adviser’s or the Master Fund’s judgments regarding valuations should prove incorrect. Prospective investors who are unwilling to assume such risks should not make an investment in the Fund.

Multiple Levels of Fees and Expenses. Although in many cases investor access to the Underlying Funds may be limited or unavailable, an investor who meets the conditions imposed by an Underlying Fund may be able to invest directly with the Underlying Fund. By investing in Underlying Funds indirectly through the Fund, the Offshore Fund, and the Master Fund, the investor bears asset-based and performance- based fees charged by the Fund and/or the Master Fund, in addition to any asset-based fees and performance- based fees and allocations at the Underlying Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things, offering expenses, operating costs, sales charges, brokerage transaction expenses, management fees, servicing fees, administrative and custody fees, and tender offer expenses) and, indirectly, similar expenses of the Offshore Fund, the Master Fund and the Underlying Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in an Underlying Fund directly or in a closed-end fund which did not invest through Underlying Funds.

Private Underlying Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Underlying Funds and the Master Fund and the Fund generally. Accordingly, an Underlying Manager to a private Underlying Fund with positive performance may receive performance-based compensation from the private Underlying Fund, and thus indirectly from the Fund and its Members, even if the overall performance of the Master Fund and the Fund is negative. Generally, asset-based fees payable to Underlying Managers of the private Underlying Funds will range from 0% to 2.5% (annualized) of the commitment amount of the Master Fund’s investment, and performance-based fees or allocations are typically 10% to 25%, although it is possible that such amounts may be exceeded for certain Underlying Managers. The performance-based compensation received by an Underlying Manager also may create an incentive for that Underlying Manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to Vote. To the extent that the Master Fund owns less than 5% of the voting securities of each Underlying Fund, it may be able to avoid that any such Underlying Fund is deemed an “affiliated person” of the Master Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Underlying Funds, both by the Master Fund and other clients of the Investment Adviser). To limit its voting interest in certain private Underlying Funds, the Master Fund may enter into contractual arrangements under which the Master Fund irrevocably waives its rights (if any) to vote its interests in a private Underlying Fund. These voting waiver arrangements may increase the ability of the Master Fund and other clients of the Investment Adviser to invest in certain private Underlying Funds. However, to the extent the Master Fund contractually forgoes the right to vote the securities of a private Underlying Fund, the Master Fund will not be able to vote on matters that require the approval of such private Underlying Fund’s investors, including matters which may be adverse to the Master Fund’s and the Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where the Master Fund owns less than 5% of the voting securities of an Underlying Fund. If the Master Fund is considered to be affiliated with an Underlying Fund, transactions between the Master Fund and such Underlying Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Master Fund has entered into a voting waiver arrangement.

SPECIAL RISKS OF FUND OF FUNDS STRUCTURE

No Registration. Private Underlying Funds are not registered as investment companies under the Investment Company Act. Accordingly, the provisions of the Investment Company Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, are not applicable to an investment in the private Underlying Funds. In addition, private Underlying Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Adviser to monitor whether holdings of the private Underlying Funds cause the Master Fund to be above specified levels of ownership in certain investment strategies. Although the Master Fund expects to receive information from each Underlying Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. An Underlying Manager may use proprietary investment strategies that are not fully disclosed to its investors and may involve risks under some market conditions that are not anticipated by the Master Fund. In addition, while many Underlying Managers will register with the SEC and state agencies as a result of developments in certain laws, rules and regulations, some Underlying Managers may still be exempt from registration. In such cases, these Underlying Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers. Similarly, while many Underlying Managers will register as commodity pool operators under the Commodity Exchange Act, other Underlying Managers will be exempt from registration and will not be subject to various disclosure requirements and rules that would apply to registered commodity pool operators.

Other Investment Companies. The Master Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Master Fund’s investment objectives and permissible under the Investment Company Act. Under one provision of the Investment Company Act, the Master Fund may not acquire the securities of other investment companies if, as a result, (i) more than 10% of the Master Fund’s total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one investment company being held by the Master Fund or (iii) more than 5% of the Master Fund’s total assets would be invested in any one investment company. In some instances, the Master Fund may invest in an investment company in excess of these limits. For example, the Master Fund may invest in other registered investment companies, such as closed-end funds and ETFs, in excess of the statutory limits imposed by the Investment Company Act in reliance on Rule 12d1-4 under the Investment Company Act. These investments would be subject to the applicable conditions of Rule 12d1-4, which in part would affect or otherwise impose certain limits on the investments and operations of the underlying fund. Accordingly, if the Master Fund serves as an “underlying fund” to another investment company, the Master Fund’s ability to invest in other investment companies, private funds and other investment vehicles may be limited and, under these circumstances, the Master Fund’s investments in other investment companies, private funds and other investment vehicles will be consistent with applicable law and/or exemptive relief obtained from the SEC.

Closed-End Funds. The Master Fund may invest in Underlying Funds that are closed-end investment companies registered under the Investment Company Act. The shares of many closed-end funds, after their initial public offering, frequently trade at a price-per-share that is less than the NAV per share, the difference representing the “market discount” of such shares. A relative lack of secondary market purchasers for closed-end fund shares also may contribute to such shares trading at a discount to their NAV.

Multiple Levels of Fees and Expenses. Although in many cases investor access to the Underlying Funds may be limited or unavailable, an investor who meets the conditions imposed by an Underlying Fund may be able to invest directly with the Underlying Fund. By investing in Underlying Funds indirectly through the Fund, the investor bears asset-based fees and performance- based fees and allocations. Moreover, investors in the Fund bear a proportionate share of the fees and expenses of the Master Fund (including organizational and offering expenses not paid by the Investment Adviser, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Underlying Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in an Underlying Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Private Underlying Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Underlying Funds and the Fund generally. Accordingly, an Underlying Manager to a private Underlying Fund with positive performance may receive performance-based compensation from the private Underlying Fund, and thus indirectly from the Fund and its Members, even if the Fund’s overall performance is negative. Generally, fees payable to Underlying Managers of the private Underlying Funds will range from 0% to 2.5% per annum of the average NAV of the Fund’s investment. In addition, certain Underlying Managers charge an incentive allocation or fee generally ranging from 10% to 25% of a private Underlying Fund’s net profits, although it is possible that such ranges may be exceeded for certain Underlying Managers. The performance-based compensation received by an Underlying Manager also may create an incentive for that Underlying Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Underlying Manager without independent oversight.

Underlying Managers Invest Independently. The Underlying Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Underlying Funds do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. Furthermore, it is possible that from time to time, various Underlying Funds selected by the Investment Adviser may be competing with each other for the same positions in one or more markets. In any such situations, the Master Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

Liquidity Constraints of Underlying Funds. Since the Master Fund may make additional investments in or affect withdrawals from an Illiquid Underlying Fund only at certain times pursuant to limitations set forth in the governing documents of the Underlying Fund, the Master Fund from time to time may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might wish to invest and may have to borrow money to repurchase Units. The redemption or withdrawal provisions regarding the Underlying Funds vary from fund to fund. Therefore, the Master Fund may not be able to withdraw its investment in an Underlying Fund promptly after it has made a decision to do so. Some Underlying Funds may impose early redemption fees while others may not. This may adversely affect the Master Fund’s investment return or increase the Master Fund’s expenses and limit the Master Fund’s ability to make offers to repurchase Units from Members.

Underlying Funds may be permitted to redeem their interests in-kind. Thus, upon the Master Fund’s withdrawal of all or a portion of its interest in an Underlying Fund, it may receive securities that are illiquid or difficult to value. See “CALCULATION OF NET ASSET VALUE.” In these circumstances, the Investment Adviser does not intend to distribute securities to Members and therefore would seek to dispose of these securities in a manner that is in the best interests of the Master Fund.

Limitations on the Master Fund’s ability to withdraw its assets from Underlying Funds may, as a result, limit the Master Fund’s ability to repurchase Units. For example, private Underlying Funds may impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Master Fund’s investment. After expiration of the lock-up period, withdrawals may be permitted only on a limited basis, such as semi-annually or annually. Because the primary source of funds to repurchase Units will be withdrawals from Underlying Funds, the application of these lock-ups and other withdrawal limitations, such as gates or suspension provisions, will significantly limit the Fund’s ability to tender its Units for repurchase.

Valuation of Private Underlying Funds. Although the Investment Adviser reviews the valuation procedures used by all Underlying Managers to private Underlying Funds, neither the Investment Adviser nor the Administrator can confirm or review the accuracy of valuations provided by private Underlying Funds or their administrators. An Underlying Manager may face a conflict of interest in valuing such securities since their values will affect the Underlying Manager’s compensation.

If an Underlying Manager’s valuations are consistently delayed or inaccurate, the Investment Adviser generally will consider whether the private Underlying Fund continues to be an appropriate investment for the Master Fund. The Master Fund may be unable to sell interests in such a private Underlying Fund quickly and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Underlying Manager’s valuations, and the Investment Adviser may determine to discount the value of the interests or value them at zero, if deemed to be the fair value of such holding. Revisions to the Master Fund’s gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the annual audits of private Underlying Funds are completed.

Indemnification of Private Underlying Funds. The Underlying Managers of private Underlying Funds often have broad indemnification rights and limitations on liability. The Master Fund may also agree to indemnify certain of the private Underlying Funds and, subject to certain limitations imposed by the Investment Company Act and the Securities Act, their Underlying Managers from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the shares of the private Underlying Funds.

Investments in Non-Voting Securities. In order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Master Fund intends to own less than 5% of the voting securities of each Underlying Fund. This limitation on owning voting securities is intended to ensure that an Underlying Fund is not deemed an “affiliated person” of the Master Fund for purposes of the Investment Company Act, which may, among other things, potentially impose limits on transactions with the Underlying Funds, both by the Master Fund and other clients of the Investment Adviser. To limit its voting interest in certain private Underlying Funds, the Master Fund may enter into contractual arrangements under which the Master Fund irrevocably waives its rights (if any) to vote its interests in a private Underlying Fund. Other accounts managed by the Investment Adviser may also waive their voting rights in a particular private Underlying Fund (for example, to facilitate investment in small Underlying Funds determined to be attractive by the Investment Adviser). Subject to the oversight of the Board, the Investment Adviser will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Master Fund and its other clients in the particular private Underlying Fund. Rights may not be waived or contractually limited for a private Underlying Fund that does not provide an ongoing ability for follow-on investment, such as a private Underlying Fund having a single initial funding, closing or commitment, after which no new investment typically would occur. These voting waiver arrangements may increase the ability of the Master Fund and other clients of the Investment Adviser to invest in certain private Underlying Funds. However, to the extent the Master Fund contractually forgoes the right to vote the securities of a private Underlying Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the private Underlying Fund, including matters adverse to the Master Fund’s interests.

Although the Master Fund may hold non-voting interests, the Investment Company Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Underlying Fund in accordance with applicable regulatory requirements, as may be determined by the Master Fund in consultation with counsel. These restrictions could change from time to time as applicable rules or interpretations thereof are modified. There are also other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in some situations where the Master Fund owns less than 5% of the voting securities of an Underlying Fund. In these circumstances, transactions between the Master Fund and an Underlying Fund may, among other things, potentially be subject to the prohibitions relating to affiliates of Section 17 of the Investment Company Act notwithstanding that the Master Fund has entered into a voting waiver arrangement.

Control Over Underlying Managers. The Master Fund will invest in Underlying Funds that it believes will generally, and in the aggregate, be managed in a manner consistent with the Master Fund’s investment objective and strategy. The Investment Adviser will not have any control over the Underlying Managers, thus there can be no assurances that an Underlying Manager will manage its Underlying Funds in a manner consistent with the Fund’s or Master Fund’s investment objective.

SPECIFIC INVESTMENT RISKS

Equity Securities. The Underlying Funds will trade equity securities. Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally entitle holders to an interest in the assets of the issuer, if any, remaining after all more senior claims to such assets have been satisfied. Holders of common stock generally are entitled to dividends only if and to the extent declared by the governing body of the issuer out of income or other assets available after making interest, dividend and any other required payments on more senior securities of the issuer. The value of equity securities may fluctuate in response to specific situations for each company, industry market conditions and general economic environments. The Underlying Funds may acquire long and short positions in listed and unlisted common equities, preferred equities and convertible securities of issuers domiciled in developed or in emerging countries. The Underlying Funds may invest in equity securities regardless of market capitalization, including micro- and small-cap companies. The securities of smaller companies may involve more risk and their prices may be subject to more volatility. The Underlying Funds may also invest in distressed equity securities, which are generally considered to be riskier, speculative and relatively illiquid.

Private Placements. Certain private investments in which the Underlying Funds may invest may offer the opportunity for significant gains, but also involve a high degree of risk, including the complete loss of capital. Among these risks are the general risks associated with investing in companies operating at a loss or with substantial variations in operating results from period to period and investing in companies with the need for substantial additional capital to support expansion or to achieve or maintain a competitive position. Such companies may face intense competition, including competition from companies with greater financial resources, more expansive development, manufacturing, marketing and service capabilities, and a greater number of qualified managerial and technical personnel. The Underlying Funds may invest in the form of equity or “equity linked” securities. As a result, the rights or claims of the Underlying Funds may be subordinate to those of other parties, including debt or senior equity holders, in the event of the failure of any company in which the Underlying Funds invest. The companies in which the Underlying Funds invest may be thinly traded and undercapitalized and therefore may be more sensitive to adverse business or financial developments. In the event that a company in which the Underlying Funds invest is unable to generate sufficient cash flow or raise additional equity capital to meet its projected cash needs, the value of the Underlying Funds’ investment in such company could be significantly reduced or even lost entirely. Business risks may be more significant in smaller or development- stage companies in which the Underlying Funds invest, including intense competition, changing business and economic conditions or other developments that may adversely affect their performance. Profits of the Underlying Funds, if any, may be derived from a relatively small number of their investments in private placements. The goal of making investments in companies that will provide superior investment returns will be difficult to achieve. There is no guarantee that the Underlying Funds will be able to invest their capital on attractive terms or that returns on such investments will exceed returns on alternative investments available to prospective investors in the Fund. The ability of the Underlying Funds to liquidate their positions and generate profits from their investments in private placements may also be adversely affected by a failure of the companies in which they invest to comply with registration, conversion, exchange or other obligations under the agreements pursuant to which such securities have been sold to the Underlying Funds.

PIPE Transactions. The Underlying Funds’ portfolios may include restricted securities purchased directly from an issuer in a private placement (i.e., in a PIPE Transaction). Such securities may consist of shares of common stock, convertible notes, warrants and/or other securities convertible into, or exercisable for, shares of common stock. PIPE Transactions present various risks, including the following:

(i)	Lack of Liquidity / Restricted Securities: In the case of restricted securities other than shares of common stock, there may never be any market for such securities, and in the case of restricted shares of common stock, there is likely to be no market for such shares unless and until the shares are registered for resale (as discussed below) or they become eligible for public resale pursuant to Rule 144 after a holding period (six (6) months as of the date of this Memorandum), and subject in certain cases to other requirements and limitations imposed by such Rule). One of these requirements is “current public information” (i.e., the issuer has filed its quarterly and annual reports). For resales by non-affiliates, this requirement is no longer applicable after the expiration of a one-year holding period, except that this requirement remains in effect if the issuer was a “shell company.” Accordingly, Rule 144 will not be available for any resales of securities of a former “shell company” if the company is not current in the filing of its periodic reports.

Even if registered or publicly resalable under Rule 144, such securities may be thinly-traded, making sales of such securities at desired prices or in desired quantities (or hedging of the risk associated with holding such securities) difficult or impossible, and even after registration, there may be periods in which the registration statement is unavailable or insufficient for the desired sales. Private (as opposed to public) resales of restricted securities, if possible, may be at substantial discounts to the prices at which such securities trade in the public markets (to the extent such markets exist), and it may be extremely difficult at times to value any such securities accurately. In this regard, the Underlying Funds investing in PIPE Transactions may determine to pay withdrawal proceeds partly or completely through in-kind distributions of securities.

Typically, an investor (such as the Underlying Funds) in a PIPE Transaction requires that the issuer agree to register for resale from time to time by the investor the shares of common stock received (or underlying the convertible securities and/or warrants received) in the transaction. Such shelf registration is dependent on the issuer’s compliance with such obligations (See “— CONTRACTUAL RISK” below). As indicated above, the liquidity afforded by resale “shelf” registration is often important to the investor’s ability to realize the value of its investment. The SEC has taken the position (through the registration statement comment process and in public statements) that investors (such as the Underlying Funds) in certain PIPE offerings (particularly where the securities have a conversion or exercise price that floats with, or is subject to reset based upon, changes in the issuer’s stock price and where the issuer has a “public float” of its common equity of at least $75 million) may be deemed “underwriters” of offerings by the issuer and that, accordingly, the resale registration statements are for primary, rather than secondary, offerings. In such cases, to avoid such characterization, the issuer may only be able to register a portion of the shares held by (or underlying the convertible securities and/or warrants held by) the investor (possibly with the ability to register additional shares at a later date), and in any event, the registration process may be delayed. The potential lack of liquidity for the investor could reduce the value of the investment.

(ii)	Contractual Risk: In addition to general contractual obligations related to a particular security (e.g., in the case of a debt security, the obligation of the issuer to pay interest and repay principal with respect to such debt security), PIPEs investments generally involve contractual obligations by the issuer of such securities requiring the issuer to take certain actions, such as registering securities for resale and, in the case of convertible securities or warrants, issuing the underlying securities upon conversion of the convertible securities or exercise of the warrants. In order for the applicable Underlying Funds’ investment strategies to be effective, the issuer of such securities must abide by its contractual obligations. If an issuer fails to meet its contractual obligations, the Underlying Funds may be unable to dispose of the securities at their market prices, if at all, or may experience substantial delays in doing so, and thus the Underlying Funds (and, indirectly, the Master Fund) may not be able to realize the anticipated profit with respect to such investment for a substantial period of time, if ever. Additionally, the Underlying Funds investing in PIPE Transactions may become involved in costly litigation to enforce its rights under its contractual obligations with issuers.

(iii)	Regulatory Framework: When an Underlying Fund is provided with information regarding a proposed PIPE Transaction prior to its public announcement, the Underlying Fund will likely be in possession of material nonpublic information regarding the issuer of the securities that it has agreed to keep confidential. In most cases, trading on the basis of such information, including short selling, will be a violation of the insider trading laws. Accordingly, at least for a period of time, the applicable Underlying Fund may be unable to engage in any trading activities with respect to the issuer of such proposed PIPE, even if the Underlying Fund does not elect to participate in the PIPE Transaction and even if the Underlying Fund already holds a position in securities of such issuer.

The issuer in a PIPE Transaction typically relies on the “private placement” exemption under Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D thereunder. In order to qualify for this exemption, an issuer will require each PIPE investor to represent that it is purchasing the securities with investment intent and not with a view to distribution. Short selling and other hedging activities, before and possibly even after the pricing and/or public announcement of a PIPE Transaction, may raise questions about the investment intent of the investor and, accordingly, the veracity of its investment representation. Absence of investment intent may cause the investor to be deemed a statutory underwriter with respect to the securities of the issuer in the PIPE Transaction, creating liability risks and potentially causing the issuer’s short selling or other hedging activities to constitute violations of the registration requirements imposed by the securities laws. Whether particular short selling or other hedging activities in fact impair investment intent may depend upon the timing and magnitude of these activities, but the SEC has given little guidance in this area. Additionally, shares underlying a short sale are deemed to be sold at the time of such short sale. The SEC has taken the position that a PIPEs investor that sells short prior to the effectiveness of the registration statement registering the shares issued in the PIPE cannot cover those short sales with the subsequently registered shares (i.e., covering with the PIPE registered shares would be a violation of Section 5 of the 1933 Act) or engage in certain transactions which have an equivalent effect. As a result of the applicable securities regulations and the SEC’s interpretations thereof, an Underlying Fund may be limited in its ability to hedge the risks associated with PIPE investments or in other securities held by the Underlying Fund of an issuer in which the Underlying Fund is making a PIPE investment (assuming that, but for such regulations and interpretations, such hedging would be possible).

(iv)	Risk of PIPEs Investigation: In recent years, the SEC and other authorities have conducted a number of investigations into short selling and other trading activities of placement agents and hedge fund managers in connection with PIPE Transactions, focusing on activities that may violate the insider trading and stock manipulation laws. These investigations have led in several cases to enforcement actions and, in a few cases, to criminal charges being brought against entities and persons involved in PIPE Transactions. These investigations and actions, together with the SEC’s focus on PIPE registration issues (as discussed above), indicate that certain PIPE Transactions and related activities are a concern for the SEC. The SEC may target individuals and entities involved in PIPE Transactions for investigation in the future. If an Underlying Fund were the subject of any such investigation, it could be required to devote substantial resources to responding to the authorities and any such investigation could adversely affect the flow of PIPE investment opportunities to such Underlying Fund. In addition, if any placement agent that originates PIPEs in which an Underlying Fund invests were to be the subject of such an investigation, such entity’s business may be impeded during the duration of the investigation, which could limit the supply of PIPEs available to the Underlying Fund.

(v)	Foreign Regulation: The Underlying Funds may engage in PIPEs transactions that involve companies located outside of the United States. Such transactions may not be regulated by the SEC and may be subject to different regulatory frameworks and more risks than PIPEs transactions involving companies located in the United States, such as the risks of expropriation, burdensome taxation, moratoria or political or diplomatic events. In addition, there may be risks associated with reduced or less reliable information about non-U.S. issuers and markets, less stringent accounting standards and/or illiquidity of securities or markets.

Small- to Micro-Cap Stocks. The Underlying Funds may invest in small- to micro-cap companies. While smaller companies generally have potential for rapid growth, they often involve higher risks because they lack the management experience, financial resources, product diversification and competitive strength of larger corporations. In addition, the Underlying Funds may be unable to sell certain small- or micro-cap stocks at an advantageous time or price. In many instances, the frequency and volume of their trading is substantially less than is typical of larger companies. As a result, the securities of smaller companies may be subject to wider price fluctuations. Also, due to thin trading in some of these stocks, an investment in these stocks may be considered less liquid than an investment in many larger-capitalization stocks, making purchases or sales at desired prices or in desired quantities more difficult. When making large sales, the Underlying Funds may have to sell portfolio holdings at discounts from quoted prices or may have to make a series of small sales over an extended period of time due to the trading volume of the securities of smaller companies. Accordingly, such stocks may be required to be held for a lengthy period of time and often require more time to sell and result in higher selling expenses than does the sale of securities for which there is an active market.

Foreign Investing Risk

Foreign investments by the Master Fund and the Underlying Funds may be subject to economic, political, regulatory and social risks, which may affect the liquidity of such investments. Foreign ownership of certain investments may be restricted, requiring the Underlying Funds to share the applicable investment with local third party shareholders or investors, and there may be significant local land use and permit restrictions, local taxes and other transaction costs which adversely affect the returns sought by the Master Fund. These investments may be subject to additional risks relating to adverse political developments (including nationalization, confiscation without fair compensation, civil disturbances, unrest or war) and regulatory risks, which may affect the liquidity of such investments. Further, foreign governments may impose restrictions to prevent capital flight which may, for example, involve punitive taxation (including high withholding taxes) on certain securities, transfers or asset sales or the imposition of exchange controls, making it difficult or impossible to exchange or repatriate the applicable currencies. Foreign investments also are subject to additional risks such as:

●	unfavorable changes in currency rates and exchange control regulations;

●	reduced availability of information regarding foreign companies;

●	different accounting, auditing and financial standards and possibly less stringent reporting standards and requirements;

●	reduced liquidity and greater volatility;

●	difficulty in obtaining or enforcing a judgment;

●	increased brokerage commissions and custody fees; and

●	increased potential for corrupt business practices in certain foreign countries.

As a result of potential hurdles facing foreign parties in enforcing legal rights in certain jurisdictions, there can be no certainty that rights to investments in non-U.S. jurisdictions will be successfully upheld in the courts of such jurisdiction. Certain Underlying Funds that invest in foreign jurisdictions may have difficulty in successfully pursuing claims in the courts of such jurisdictions to enforce the Master Fund’s rights as an investor therein, as compared to the courts of the United States. To the extent that a judgment is obtained, but enforcement thereof must be sought in the courts of another jurisdiction, there can be no assurance that such courts will enforce such judgment. Further, due to unpredictable political climates in certain jurisdictions and shifting relationships between the U.S. and various jurisdictions, the ability of certain Underlying Funds to liquidate collateral held in non-U.S. jurisdictions may become difficult.

The Master Fund does not intend to obtain political risk insurance. Accordingly, actions of foreign governments could have a significant effect on economic actions in their respective countries, which could affect private sector real asset and real asset-related companies and the prices and yields of investments. Exchange control regulations, expropriation, confiscatory taxation, nationalization, political, economic or social instability or other economic or political developments in such countries could adversely affect the assets of the Master Fund.

Political changes or a deterioration of a foreign nation’s domestic economy or balance of trade may indirectly affect the Master Fund’s investment in a particular real asset or in that nation. Moreover, the investments could be adversely affected by changes in the general economic climate or the economic factors affecting certain investments or related industries, changes in tax law or specific developments within such industries or interest rate movements. While the Investment Adviser intends to manage foreign investments in a manner that it believes will minimize the Master Fund’s exposure to such risks, there can be no assurance that adverse political or economic changes will not cause the Master Fund to suffer losses.

The Master Fund and Underlying Funds may invest directly or indirectly from time to time in European companies and assets, including investments located in the United Kingdom (“UK”). In June 2016, the UK approved a referendum to leave the European Union (“EU”). The withdrawal, known colloquially as “Brexit”, was agreed to and ratified by the UK Parliament, and the UK left the EU on January 31, 2020. The UK began a transition period in which to negotiate a new trading relationship for goods and services that ended on December 31, 2020. On January 1, 2021, the UK left the EU Single Market and Customs Union, as well as all EU policies and international agreements. On December 24, 2020, the UK and EU agreed to a trade deal with no tariffs or quotas on products, regulatory and customs cooperation mechanisms as well as provisions ensuring a level playing field for open and fair competition. In March 2021, the UK and EU put in place a regulatory dialogue on financial systems based on a separate memorandum of understanding. Since the referendum, there have been periods of significant volatility in the global stock markets and currency exchange rates, as well as challenging market conditions in the UK. At this time, the impact that the trade deal and any future agreements on services, particularly financial services, will have on the Master Fund and Underlying Funds cannot be predicted, and it is possible that the new terms may adversely affect the Fund.

In addition to the risks associated with foreign investments generally, such investments in particular regions or countries with emerging markets may face those risks to a greater degree and may face additional risks. See “EMERGING MARKETS RISK.”

Emerging Markets Risk.

Investing in emerging market countries, as compared to foreign developed markets, involves substantial additional risk due to more limited information about the issuer and/or the security (including limited financial and accounting information); higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets; the possibility of currency blockages or transfer restrictions; an emerging market country’s dependence on revenue from particular commodities or international aid; and the risk of expropriation, nationalization or other adverse political or economic developments.

Emerging market countries may lack the social, political and economic stability and characteristics of more developed countries, and their political and economic structures may undergo unpredictable, significant and rapid changes from time to time, any of which could adversely impact the value of investments in emerging markets as well as the availability of additional investments in such markets. Some of these countries have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. The securities markets of emerging market countries may be substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States and other developed nations, and the Master Fund may be required to establish special custodial or other arrangements before transacting in securities traded in emerging markets. The limited size of these securities markets and the limited trading volume of securities issued by emerging market issuers could cause prices to be erratic and investments in emerging markets can become illiquid. As a result of the foregoing risks, it may be difficult to assess the value or prospects of an investment in such securities.

In addition, emerging market countries’ exchanges and broker-dealers may generally be subject to less regulation than their counterparts in developed countries. Brokerage commissions and dealer mark-ups, custodial expenses and other transaction costs are generally higher in emerging market countries than in developed countries. As a result, funds that invest in emerging market countries may have operating expenses that are higher than funds investing in other securities markets. Emerging market countries also may have different clearance and settlement procedures than in the U.S., including significantly longer settlement cycles for purchases and sales of securities, and in certain markets there may be times when settlements fail to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some emerging market countries, which may result in the Master Fund incurring additional costs and delays in transporting and custodying such securities outside such countries. Delays in settlement or other problems could result in periods when the Master Fund’s assets are uninvested and no return is earned thereon. The Master Fund’s inability to make intended security purchases due to settlement problems or the risk of intermediary counterparty failures could cause the Master Fund to miss attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the Master Fund due to subsequent declines in the value of such portfolio security or, if the Master Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

The currencies of certain emerging market countries have experienced devaluations relative to the U.S. dollar, and future devaluations may adversely affect the value of assets denominated in such currencies. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation or deflation for many years, and future inflation may adversely affect the economies and securities markets of such countries. When debt and similar obligations issued by foreign issuers are denominated in a currency (e.g., the U.S. dollar or the Euro) other than the local currency of the issuer, the subsequent strengthening of the non-local currency against the local currency will generally increase the burden of repayment on the issuer and may increase significantly the risk of default by the issuer. Emerging market countries have and may in the future impose capital controls, foreign currency controls and repatriation controls. In addition, some currency hedging techniques may be unavailable in emerging market countries, and the currencies of emerging market countries may experience greater volatility in exchange rates as compared to those of developed countries.

Currency and Exchange Rate Risks. The Underlying Funds may invest in Financial Instruments denominated in currencies other than the U.S. Dollar or in Financial Instruments which are determined with references to currencies other than the U.S. Dollar. The Underlying Funds, however, will generally value their assets in U.S. Dollars. To the extent unhedged, the value of the Underlying Funds’ assets will fluctuate with U.S. Dollar exchange rates as well as with price changes of their investments in the various local markets and currencies. Thus, an increase in the value of the U.S. Dollar compared to the other currencies in which the Underlying Funds may make investments will reduce the effect of increases and magnify the U.S. Dollar-equivalent of the effect of decreases in the prices of the Underlying Funds’ Financial Instruments in their local markets. Conversely, a decrease in the value of the U.S. Dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Underlying Funds’ non-U.S. Dollar Financial Instruments. The Underlying Funds may or may not attempt to hedge against currency fluctuations in their sole discretion, but even if the Underlying Funds do attempt to hedge against such fluctuations, there can be no assurance that such hedging transactions will be effective.

Non-Reporting Stocks. The Underlying Funds may make investments in public companies whose shares are quoted on the “pink sheets”. Pink sheet stocks are over-the-counter securities that do not meet the listing standards required to trade on Nasdaq, the American Stock Exchange or other major stock exchanges due to their limited capitalization, the limited number of shares outstanding and/or its non- reporting status. Pink sheet stocks are small, thinly-traded issues that often carry a great deal of risk. For instance, pink sheet stocks are not very liquid, and as such, bid/ask spreads are wide. In addition. online quotes for these securities are not firm, but rather merely provide indications of price. Accurate information about pink sheet stocks is often difficult to obtain because many companies whose shares are traded on the pink sheets are not required to file their financial reports with the SEC. Pink sheet stocks are also speculative in nature because many of these firms are still in the early development stages and have no proven track record. While many are legitimate businesses, the lack of reliable data and readily available public information makes them susceptible to fraud and manipulation.

“New Issues.” The Underlying Funds may invest in “new issues” (defined as any initial public offering of an equity security). The purchase of “new issues” involves greater risk than securities trading in general. The prices of new issues may not increase as expected and, in fact, may decline more rapidly. While most people assume that new issues will trade at a premium to their issue price until they are liquidated, there is no guarantee that this will occur. In order for the Master Fund to invest in Underlying Funds that trade “new issues,” each investor in the Master Fund must represent and warrant in the Subscription Documents that it either is or is not restricted from participating in such new issues pursuant to Financial Industry Regulatory Authority (“FINRA”) Rules 5130 and 5131, and the Fund will be relying on such representations and warranties in engaging in its business activities..

Trading in Options. Among the Financial Instruments that the Underlying Funds may trade are options. An option is a right, purchased for a certain price, to either buy or sell the underlying instrument or product during or at the end of a certain period of time for a fixed price. The risks in trading options are different from the risks in trading the underlying instruments or products, and trading in options can provide a greater potential for profit or loss than an equivalent investment in the underlying asset. For example, if an Underlying Fund buys an option (either to sell or buy an underlying instrument or product), it will be required to pay a “premium” representing the market value of the option. The value of an option may decline because of a decline in the value of the underlying asset relative to the strike price, the passage of time, changes in the market’s perception as to the future price behavior of the underlying asset or any combination thereof. Unless the price of the underlying instrument or product changes and it becomes profitable to exercise or offset the option before it expires, the Underlying Fund may lose the entire amount of the premium. Conversely, if an Underlying Fund sells an option (either to sell or buy an underlying instrument or product), it will be credited with the premium but will have to deposit margin with such Underlying Fund’s Broker due to its contingent liability to deliver or accept the underlying instrument or product in the event the option is exercised. Sellers of options are subject to unlimited risk of loss, as the seller will be obligated to deliver or take delivery of an asset at a predetermined price which may, upon exercise of the option, be significantly different from the then-market value. The ability to trade in or exercise options may be restricted in the event that trading in the underlying instrument or product becomes restricted.

Trading in ETFs. The Master Fund and Underlying Funds may invest in exchange-traded funds (“ETFs”). ETFs are traded like stocks on stock exchanges such as the American Stock Exchange. Accordingly, although investments in mutual funds and ETFs are subject to similar risks, ETFs have certain unique risks not shared by mutual funds. Some of the risks of investments in ETFs include the following:

(i)	General Risks — An investment in ETFs comprised of publicly traded stocks are subject to the risks that impact the portfolio of underlying stock, including market risks resulting from such factors as economic and political developments, changes in interest rates and perceived trends in stock prices. In addition, investment techniques such as short selling and margin debt may be used with ETFs which would expose the Underlying Funds to the risks associated with those investment techniques.

(ii)	ETF Trading — It is possible for the value of ETFs to fall or to rise more slowly than the stock market as a whole. Risk is also involved in ETF selection. Unlike open-ended mutual funds, ETFs may potentially trade above or below the value of their underlying portfolios. While most ordinary mutual funds can only be bought or sold at the end of the day at the calculated NAV of the fund, ETFs may be purchased or sold throughout the day at prices that are not guaranteed to match the underlying value of the stocks in the portfolio. Accordingly, the Underlying Funds could be exposed to corrective forces if they inadvertently purchase an ETF at a premium to the underlying value of the stocks in the ETF.

(iii)	Layering of Fees — With respect to the Underlying Funds’ investments in ETFs, the Master Fund’s direct fees and expenses, coupled with its indirect fees and expenses at both the Underlying Fund and ETF levels, results in multiple levels of fees and greater expense than would be associated with direct investment.

(iv)	International ETFs — ETFs comprised of foreign securities may be highly volatile in nature. In general, foreign markets are not as liquid and do not have pertinent information disseminated as efficiently as United States markets. International investments may also involve risk of capital loss from unfavorable fluctuations in currency values, differences in generally accepted accounting principles, or economic or political instability in other nations.

(v)	Trading in Specialty or Sector ETFs — The Underlying Funds may invest a portion of their assets in ETFs that are industry, sector or capitalization specific, and thereby may be subject to the volatility attendant with such a specialized focus.

(vi)	Distributions from ETFs — The tax regulations pertaining to ETFs generally cause them to distribute their taxable gains in the form of a dividend near year-end. The share price of the ETF would generally drop by a corresponding amount on the ex-dividend date of the distribution. Such distributions are made on a pro rata basis without regard to the actual gains or losses an individual ETF shareholder may have sustained. Accordingly, investors who have real economic gain less than the amount of the dividend may then have a motivation to sell those ETF shares to claim the drop in share price as a capital loss and thereby offset the income distribution. However, wash sale rules require that the investor not re-invest for 31 days in order to claim the capital loss deduction. Accordingly, tax strategies employed by other investors may increase the price volatility of ETF shares and of securities owned by such ETFs at times near to the distribution of such a dividend. Similarly, the Underlying Funds may elect to manage their taxable income by avoiding certain ETFs during their income distributions, thereby introducing an additional element of risk into their timing models.

Warrants and Rights. The Underlying Funds may invest in warrants and rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities.

Bonds and Other Fixed Income Securities. The Underlying Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. The Underlying Funds may invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; U.S. government securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Over-the-Counter and Other Derivative Instruments in General. The Underlying Funds may use various derivative instruments, including futures, options, forward contracts, swaps and other derivatives which may be volatile and speculative. Certain positions may be subject to wide and sudden fluctuations in market value, with a resulting fluctuation in the amount of profits and losses. Use of derivative instruments presents various risks, including the following:

(i)	Tracking: When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent an Underlying Manager from achieving the intended hedging effect or expose the Underlying Fund to the risk of loss.

(ii)	Liquidity: Derivative instruments, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets an Underlying Manager may not be able to close out a position without incurring a loss for the Underlying Fund.

(iii)	Leverage: Trading in derivative instruments can result in large amounts of leverage. Thus, the leverage offered by trading in derivative instruments may magnify the gains and losses experienced by an Underlying Fund and could cause its assets to be subject to wider fluctuations than would be the case if the Underlying Fund did not use the leverage feature in derivative instruments. See “BORROWING; USE OF LEVERAGE” above.

(iv)	Over-the-Counter Trading: Certain derivative instruments may not be traded on an exchange. Over-the-counter Financial Instruments that may be purchased or sold by the Underlying Funds may include swap transactions, forward foreign currency transactions and bonds and other fixed income securities. Over-the-counter Financial Instruments, unlike exchange traded Financial Instruments, are two-party contracts with price and other terms negotiated by the buyer and the seller. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which the Underlying Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. Because performance of over-the-counter Financial Instruments is not guaranteed by any exchange or clearinghouse, the Underlying Funds will be subject to the risk of the inability or refusal to perform with respect to such Financial Instruments on the part of the counterparties with which they trade. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Underlying Funds to substantial losses.

(v)	Lack of Regulation: Financial Instruments not traded on exchanges are also not subject to the same type of government regulation as exchange traded Financial Instruments and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. The counterparty to an over-the-counter Financial Instrument entered into by an Underlying Fund may not be subject to the same credit evaluation and regulatory oversight as are members of exchange based markets. The same may be true with respect to Financial Instruments traded on certain types of alternative exchanges (e.g., exempt commercial markets) that are less regulated than traditional securities, commodities and futures exchanges.

(vi)	Market Conditions: Recent events in the financial markets resulting in the failure of large institutions that serve as counterparties to many over-the-counter Financial Instruments have resulted in greater illiquidity of such instruments and heightened concern for counterparty risk.

Credit Default Swaps. The Underlying Funds may enter into credit default swaps. In general, a credit default swap is a type of over-the-counter credit derivative between two counterparties whereby one counterparty (the “purchaser”) is obligated to pay the other counterparty (the “seller”) a periodic stream of payments (“premiums”) over the term of the contract, in return for the seller’s obligation to pay the purchaser upon the occurrence of a credit event (e.g., bankruptcy, failure to pay, obligation acceleration or restructuring) with respect to an underlying reference obligation or reference obligor. The Underlying Funds may stand on either side of a credit default swap (i.e., either as the purchaser or the seller). Credit default swaps are non-standardized, privately negotiated transactions and the payment by the seller to the purchaser is contingent upon the occurrence of a credit event as defined in the swap transaction documents, which definition may be more expansive or narrow than what would normally be viewed as a default by the reference obligor, whether under the reference obligation or otherwise. In addition to the risk of non-performance of the counterparty, there is an inherent risk in being able to predict the likelihood of a credit event under a credit default swap. Also, credit default swaps generally are traded over-the-counter and not on an organized market, which may make them illiquid and difficult to value. If an Underlying Fund is the purchaser under the swap agreement and no credit event occurs, the Underlying Fund will not recoup the premiums it paid to the seller. Likewise, if the Underlying Fund is the seller under the swap agreement, it may be required to pay an amount upon the occurrence of a credit event that far exceeds the periodic premium payments received by the Underlying Fund under the swap agreement. Certain Underlying Funds may rely on the use of credit default swap transactions to hedge their exposure to the debt of underlying issuers. Any significant dislocation in the financial markets may make it more difficult for Underlying Funds to enter these transactions and, therefore, may increase the costs to the Underlying Funds of hedging such exposures (or prevent them from doing so entirely), potentially resulting in lower returns and/or greater risk to investors.

Enhanced Regulation of Short Sales and Credit Default Swaps. The E.U. Regulation on Short Selling (the “Short Selling Regulation”) places restrictions and disclosure requirements on persons taking short positions in E.U. shares and sovereign bonds and prohibits entering into uncovered credit default swaps in relation to E.U. sovereign debt (i.e., where the investor does not have an exposure that it is seeking to hedge either to the sovereign debt itself or to assets or liabilities whose value is correlated to the sovereign debt). In addition, the Short Selling Regulation permits the competent authorities of E.U. member states to prohibit or restrict short sales, limit sovereign credit default swaps and impose emergency disclosure requirements, among other things, during times of stressed markets. Competent authorities may also restrict short sales of individual securities which have suffered a significant fall in price in a single day.

The provisions of the SEC rules and the Short Selling Regulation may hinder an Underlying Fund’s investment program by preventing it from taking positions that the Underlying Manager of such Underlying Fund considers favorable. They may also result in overvaluations of certain securities due to restrictions on market efficiency. In addition, the SEC’s “Circuit Breaker Uptick Rule” and the emergency powers granted under the Short Selling Regulation to competent authorities during times of stressed markets and with respect to individual securities, may adversely affect an Underlying Fund by preventing it from taking hedging positions or other positions that the Underlying Manager of such Underlying Fund considers to be in such Underlying Fund’s best interests. The imposition of emergency measures under the Short Selling Regulation could, therefore, result in substantial losses to an Underlying Fund.

Commodities and Futures Trading. The Underlying Funds may invest in commodities and futures contracts. Substantially all trading in commodities and futures has as its basis a contract to purchase or sell a specified quantity of a particular asset for delivery at a specified time, although certain Financial Instruments, such as market index futures contracts, may be settled only in cash based on the value of the underlying composite index. Futures trading involves trading in contracts for future delivery of standardized, rather than specific, lots of particular assets.

(i)	Volatility: Futures prices are highly volatile. Price movements for the futures contracts and options on futures contracts which an Underlying Manager may trade are influenced by, among other things, changes in supply and demand relationships, weather, agricultural, trade, fiscal and monetary programs and policies of governments, U.S. and foreign, political and economic events and policies, changes in national and international interest rates and rates of inflation, currency controls, devaluations and revaluations, and sentiments of the marketplace. Governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. No assurance can be given that the Underlying Funds will be profitable or that they will not incur substantial losses.

(ii)	Position Limits: The CFTC and certain exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short positions that any person may hold or control in particular commodities. All commodity accounts owned, held, controlled or managed by an Underlying Manager or its principals and affiliates, including accounts of other clients for which the Underlying Manager acts as commodity trading advisor, will be combined for position limit purposes with the positions held in the Underlying Manager’s Underlying Fund. It is possible that trading decisions of an Underlying Manager may have to be modified and that positions held by an Underlying Fund may have to be liquidated to avoid exceeding such limits. Certain non-U.S. exchanges are not subject to position limits.

(iii)	Price Limits: U.S. commodity exchanges may limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” In addition, even if futures prices have not moved beyond the daily limit, an Underlying Manager may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place (i.e., there is a “thin” market).

(iv)	Margin: Futures are typically traded on “margin.” The “margin” is the amount of escrow or performance bond deposit that an Underlying Fund will have to make and maintain with its FCMs to secure its future obligation to close out open positions. The initial margin requirements may be satisfied by the deposit of cash (or, in some U.S. markets, certain U.S. Government obligations). The open positions must be “marked to market” daily, requiring additional margin deposits if the position reflects a loss that reduces an Underlying Fund’s equity below the level required to be maintained and permitting release of a portion of the deposit if the position reflects a gain that results in excess margin equity. The level of margin that must be maintained for a given position is sometimes subject to increase, requiring additional cash outlays. In the futures markets, margin deposits are typically low relative to the value of the futures contracts purchased or sold. Such low margin deposits result in a high degree of leverage. Because margin requirements normally range upward from as little as 2% or less of the total value of the contract, a comparatively small commitment of cash or its equivalent may permit trading in futures contracts of substantially great value. As a result, price fluctuations may result in a contract profit or loss that is disproportionate to the amount of funds deposited as margin. Such a profit or loss may materialize suddenly, since the prices of futures frequently fluctuate rapidly and over wide ranges, reflecting both supply and demand changes and changes in market sentiment.

(v)	Size of Underlying Managers’ Accounts: Depending upon the size of an Underlying Fund, it may be difficult or impossible for the Underlying Manager to take or liquidate a position in a particular commodity, method or strategy due to the size of the accounts which may be managed by such Underlying Manager.

Security Futures Contracts. The Underlying Funds may trade security futures contracts. Security futures contracts include both futures contracts on single stocks and futures contracts on narrow-based securities indices. They are treated as both futures and securities and, therefore, are subject to the joint jurisdiction of the SEC and the CFTC. Security futures contracts are subject to the same risks as other securities, as well as to the greater volatility and risks of futures trading. Since they are relatively new products, security futures contracts have relatively low liquidity and limited trading history.

Exchanges for Related Products. The Underlying Funds may engage in exchange for related products (“EFRPs”) transactions, including in exchanges of futures for physicals (“EFPs”). An EFRP is a transaction permitted under the rules of many futures exchanges in which two parties may exchange futures positions without making an open, competitive trade on the exchange. In general, the buyer of the physical commodity buys the corresponding futures contract, while the seller of the physical commodity sells that futures contract. The prices at which such transactions are executed are negotiated between the parties. If an Underlying Fund were prevented from such trading as a result of regulatory changes, the Underlying Fund’s performance could be adversely affected.

Forward Trading. The Underlying Funds may enter into forward contracts in the over-the-counter markets. Forward contracts and options thereon, unlike exchange traded futures contracts and options on futures contracts), are not traded on exchanges and are not standardized; rather banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals that deal in the forward markets are not required to continue to make markets in the commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain commodities or have quoted prices with an unusually widespread between the price at which they were prepared to buy and that at which they were prepared to sell. Trading in Currencies. The Underlying Funds may trade currencies and related Financial Instruments in interbank and forward contract markets. An Underlying Fund may be exposed in the interbank market to risks associated with any government or market action that might suspend or restrict trading or otherwise render illiquid, in whole or in part, the Underlying Fund’s position. An Underlying Manager may trade currencies and financial instruments in interbank and forward contract markets which the Underlying Manager believes to be well-established and of recognized standing. The Underlying Manager may effect such trades with Brokers and other market participants which it believes to be creditworthy.

Repurchase Agreements and Reverse Repurchase Agreements. The Underlying Funds may enter into repurchase and reverse repurchase agreements. Repurchase agreements involve the sale of a Financial Instrument by an Underlying Fund and its agreement to repurchase the Financial Instrument at a specified time and price (thereby financing the Underlying Fund’s acquisition of such Financial Instrument). If the party to whom such Financial Instrument is sold should default, as a result of bankruptcy or otherwise, an Underlying Fund may not be able to recover the Financial Instruments sold, which could result in a loss to the Underlying Fund if the value of such Financial Instruments has increased over their repurchase price. Similarly, entering into reverse repurchase agreements involves certain risks. A reverse repurchase agreement involves the purchase of a Financial Instrument by an Underlying Fund from a Broker that agrees to repurchase the Financial Instrument at the Underlying Fund’s cost plus interest within a specified time. Under a reverse repurchase agreement, an Underlying Fund continues to receive any principal and interest payments on the underlying Financial Instrument during the term of the agreement. If the party agreeing to repurchase should default, as a result of bankruptcy or otherwise, an Underlying Fund may seek to sell the securities which it holds, which action could involve procedural costs or delays in addition to a loss on the Financial Instruments if their value should fall below their repurchase price. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, an Underlying Fund’s ability to dispose of the underlying Financial Instruments may be severely restricted.

Illiquid Investments. The Financial Instruments and other assets in which the Underlying Funds may invest include assets that are subject to legal or contractual restrictions on their resale (e.g., Financial Instruments issued by privately-held entities) or for which there is a relatively inactive trading market, making purchases or sales at desired prices or in desired quantities difficult or impossible. Further, as part of its emergency powers, an exchange or regulatory authority can suspend or limit trading in a particular instrument, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. The possibility also exists that governments may intervene to stabilize or fix exchange rates, restricting or substantially eliminating trading in the affected currencies. Illiquid Financial Instruments may be required to be held for a lengthy period of time and often require more time to sell and result in higher brokerage charges or dealer discounts and other selling expenses than does the sale of Financial Instruments eligible for trading on national securities exchanges or for which there is an active over-the-counter market. In addition, due to thin trading in certain Financial Instruments or assets, investments in such Financial Instruments or assets may be less liquid than alternative investments for which there is a more active trading market, which could cause an Underlying Fund to suspend its NAV calculations and/or withdrawals and/or to designate all or a portion of its assets as side pockets. Therefore, the Underlying Funds’ investments in illiquid or thinly-traded Financial Instruments or assets may reduce the returns of the applicable Underlying Funds because they may be unable to sell the illiquid or thinly-traded Financial Instruments or assets at an advantageous time or price.

Fixed-Income Investments. The Underlying Funds may invest in fixed-income Financial Instruments. The value of fixed-income Financial Instruments will change as the general levels of volatility and interest rates fluctuate. When interest rates decline, the value of fixed-income Financial Instruments can be expected to rise. Conversely, when interest rates rise, the value of such Financial Instruments can be expected to decline. Investments in lower rated or unrated fixed-income Financial Instruments, while generally providing greater opportunity for gain and income than investments in higher rated Financial Instruments, usually entail greater risk (including the possibility of default or bankruptcy of the issuers of such Financial Instruments).

Libor Discontinuation Risk. Certain of the Underlying Funds’ investments, interest payment obligations and financing terms may be based on floating rates, such as LIBOR. LIBOR has been used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. In July of 2017, the head of the UK Financial Conduct Authority (“FCA”) announced a desire to phase out the use of LIBOR by the end of 2021. The FCA and ICE Benchmark Administrator have since announced that most LIBOR settings will cease publication after June 30, 2023. Further, on March 15, 2022, the Consolidated Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act, was signed into law in the United States. This legislation establishes a uniform benchmark replacement process for financial contracts that mature after June 30, 2023 that do not contain clearly defined or practicable fallback provisions.

It is possible that a subset of LIBOR settings will be published after these dates on a “synthetic” basis, but any such publications would be considered non- representative of the underlying market. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing Secured Overnight Financial Rate Data (“SOFR”) that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new reference rates. Uncertainty related to the liquidity impact of the change in rates, and how to appropriately adjust these rates at the time of transition, poses risks for the Underlying Funds and Master Fund. The effect of any changes to, or discontinuation of, LIBOR on the Underlying Funds and Master Fund will depend on, among other things, (1) existing fallback or termination provisions in individual contracts, and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new instruments and contracts. The expected discontinuation of LIBOR could have a significant impact on the financial markets in general and may also present heightened risk to market participants, including public companies, investment advisers, investment companies, and broker-dealers.

The transition process could lead to (i) increased volatility and illiquidity in markets for instruments whose terms currently include LIBOR, or (ii) a reduction in the value of some LIBOR-based investments or (iii) reduced effectiveness of related Fund transactions. All of the aforementioned may adversely affect the Master Fund’s, and thus the Fund’s, performance or NAV. The risks associated with this discontinuation and transition will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. For example, current information technology systems may be unable to accommodate new instruments and rates with features that differ from LIBOR. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Underlying Funds and Master Fund until new reference rates and fallbacks for both legacy and new instruments and contracts are commercially accepted and market practices become settled.

SOFR Risk. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

High Yield Securities. The Underlying Funds may invest in “high yield” bonds and preferred securities which are rated in the lower rating categories by the various credit rating agencies (or in comparable non-rated securities). Financial Instruments in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated Financial Instruments and are generally considered to be predominately speculative with respect to the issuer’s capacity to pay interest and repay principal. They also are generally considered to be subject to greater risk than Financial Instruments with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower- rated Financial Instruments, the yields and prices of such Financial Instruments may tend to fluctuate more than those of higher-rated Financial Instruments. The market for lower-rated Financial Instruments is thinner and less active than that for higher-rated Financial Instruments, which can adversely affect the prices at which these Financial Instruments can be sold. In addition, adverse publicity and investor perceptions about lower rated Financial Instruments, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower- rated Financial Instruments. Investments in sovereign debt involve special risks in that in the event of default, an Underlying Fund’s recourse against the issuer may be limited.

Asset-Backed Securities. The Underlying Funds may invest in asset-backed securities (“ABS”). ABS are debt obligations or debt securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from underlying financial assets, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities. Issuers of ABS are primarily banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders. An ABS is typically created by the sale of assets or collateral to a conduit, generally a bankruptcy-remote vehicle such as a grantor trust or other special-purpose entity, which becomes the legal issuer of the ABS. Interests in or other securities issued by the trust or special- purpose entity, which give the holder thereof the right to certain cash flows arising from the underlying assets, are then sold to investors through an investment bank or other securities underwriter.

The structure of an ABS and the terms of the investors’ interest in the collateral can vary widely depending on the type of collateral, the desires of investors and the use of credit enhancements. Although the basic elements of all ABS are similar, individual transactions can differ markedly in both structure and execution. Holders of ABS bear various risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks and legal risks. In addition, concentrations of ABS of a particular type, as well as concentrations of ABS issued or guaranteed by affiliated obligors, serviced by the same servicer or backed by underlying collateral located in a specific geographic region, may subject an Underlying Fund to additional risk.

Credit risk is an important issue in ABS because of the significant credit risks inherent in the underlying collateral and because issuers are primarily private entities. Credit risk arises from losses due to defaults by the borrowers in the underlying collateral or the issuer’s or servicer’s failure to perform. Market risk arises from the cash-flow characteristics of the security, which for many ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the investor if credit losses in the portfolio rise well above expected levels. Interest- rate risk arises for the issuer from the relationship between the pricing terms on the underlying collateral and the terms of the rate paid to security holders and from the need to mark to market the excess servicing or spread account proceeds carried on the balance sheet. Liquidity risk can arise from increased perceived credit risk. Liquidity can also become a significant problem if concerns about credit quality, for example, lead investors to avoid the securities issued by the relevant special-purpose entity. Operations risk arises through the potential for misrepresentation of asset quality or terms by the originating institution, misrepresentation of the nature and current value of the assets by the servicer and inadequate controls over disbursements and receipts by the servicer. Structural risk may arise through investments in ABS with structures (for example, the establishment of various security tranches) that are intended to reallocate the risks entailed in the underlying collateral (particularly credit risk) in ways that give certain investors less credit risk protection (i.e., a lower priority claim on the cash flows from the underlying pool of assets) than others. As a result, such securities have a higher risk of loss as a result of delinquencies or losses on the underlying assets. Investments in ABS also entail legal risks, including the risks that the investors may not have an enforceable agreement against the issuer or a valid security interest in the underlying collateral, as well as the risk that events that materially affect the value of the underlying collateral (for example, a default on an underlying loan or derivative instrument) may not be tied directly to the rights of the ABS holders (for example, by triggering the declaration of a default on the ABS). As a result, the Underlying Funds’ investments in ABS could decline substantially in value.

Mortgage-Related Securities.

(i)	Generally: The Underlying Funds may invest in mortgage-related securities. Generally, mortgage- related securities tend to be sensitive to changes in interest rates. Therefore, during a period of rising interest rates, such mortgage-related securities may exhibit additional volatility. In addition, mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgage sooner than expected. This can reduce the returns of an Underlying Fund because the Underlying Fund may have to reinvest that money in lower prevailing interest rates. Special risks may also be associated with investments in fixed or adjustable rate mortgage pass-through securities, and fixed or adjustable rate collateralized mortgage obligations, real estate mortgage investment conduits and stripped mortgage-backed securities (“SMBSs”). For example, SMBSs are structured with two or more classes of securities that receive different proportions of the interest and principal distributions on a pool of mortgage assets. In some cases, one class will receive all of the interest while the other will receive the entire principal. The yield to maturity of SMBSs may be extremely sensitive to the rate of principal payments on the underlying mortgage loans. A rapid change in the rate of principal payments may have a material adverse effect of the yield to maturity of SMBSs. It is therefore possible that an Underlying Fund may incur losses on its investments in SMBSs regardless of their ratings by rating agencies such as Standard & Poor’s and Moody’s.

(ii)

Sub-Prime Mortgage Market: Certain Underlying Funds may buy and sell sub-prime mortgage loans (and/or related Financial Instruments) that are secured by residential real estate owned by borrowers who may not meet conforming underwriting guidelines because of unusual loan-to- value ratios, the nature or absence of income documentation, limited credit histories, high levels of consumer debt, and/or past credit difficulties. Certain Underlying Funds may also purchase and sell loans (and/or related Financial Instruments) secured by commercial real estate. Such loans may be sub-prime or investment grade. The collateral for such loans could include any type of commercial real estate including, without limitation, office buildings, research parks, industrial real estate, “big box” malls, local and regional shopping malls, outlet malls, parking lots and/or garages, and apartment complexes.

These types of sub-prime mortgage loans generally have higher delinquency and default rates than prime or ordinary course loans. Delinquency interrupts the flow of projected interest income from a loan and default can ultimately lead to a loss if the net realizable value of the property securing the loan is insufficient to cover the principal and interest due on the loan. Also, the cost of financing and servicing a delinquent or defaulted loan is generally higher than for a performing loan. In addition, because sub-prime mortgage loans frequently have a higher loan-to-value ratio than ordinary course loans, a decrease in the underlying property values increases the probability that a holder of a loan will receive less than the full amount due in the event of a default. The Underlying Funds bear the risk of delinquency and default on loans beginning when loan and/or related Financial Instruments are purchased until the loan is collected.

(iii)	Market Conditions: Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that have adversely affected the performance and market value of mortgage-backed securities and issuers backed by mortgage- backed securities. Delinquencies, defaults and losses with respect to residential mortgage loans generally have increased in recent periods, and may continue to increase, particularly in the sub- prime sector. In addition, in recent periods, housing prices and appraisal values in many U.S. states have declined or stopped appreciating. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on mortgage-backed securities generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Subordinated Securities. The Underlying Funds may invest in mortgage-backed securities and other securities that are subordinate to one or more senior classes. Generally, such subordinated securities bear the first risk of loss on the mortgages or other collateral underlying such securities. As a result, changes in the value of the performance of subordinated securities are expected to be greater than the change in the value or payment performance of the underlying mortgages or other collateral. In the event of a default, proceeds from any realization on the underlying mortgages or other collateral will first be allocated to the senior classes of securities in accordance with the priority of payments prior to any allocation to the subordinated securities held by the Underlying Funds.

Investment Risks of Bank Debt.

(i)	Lack of Regulation: The Underlying Funds may invest in bank debt. Bank debts are not traded on regulated exchanges, are not registered with U.S. or other governmental authorities and are not subject to the rules of any self-regulatory organization.

(ii)	Default Rates of Term Bank Debts: There are varying sources of statistical default rate data for term bank debts and numerous methods for measuring default rates. The historical performance of the term debt market is not necessarily indicative of its future performance. Should increases in default rates occur with respect to the type of collateral securing the bank loans in which an Underlying Fund invests, the actual default rates of the bank loans held by the relevant Underlying Fund may exceed the hypothetical default rates used by the Underlying Manager in determining to purchase such bank debt.

(iii)	Bank Debt Participations: An Underlying Fund may invest in bank debt participations, which involve certain risks in addition to those associated with direct loans. A bank debt participant has no contractual relationship with the borrower of the underlying bank debt. As a result, the participant is generally dependent upon the lender to enforce its rights and obligations under the bank debt agreement in the event of a default and may not have the right to object to amendments or modifications of the terms of such bank debt agreement. A participant in a syndicated bank debt generally does not have voting rights, which are retained by the lender. In addition, a bank debt participant is subject to the credit risk of the lender as well as the borrower, since a bank debt participant is dependent upon the lender to pay its percentage of payments of principal and interest received on the underlying bank debt.

(iv)	Bank Debt Assignments: An Underlying Fund may invest in bank debt assignments, which involve certain risks. An Underlying Manager may purchase a bank debt assignment with a conduit vehicle created solely for the purchase of bank debt assignments. Therefore, in the context of a bank debt assignment, the relevant Underlying Fund would become an owner of the conduit vehicle, and as such, would have no rights other than as an investor under the charter document of the conduit vehicle. Such Underlying Fund is subject to the credit risks of both the borrower and the conduit vehicle.

(v)	Interest-Rate Risks of Investments in Bank Debt: The value of securities in which an Underlying Fund invests generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. In addition, to the extent that the receivables or bank debt underlying specific securities are pre-payable, the value of such securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Credit Risk of Issuer. The risks associated with certain Financial Instruments traded by an Underlying Fund may include credit risk. Credit risk is the possibility that an issuer will be unable to make interest payments and repay principal when due. Changes in an issuer’s financial strength or in a Financial Instrument’s credit rating may affect a Financial Instrument’s value. Financial Instruments rated below investment grade, sometimes called “junk bonds,” generally have more credit risk than higher rated Financial Instruments.

Credit Ratings. Credit ratings of debt securities are not a guarantee of quality. A credit rating represents only the applicable rating agency’s opinion regarding credit quality based on the rating agency’s evaluation of the safety of the principal and interest payments. In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value. As a result, a credit rating may not fully reflect the risks inherent in the relevant security. Rating agencies may fail to make timely changes to credit ratings in response to subsequent events. In addition, to the extent that a rating agency rates a security at the request of an issuer, the rating agency has a conflict of interest in providing such rating.

Risks Related to Investing in Illiquid Underlying Funds. With respect to the Master Fund’s investments in Illiquid Underlying Funds (e.g., closed end private equity, growth capital, venture capital, real estate funds or co-Underlying Funds), the Master Fund generally will be unable to redeem or withdraw, as applicable, its investment in any such Illiquid Underlying Fund at its option, and there are significant restrictions associated with the ability to sell, transfer or otherwise dispose of the Master Fund’s investment in any such Illiquid Underlying Fund. Further, the lack of liquidity of any Illiquid Underlying Fund, and the possibility of limited information regarding the investments made by such Illiquid Underlying Fund, may make it difficult for an administrator or valuation agent to accurately value such Illiquid Underlying Fund, and may cause any resulting valuations to be inaccurate. In addition, the length of the Master Fund’s investment in any Illiquid Underlying Fund will depend on the term of such Illiquid Underlying Fund, which term could be extended from time to time in accordance with the governing documents of such Illiquid Underlying Fund. Accordingly, the duration of the Master Fund’s investment in any Illiquid Underlying Fund is expected to be a very extended period of time and could be made longer if such Illiquid Underlying Fund extends its term.

Leveraged Investments. An Underlying Fund may make use of leverage by having a portfolio company incur debt to finance a portion of its investment in such company. Leverage generally magnifies both the opportunities for gain and the risk of loss from a particular investment. The cost and availability of leverage is highly dependent on the state of the broader credit markets, which is difficult to separately forecast, and at times it may be difficult to obtain or maintain the desired degree of leverage. The use of leverage also imposes restrictive financial and operating covenants on a company, in addition to the burden of debt service, and may impair its ability to finance future operations and capital needs. The leveraged capital structure of companies will increase the exposure of an Underlying Fund’s investments to a deterioration in the company’s condition or industry, competitive pressures, an adverse economic environment or rising interest rates and could accelerate and magnify declines in the value of such Underlying Fund’s investments in the leveraged portfolio companies in a down market. In the event any portfolio company cannot generate adequate cash flow to meet debt service, an Underlying Fund may suffer a partial or total loss of capital invested in the portfolio company, which would adversely affect the returns of such Underlying Fund. Furthermore, should the credit markets be tight at the time an Underlying Fund determines that it is desirable to sell all or a part of the portfolio company, such Underlying Fund may not achieve an exit multiple or enterprise valuation consistent with forecasts. Moreover, the companies in which the Underlying Funds invest generally will not be rated by a credit rating agency.

Real Estate Investment Risks.

General Real Estate Investment Risks. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of real estate investments made by an Underlying Fund. The performance and value of real estate investments once acquired depends upon many factors beyond an Underlying Manager’s control. Revenues and cash flows from real estate investments may be adversely affected by:

●	changes in national or local economic conditions, including unemployment rates and consumer spending/confidence;

●	changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

●	the supply of available properties to acquire at attractive pricing in a particular market;

●	competition from other investors pursuing the same or similar strategies;

●	competition from other properties offering the same or similar services and amenities, including technology capabilities;

●	rising labor, materials and financing costs;

●	access to transportation, highways and roadways;

●	changes in interest rates and in the state of the debt and equity capital markets;

●	the on-going need for capital improvements, particularly in older building structures;

●	changes in real estate tax rates and other operating expenses;

●	civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

●	changes in governmental rules/regulations and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing;

●	the bankruptcy or liquidation of major tenants or a decline in the business operated by tenants;

●	adverse changes in zoning laws;

●	the impact of present or future environmental legislation and compliance with environmental laws;

●	the impact of lawsuits which could cause an Underlying Fund to incur significant legal expenses and divert the Underlying Manager’s time and attention away from the day-to-day operations of the Underlying Fund; and

●	other factors that are beyond an Underlying Manager’s control and the control of the property owners.

Litigation Risks. The acquisition, ownership, leasing and disposition of real properties carries certain specific litigation risks. Litigation may be commenced with respect to a property in relation to activities that took place prior to an Underlying Fund’s investment in such properties. In addition, at the time of disposition of a property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such buyer should be awarded due diligence expenses incurred or damages for misrepresentation relating to disclosures made, if such buyer is passed over in favor of another as part of an Underlying Fund’s efforts to maximize sale proceeds. Similarly, successful buyers may later sue an Underlying Fund under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

General Regulatory Considerations. The operation of a property will likely require the approval of, or compliance with, regulations of national and/or local governmental and regulatory authorities (including building codes and laws and regulations pertaining to fire safety and handicapped access) and, in some cases, consents of third parties. There can be no assurance that any required approvals and consents will be obtained on a timely basis, if at all. Additionally, certain approvals previously received may be rescinded, conditions set forth in interim permits (if any) may delay the issuance of final permits, and litigation may arise with respect to interim or final permits. In addition to the foregoing, regulatory enactments, including various permit or licensing requirements, or changes in their interpretation by the applicable authorities, may limit the ability to develop, manage, lease or dispose of a property in which an Underlying Fund has invested. An Underlying Fund may be required to incur significant costs to comply with any future changes in such laws or regulations. However, noncompliance with existing or future laws and regulations to which the properties in which an Underlying Fund invests are subject could result in substantial expenditures to bring such Underlying Fund’s investments into compliance, as well as the imposition of fines or an award of damages to private litigants, which might adversely affect such Underlying Fund’s performance.

Environmental and Other Liabilities. An Underlying Fund and its real estate investments may be exposed to substantial risk of loss arising from investments involving undisclosed or unknown environmental, health or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified. An Underlying Fund and its real estate investments may be subject to a wide range of environmental, health and safety laws, ordinances and regulations, including, without limitation, those relating to the investigation, removal, and remediation of past or present releases of hazardous or toxic substances. Such laws may impose joint and several liability, which can result in a party being obligated to pay for greater than its share, or even all, of the liability involved. Such liability may also be imposed without regard as to whether the owner or operator knew of, or caused, the presence or release of such substances. Environmental liabilities are generally not limited under such laws and could exceed the value of the relevant property and/or the aggregate assets of the responsible party. The presence of such substances, or the failure to properly remediate related contamination, may adversely affect the marketability of the real estate or the value of such property as collateral, which could have an adverse effect on returns on investments. In addition, some environmental laws create a lien on contaminated property in favor of the government for costs it incurs in connection with the contamination. In addition to clean-up actions brought by governmental agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage or other claims by private plaintiffs.

STRATEGY RISKS

The Underlying Funds employ a broad range of investment strategies, including relative value, long/ short equity, event driven, private equity, growth equity, venture capital, and real estate strategies. There is no assurance that the Underlying Managers will correctly evaluate the various factors that could affect the successful strategy employment of an Underlying Fund. The strategies of the Underlying Funds may not perform as anticipated and therefore would cause the value of the Fund to decrease. Below is additional information for the investment strategies.

Relative Value Strategy. The Underlying Funds may invest in undervalued equity and equity-related securities. The identification of investment opportunities in undervalued securities is a difficult task. While investments in undervalued securities offer the opportunities for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated from such investments may not adequately compensate the Underlying Funds for the business and financial risks assumed. An Underlying Fund may take certain speculative investments in securities which its Underlying Manager believes to be undervalued; however, there are no assurances that the securities purchased will in fact be undervalued. In addition, an Underlying Fund may be required to hold such securities for a substantial period of time before realizing their anticipated value. During this period, a portion of an Underlying Fund’s assets may be committed to the securities purchased, thus possibly preventing an Underlying Fund from investing in other opportunities. In addition, an Underlying Fund may finance such purchases with borrowed funds and thus will have to pay interest on such funds during such waiting period. If an Underlying Fund takes long positions in stocks that decline and short positions in stocks that increase in value, then the losses of an Underlying Fund may exceed those of other portfolios that hold long positions only.

Long/Short Equity Strategy. An Underlying Fund buys undervalued securities which are expected to outperform, and short sells overvalued securities which are expected to underperform. Investing in long/short equity strategies presents the opportunity for significant losses including in some cases, losses which exceed the principal amount invested. There is also the possibility that long and short strategies could both fail, thereby increasing volatility and potential losses.

Event Driven Strategy. Event driven strategies focus on companies that are facing some type of change “event,” like a merger or a bankruptcy. Underlying Managers will research the circumstances around a particular event and try to identify potential opportunities that might result. The performance of event driven strategies tends to track the Underlying Manager’s level of success in being able to identify and take advantage of events impacting individual securities. An Underlying Manager might make an investment decision in anticipation of an event, and it is possible that the outcome may not turn out as anticipated.

Private Equity, Growth Equity and Venture Capital Strategies. Investments in start-up and growth- stage private companies involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that may result in significant decreases in the value of these investments. Market conditions, developments within a company, investor perception or regulatory decisions may adversely affect a late-stage private company and delay or prevent such a company from ultimately offering its securities to the public. Even if a company does issue shares in an initial public offering, initial public offerings are risky and volatile and may cause the value of the Master Fund’s investment to decrease significantly. Many investment decisions by the Investment Adviser will be dependent upon the ability to obtain relevant information from non-public sources, and the Investment Adviser may be required to make decisions without complete information or in reliance upon information provided by third parties that is impossible or impracticable to verify.

Real Estate Strategy. The value of real estate investments and whether and to what extent such investments perform as expected will depend, in part, on the prevailing conditions in the market for real estate investment generally. The real estate industry is cyclical in nature, and a deterioration of real estate fundamentals generally and, in the United States in particular, will have an adverse effect on the performance of the Master Fund’s investments. The value of real estate assets and real estate-related investments can fluctuate for various reasons. Real estate values can be seriously affected by interest rate fluctuations, changes in general and local economic conditions, acts of war or terrorism, bank liquidity, the availability of financing, changes in environmental and zoning laws, overbuilding and increased competition, changes in supply and demand fundamentals, an increase in property taxes, casualty or condemnation losses, bankruptcy or financial difficulty of a major tenant, regulatory limitations on rent, increased mortgage defaults and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable. Certain significant expenditures associated with real estate (such as real estate taxes, maintenance costs and, where applicable, mortgage payments) have no relationship with, and thus do not diminish in proportion to, a reduction in income from the property.

General Risks of Arbitrage Transactions. The success of arbitrage strategies (whether convertible arbitrage, merger arbitrage, volatility arbitrage, capital structure arbitrage or otherwise) depends often on the ability to execute two or more simultaneous transactions at desired prices. Should such transactions not be executed simultaneously at the desired prices, losses may be incurred on both sides of the transaction. Additionally, separate costs are incurred on both sides of an arbitrage transaction, and substantial favorable price moves may be required before a profit can be realized. There can be no assurances that the hedging and arbitrage strategies used by the Underlying Managers will be successful. The market values of related Financial Instruments may not move in correlation with each other or in ways anticipated by the Underlying Managers, and intervening events may cause hedged positions not to perform as anticipated. A hedged position may perform less favorably in generally rising markets than an unhedged position.

Convertible Arbitrage Transactions. In an effort to remain market neutral with respect to their purchase of convertible Financial Instruments, the Underlying Funds may hedge the purchase of convertible Financial Instruments by the simultaneous short sale of another related Financial Instrument (e.g., the short sale of some portion of the common stock into which the Financial Instruments on the long side are convertible or the sale of the related option). To the extent that there are losses on a long position, and the hedged portion (short position) of the strategy is not sufficient to completely offset such losses, the Underlying Funds will incur a loss. Losses also may be incurred if the prices of two Financial Instruments which are arbitraged against each other do not move as expected. Additionally:

●	Losses may result if an Underlying Fund holds Financial Instruments of a company that is taken over at a price that does not generate profits on the long portion of the convertible Financial Instrument sufficient to recoup the premiums paid and any accrued but unpaid interest that would be lost if conversion became necessary.

●	If an issuer’s credit status weakens, the value of the convertible position may decline, resulting in losses to an Underlying Fund due to decreases in the position’s market conversion value and investment value, a decline in the market price of the underlying common stock and/or a reduction in liquidity. While these losses will, to some extent, be offset by the hedge component of the position (i.e., the short sale of the common stock or option), such losses nonetheless potentially are significant.

●	Certain Financial Instruments are callable by the issuer. If the call is at a price below the then- current market price, losses may result due to interest that has been accrued but has not been paid at the time of the conversion of the called Financial Instrument. Additionally, losses may occur if an issuer declares a special dividend or spin-off which either causes a reduction in the premium of the Financial Instrument and/or forces a premature conversion.

●	An Underlying Fund may incur losses if a Financial Instrument lender demands that an Underlying Fund return its borrowed Financial Instrument and such Underlying Fund is unable to find an alternative-lending source. In such event, the Underlying Fund may be forced to convert the Financial Instrument, lose accrued interest, unwind the position at unfavorable prices or purchase Financial Instruments to cover the position at a price that is higher than that which would be available in an orderly market.

Merger Arbitrage Investments. The price offered for the securities of a company in a tender offer, merger or other acquisition transaction will generally be at a significant premium above the market price of the security prior to the offer. The announcement of such a transaction will generally cause the market price of the securities to begin rising. An Underlying Fund may purchase securities after the announcement of the transaction at a price that is higher than the pre-announcement market price, but which is lower than the price at which an Underlying Manager expects the transaction to be consummated. If the proposed transaction is not consummated, the value of such securities purchased by an Underlying Fund may decline significantly. It is also possible that the difference between the price paid by an Underlying Fund for securities and the amount anticipated to be received upon consummation of the proposed transaction may be very small. If a proposed transaction is in fact not consummated or is delayed, the market price of the securities may decline sharply. In addition, where an Underlying Fund has sold short the securities it anticipates receiving in an exchange offer or merger, the Underlying Fund may be forced to cover its short position in the market at a higher price than its short sale, with a resulting loss. If an Underlying Fund has sold short securities which are the subject of a proposed exchange offer, merger or tender offer and the transaction is consummated, the Underlying Fund may also be forced to cover its short position at a loss.

In certain proposed takeovers, an Underlying Fund may determine that the price offered for the security is likely to be increased, either by the original bidder or by a competing offeror. In such cases, an Underlying Fund may purchase securities at a market price that is above the offer price, incurring the additional risk that the offer price will not be increased or that the offer is withdrawn. If ultimately no transaction is consummated, it is likely that a substantial loss will result.

The consummation of a merger, tender offer or exchange offer can be prevented or delayed, or the terms changed, by a variety of factors, including (i) the opposition of the management or shareholders of the target company, which may result in litigation to enjoin the proposed transaction, (ii) the intervention of a federal or state regulatory agency, (iii) efforts by the target company to pursue a defensive strategy, including a merger with, or a friendly tender offer by, a company other than the offeror, (iv) in the case of a merger, the failure to obtain the necessary shareholder (or, in some cases, regulatory) approvals, (v) market conditions resulting in material changes in securities prices, (vi) compliance with any applicable U.S. federal or state securities laws, and (vii) the failure of an acquirer to obtain the necessary financing to consummate the transaction.

The SEC pro ration requirements applicable to cash tender and exchange offers also may affect an Underlying Fund’s ability to profit from its investments. Often a cash tender or exchange offer is made for less than all of the outstanding securities of an issuer or a higher price is offered for a limited number of the securities. SEC rules require that, if a greater number of securities are tendered than is to be accepted at a particular price, securities of the various tendering shareholders must be accepted pro-rata. Thus, a portion of the securities tendered by an Underlying Fund in response to certain offers may not be accepted by the offeror and may be returned to it. Since, after completion of the tender offer, the market price of the securities may have declined below an Underlying Fund’s cost, returned securities may be resold at a loss.

Capital Structure Arbitrage. The strategies of certain Underlying Managers may involve trading the spreads in the debt of companies with multiple classes of debt, trading the spreads in the equity of companies with multiple classes of equity and/or trading combinations of a company’s debt and equity, in each case to take advantage of relative mispricings. An Underlying Manager may be incorrect in its assumption and the applicable Underlying Funds may not realize profits from such investments. Moreover, the Underlying Manager may be correct in its assumption but may not be able to maintain such investments long enough for them to be profitable.

Market Neutral Strategies. The use of “market neutral” or “relative value” hedging or arbitrage strategies should in no respect be taken to imply that the relevant Underlying Manager’s strategy is without risk. Substantial losses may be recognized on “hedge” or “arbitrage” positions, and illiquidity and default on one side of a position can effectively result in the position being transformed into an outright speculation. Every market neutral or relative value strategy involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock for the same underlying issuer. Further, “market neutral” Underlying Managers may employ limited directional strategies that expose their respective Underlying Funds to certain market risks.

Special Situation Investments/Distressed Companies. Certain of the Underlying Funds’ investments may involve start-up companies, companies developing new products or companies seeking to raise additional capital for expansion. In addition, the Underlying Funds may invest in companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns, they involve a substantial degree of risk. Any one or all of the issuers of such investments may be unsuccessful or not show any return for a considerable period of time. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Underlying Managers will correctly evaluate the nature and magnitude of the various factors that could affect the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company in which an Underlying Fund invests, such Underlying Fund may lose its entire investment or may be required to accept cash or illiquid securities with a value less than such Underlying Fund’s original investment.

Spread Trading. A part of the Underlying Managers’ strategies may involve spread positions between two or more Financial Instrument positions. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. Such positions, however, do entail a substantial risk that the price differential could change unfavorably, thus causing a loss to the spread position. The Underlying Managers’ strategies also may involve arbitraging among two or more Financial Instruments. This means, for example, that an Underlying Fund may purchase (or sell) Financial Instruments (on a current basis) and take offsetting positions in the same or related Financial Instruments. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. These offsetting positions entail substantial risk that the price differential could change unfavorably causing a loss to the position. Moreover, the arbitrage business is extremely competitive, and many of the major participants in the business are large investment banking firms with substantially greater financial resources, larger research staffs and more investment professionals than will be available to the Underlying Managers. Arbitrage activity by other larger firms may tend to narrow the spread between the price at which a Financial Instrument may be purchased by an Underlying Fund and the price the Underlying Manager expects to receive upon consummation of a transaction.

Straddles. An Underlying Fund may engage in straddle writing, whereby it writes both a put and a call on the same underlying Financial Instrument at the same exercise price in exchange for a combined premium on the two writing transactions. In straddle writing, the potential risk of loss is unlimited. To the extent the price of the underlying Financial Instrument is either above or below the exercise price by more than the combined premium, the writer of a straddle will incur a loss when one of the options is exercised. If the writer is assigned an exercise on one option position in the straddle and fails to close out the other position, subsequent fluctuations in the price of the underlying Financial Instrument could cause the other option to be exercised as well, causing a loss on both writing positions.

New Strategies. While an Underlying Manager might develop new investment strategies in the future, any such strategies may not be thoroughly tested before being employed and may not, in any event, be successful. Were an Underlying Manager to attempt to implement new strategies for an Underlying Fund, the risk/reward profile of the Underlying Fund could be shifted significantly towards increased levels of risk. The Master Fund and Fund only can be successful if the Underlying Funds are able to trade and invest successfully, and there can be no assurance that this will be the case.

OTHER FUND RISKS

Trade Errors. Generally, an Underlying Fund (and not its Underlying Manager) will be responsible for any losses resulting from portfolio management, trading or administrative errors in connection with such Underlying Fund’s investment activities, in the absence of fraud, willful misconduct or gross negligence by the Underlying Manager or its affiliates or personnel. In such circumstances, any gains or benefits that result from trade errors generally will also accrue to the applicable Underlying Fund. Such errors might include, for example, incorrect entry of a trade into an electronic trading system, errors when reconciling trade activity, or drafting errors related to derivatives contracts or confirmations. Given the volume of transactions executed by the Underlying Managers on behalf of the Underlying Funds, investors should assume that any such errors might occur, and that the Master Fund’s investment in any Underlying Fund may be adversely impacted by any resulting losses due to trade errors, even if such losses result from the negligence of the Underlying Manager of such Underlying Fund or its affiliates or personnel.

Potential Conflicts of Interest. The Investment Adviser has several actual and potential conflicts of interest relating to its management of the Master Fund. See “CONFLICTS OF INTEREST.”

Failure to Obtain 17(d) Exemptive Relief. The Investment Company Act prohibits the Master Fund from making certain investments alongside affiliates unless it receives an order from the SEC permitting it to do so. The Master Fund has applied for exemptive relief from the provisions of Sections 17(d) of the Investment Company Act to invest in certain privately negotiated investment transactions alongside current or future business development companies (“BDCs”), private funds, separate accounts, or registered investment companies that are advised by the Investment Adviser or its affiliates or any company that is a direct or indirect, wholly- or majority-owned subsidiary of the Investment Adviser or its affiliates, collectively, the Master Fund’s “co-investment affiliates,” subject to the satisfaction of certain conditions. There is no assurance that the Master Fund or the Investment Adviser will receive such exemptive relief, and if they are not able to obtain the exemptive relief, the Master Fund will not be permitted to participate in such co-investment opportunities. This may reduce the Master Fund’s ability to deploy capital and invest its assets. The Master Fund may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through these co-investment opportunities.

Cyber Security Risk. With the increased use of the Internet, the Fund, the Offshore Fund, Master Fund, the Investment Adviser, the Underlying Funds, the Underlying Managers, the Asset Managers and the service providers and vendors to such parties (collectively “Service Providers”) are exposed to the risk that their operations and data may be compromised as a result of internal and external cyber-failures, breaches or attacks (“Cyber Risk”), despite their efforts to adopt technologies, processes and practices intended to mitigate these risks and protect the security of their computer systems, software, networks and other technology assets, as well as the confidentiality, integrity and availability of information belonging to their investors and/or clients. This could occur as a result of malicious or criminal cyber-attacks. Cyber-attacks include actions taken to: (i) steal or corrupt data maintained online or digitally, (ii) gain unauthorized access to or release confidential information, (iii) shut down the Service Provider web site through denial-of- service attacks, or (iv) otherwise disrupt normal business operations. However, events arising from human error, faulty or inadequately implemented policies and procedures or other systems failures unrelated to any external cyber-threat may have effects similar to those caused by deliberate cyber-attacks.

Successful cyber-attacks or other cyber-failures or events may adversely impact the Fund, the Offshore Fund, Master Fund or an Underlying Fund or its investors or cause an investment in any such fund to lose value. For instance, such attacks, failures or other events may interfere with the processing of subscriptions and redemptions, impact the Fund, Master Fund and/or an Underlying Fund’s ability to calculate its NAV, cause the release of private investor information or confidential fund information or cause reputational damage. Such attacks, failures or other events could also subject the Fund, Master Fund an Underlying Fund and/or their Service Providers to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. Insurance protection and contractual indemnification provisions may be insufficient to cover these losses. The Fund, Master Fund, an Underlying Fund and/or their respective Service Providers may also incur significant costs to manage and control Cyber Risk. While the Fund, Master Fund, the Underlying Funds and/or their respective Service Providers may have established IT and data security programs and have in place business continuity plans and other systems designed to prevent losses and mitigate Cyber Risk, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified or that cyber-attacks may be highly sophisticated.

Cyber Risk is also present for issuers of securities or other instruments in which an Underlying Fund invests, which could result in material adverse consequences for such issuers and may cause an Underlying Fund’s investment in such issuers to lose value.

Disaster Recovery and Data Security. In managing the Fund and Master Fund, the Investment Adviser relies on information technology and data management systems which can fail or be subject to interruption or destruction caused by natural or man-made occurrences such as extreme weather, fires, earthquakes, power loss, telecommunications failures, terrorist attacks, hacking, break-ins, sabotage, intentional acts of destruction, vandalism, or similar events or misconduct. Any failure, interruption, or destruction of the Investment Adviser’s information technology systems or data could have a material adverse impact on the operations of the Investment Adviser and/or the Master Fund and Fund. In addition, a breach in the security of the Investment Adviser’s systems could result in the theft, disclosure, or loss of investor, proprietary, and other sensitive information relating to the Investment Adviser and/or the Master Fund and Fund, which in turn could lead to litigation in which the Master Fund or Fund could incur liability.

The Investment Adviser has in place information security, incident response, backup, and disaster recovery procedures intended to prevent or mitigate damage if such an event occurs. However, a breach could nevertheless occur, and such procedures could fail or be insufficient to avoid, mitigate, or remedy the breach. Moreover, the ever-changing methods and technologies used to obtain unauthorized access to systems through means such as third-party acts, computer error, malicious code, employee error, or malfeasance often are not known until used against a potential target. Therefore, the Investment Adviser may be unable to anticipate the destructive or invasive methods and technologies that could be used against its systems or to implement adequate protections.

REGULATION

Legal, Tax and Regulatory. Legal, tax and regulatory changes could occur that may materially adversely affect the Master Fund and Fund. For example, the regulatory and tax environment for derivative instruments in which the Master Fund and Underlying Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Master Fund and the ability of the Master Fund to pursue its trading strategies. On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act relating to a registered investment company’s use of derivatives and related instruments. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users and requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all tender option bonds or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all tender option bonds or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Master Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4. The Master Fund intends to continue to be treated as a limited derivatives user under Rule 18f-4. As a limited derivatives user, the Master Fund’s derivatives exposure, excluding certain currency and interest rate hedging transactions, may not exceed 10% of its net assets. This restriction is not fundamental and may be changed by the Master Fund without a shareholder vote. Rule 18f-4 under the Investment Company Act may require the Master Fund and Underlying Managers to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Master Fund and Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Master Fund and Underlying Managers may engage in derivative transactions could also limit or prevent the Master Fund or Underlying Managers from using certain instruments. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds may materially adversely affect the ability of the Master Fund and Fund to pursue their investment objective or strategies. Increased regulatory oversight and other legislation or regulation relating to hedge fund managers, hedge funds and funds of hedge funds could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Underlying Funds or the Master Fund and Fund and/or limit potential investment strategies that would have otherwise been used by the Underlying Managers or the Master Fund in order to seek to obtain higher returns.

As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Master Fund and Fund, Underlying Managers or their investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Master Fund or its Underlying Funds invest could have a material effect on the tax consequences to the members. In the event of any such change in law, each Member is urged to consult its own tax advisers.

TAX RISKS

Tax Characterization. The Fund and the Master Fund intend to take the position that they are properly treated as partnerships for U.S. federal income tax purposes. In order to be treated as a partnership, the Fund will impose limitations on the transferability of Units. Such limitations may result in illiquidity of the Units and delays in the ability to transfer.

Under such limitations, any transfer of Units generally requires express written consent of the Fund. Further, all transfers of Units must be: (i) transfers of Units to an entity controlled by the transferor, but only if the basis of the transferee is determined in whole or in part by reference to the basis in the hands of the transferor; (ii) transfers at death of the Member; (iii) transfers between members of a family; (iv) transfers involving distributions from a retirement plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account; (v) transfers of more than 2% of the total interests in partnership capital or profits; and (vi) transfers of interests of one or more members representing in the aggregate 50% or more of the total interests in membership capital and profits in one transaction or a series of related transactions. This would be sufficient to avoid treatment of the Fund as a publicly traded partnership, assuming that a beneficial interest in Units will not be traded or otherwise marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder. Second, each beneficial owner (including the initial transferee) of Units will be required, by its acceptance of a beneficial interest in Units to make certain certifications, representations, and warranties. If such representations, warranties, and covenants are not complied with, or if similar restrictions are not followed by holders of the Units, then the Fund could become a publicly traded partnership, and thereby become subject to an entity level income tax.

Changes in Applicable Tax Laws. Changes in applicable tax laws could affect, perhaps adversely, a Member’s tax consequences of an investment in the Fund.

LIMITS OF RISK DISCLOSURE

The above discussions relating to various principal risks associated with the Fund, the Units, the Offshore Fund, the Master Fund, and the Underlying Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s and the Master Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund, the Offshore Fund, the Master Fund or any Underlying Fund will be successful, that the various Underlying Funds selected will produce positive returns or that the Fund, the Offshore Fund, and the Master Fund will achieve their investment objective.

DESTINY ALTERNATIVE FUND LLC PERFORMANCE

The following information is intended to help you understand the risks of investing in the Units. The information illustrates the changes in the pre-tax performance of the Units of the Master Fund. Past performance is not an indication of future performance. Prior to its registration under the Investment Company Act on July 1, 2022, the Master Fund maintained the same investment objective, strategies and investment policies and was managed by the same portfolio managers.

The Master Fund commenced operations on October 1, 2020 as a private fund. The performance information below for periods prior to July 1, 2022 reflects the Master Fund’s performance as a privately placed unregistered fund and has not been adjusted to reflect the Units’ estimated expenses (with the exception of estimated Acquired Fund Fees and Expenses the effect of which was already incorporated into the performance of the Fund) or the effect of any fee waivers or expense reimbursements. Prior to its registration under the Investment Company Act, the Master Fund was not subject to certain investment limitations, diversification requirements, and other restrictions imposed by the Investment Company Act, which, if applicable, may have adversely affected its performance.

Cumulative Return Since Inception (through June 30, 2023):

6.53%

Monthly Performance (%) Net of Fees

	Jan	Feb	Mar	Apr	May	June	Jul	Aug	Sept	Oct	Nov	Dec	Year
2020										(0.27)%	2.40%	3.82%	6.02%
2021	(2.34)%	5.03%	0.94%	1.59%	(1.13)%	1.98%	(0.72)%	2.09%	(0.73)%	0.70%	(2.31)%	1.35%	6.39%
2022	(4.25)%	(1.07)%	(0.31)%	(2.33)%	(2.75)%	(3.22)%	(0.30)%	(0.49)%	(2.56)%	(0.43)%	(0.43)%	6.09%	(5.98)%
2023	(0.18)%	(0.23)%	2.09%	(0.13)%	(0.13)%	3.15%

MANAGEMENT OF THE FUND AND THE MASTER FUND

The Boards of Managers

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members. The Master Fund Board, which currently has the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members. The Fund is the sole shareholder of the Offshore Fund. The board of directors of the Offshore Fund will delegate the day to day management, as well as general oversight responsibilities of the Offshore Fund, to the Board of Managers of the Fund. Therefore, the Board effectively will make all decisions on behalf of the Offshore Fund. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Managers”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the applicable fund any committee of such board, service providers or, in the case of the Master Fund, the Investment Adviser. See “BOARDS OF MANAGERS AND OFFICERS” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board and Master Fund Board.

The Investment Adviser

First Trust Capital Management L.P. serves as the investment adviser of the Master Fund and is responsible for determining and implementing the Master Fund’s overall investment strategy and for the day-to-day management of the Master Fund’s portfolio, managing the Master Fund’s business affairs and providing certain clerical, bookkeeping and other administrative services. The Investment Adviser is a Delaware limited partnership and a registered investment adviser controlled by First Trust Capital Solutions L.P. First Trust Capital Solutions LP is a Delaware limited partnership owned by First Trust Capital Partners, LLC and by VFT Holdings LP and its affiliates.. The Investment Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of June 30, 2023, the Investment Adviser had assets under management of approximately $5.3 billion.

The Investment Adviser and its affiliates may serve as investment managers to other funds that have investment programs which are similar to the investment program of the Fund and the Master Fund, and the Investment Adviser or one of their affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund and the Master Fund. See “CONFLICTS OF INTEREST.”

The Fund and the Master Fund intend to rely on the no-action relief provided by the Commodity Futures Trading Commission (“CFTC”). Pursuant to the relief, the Investment Adviser is not required to register as a commodity pool operator with respect to the Fund and the Master Fund, or rely on an exemption from registration, until the later of June 30, 2013 or six months from the date that revised guidance is issued on the application of the calculation of the de minimis thresholds to fund-of-funds operators. As of the date of this Memorandum, the CFTC has not yet proposed any guidance regarding the application of the de minimis thresholds to fund-of-funds operators. If the Fund and the Master Fund and the Investment Adviser with respect to the Fund become subject to CFTC regulation, the Fund may incur additional compliance, operational and other expenses.

Portfolio Managers

The personnel of the Investment Adviser who currently have primary responsibility for management of the Master Fund (the “Portfolio Managers”) are as follows:

MICHAEL PECK, CFA® — Portfolio Manager

Mr. Peck, CFA, joined the Investment Adviser and its affiliated companies in February 2012 and is currently Chief Executive Officer and Co-Chief Investment Officer of FTCM and President and Co-Chief Investment Officer of Vivaldi Capital Management LP. Prior to thereto, Mr. Peck was a Portfolio Manager at Coe Capital, LLC, a Chicago-based registered investment adviser, from March 2010 to December 2011. From June 2007 through March 2009, Mr. Peck was a consulted at various real estate and investment companies. From 2006 to 2008, Mr. Peck was a Senior Financial Analyst/Risk Manager at The Bond Companies. Mr. Peck graduated from Lehigh University with a Bachelor of Science in Accounting. Mr. Peck also holds a Master of Arts in Finance and a Master in Business Administration (Real Estate Analysis and Financial Analysis) from DePaul University and is a Chartered Financial Analyst (“CFA”).

BRIAN MURPHY — Portfolio Manager

Mr. Murphy joined the Investment Adviser in March 2014 as a Senior Research Analyst. He currently serves as Co-Chief Investment Officer of FTCM and a portfolio manager to the Fund. Mr. Murphy was previously a Director at Voyager Management, LLC (“Voyager Management”), a fund of hedge fund firm, from 2010 to 2014. Prior to Voyager Management, from 2009 to 2010, Mr. Murphy was Derivatives Product Specialist at Analytic Investors, specializing in quantitative derivative hedge fund strategies. Mr. Murphy was also an Analyst at Iron Partners, LLC, a fund of hedge fund firm, from 2007 to 2009, where he was primarily responsible for covering hedged equity, equity trading, derivative and structured product services. Mr. Murphy graduated from Miami University with a Bachelor of Science in Finance.

MICHAEL GRAYSON — Portfolio Manager

Mr. Grayson joined the Investment Adviser in 2015 and helped design and manage FTCM’s product development efforts. He also leads the effort to convey the Investment Adviser’s strategies and investment theses alongside the distribution team to support the growth and scale of the broader platform. Mr. Grayson holds a B.A. from Colgate University where he studied Political Science and Economics.

The Investment Management Agreement

The Investment Management Agreement (the “Investment Management Agreement”) between the Investment Adviser and the Master Fund became effective as of July 1, 2022 and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act) and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board, or the Investment Adviser or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement is available in the Fund’s and Master Fund’s semi-annual report to its Members for the period ended September 30, 2022.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund, the Investment Adviser and any partner, director, officer or employee of the Investment Adviser, or any of its affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Master Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Master Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Master Fund, of the Investment Adviser or any partner, director, officer or employee of the Investment Adviser, and any of its affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Master Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund.

Investment Management Fee

Through its investment in the Master Fund via the Offshore Fund, the Fund bears a proportionate share of the investment management fee (the “Investment Management Fee”) paid by the Master Fund to the Investment Adviser in consideration of the advisory and other services provided by the Investment Adviser to the Master Fund. Pursuant to the Investment Management Agreement, the Master Fund pays the Investment Adviser an Investment Management Fee on an annualized basis, payable quarterly in arrears on the 60th business day of the succeeding quarter, based upon the Master Fund’s net assets as of the last business day of each calendar quarter, subject to certain adjustments.

The Master Fund pays the Investment Adviser as described below:

Net Asset Value of the Master Fund (as of the last Business Day* of each calendar quarter)	Investment Management Fee Rate (per annum)
$30,000,000 or less	0.75%
Between $30,000,001 and $40,000,000	0.70%
Between $40,000,001 and $50,000,000	0.65%
Greater than $50,000,000	0.60%

*	A “Business Day” is a day (other than a Saturday or Sunday) on which banks and relevant financial markets are open for business in Chicago, Illinois (provided that, where applicable, such day is also a business day for the relevant Underlying Fund).

The Investment Management Fee will be paid to the Investment Adviser before giving effect to any repurchase of Units in the Master Fund effective as of that date and will decrease the net profits or increase the net losses of the Master Fund that are credited to its Members. NAV means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Adviser for any quarter, NAV will be calculated prior to any reduction for any fees and expenses of the Master Fund for that quarter, including, without limitation, the Investment Management Fee payable to the Investment Adviser for that quarter.

FINANCIAL INTERMEDIARIES

The Fund’s Units are offered for sale at NAV. The Fund also may enter into agreements with Recipients for the sale and servicing of the Fund’s Units. The Fund intends to offer to sell its Units on a continuous basis Units of the Fund will not be listed on any national securities exchange and the Fund will not act as a market maker in Fund Units.

The Fund is relying on an exemptive order from the SEC, and has adopted a Shareholder Service Plan with respect to its Units in compliance with Rule 12b-1 under the Investment Company Act. The Shareholder Service Plan will allow the Fund to pay servicing fees for the sale and servicing of its Units. Under the Service Agreement, the Fund will be permitted to pay a Servicing Fee up to 0.25% on an annualized basis of the net assets to the Fund’s Recipients.

All or a portion of such Servicing Fee may be used to compensate financial industry professionals for providing ongoing member services. Such activities may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Investment Adviser may reasonably request.

The Fund may authorize one or more financial intermediaries and their authorized agents that have made arrangements with the Fund (collectively, “Financial Intermediaries”) to receive on its behalf purchase orders and repurchase requests. Such Financial Intermediaries are authorized to designate other intermediaries or designees to receive purchase orders and repurchase requests on the Fund’s behalf. The Fund will be deemed to have received a purchase order or repurchase request when a Financial Intermediary or, if applicable, a Financial Intermediary’s designee, receives the order or repurchase request. Orders will be priced at the next computed per-class NAV per Unit after they are received by a Financial Intermediary or the Financial Intermediary’s authorized designee.

Investors may be charged a fee if they effect transactions through a Financial Intermediary or authorized designee. Investors who purchase Units through Financial Intermediaries will be subject to the procedures of those intermediaries through which they purchase Units, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the Financial Intermediary through which they purchase Units. Investors purchasing Units of the Fund through Financial Intermediaries should acquaint themselves with their Financial Intermediary’s procedures and should read this Memorandum in conjunction with any materials and information provided by their Financial Intermediary. The Financial Intermediary, and not its customers, will be the shareholder of record, although customers may have the right to vote Units depending upon their arrangement with the Financial Intermediary.

The Investment Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties that have entered into selling agreements with the Fund) from time to time in connection with the servicing of Members and/or the Fund. These payments will be made out of the Investment Adviser’s and/or its affiliates’ own assets, as applicable, and will not represent an additional charge to the Fund. The amount of the foregoing payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

ADMINISTRATION

Each of the Fund and the Master Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund, the Master Fund, and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund and the Master Fund, as applicable; (1) maintaining a list of Members and generally performing all actions related to the issuance and repurchase of Units of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund and the Master Fund in accordance with U.S. generally accepted accounting principles (“GAAP”) and procedures defined in consultation with the Investment Adviser; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with GAAP, quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Adviser.

The Fund pays the Administrator an annual fee beginning at 0.11% of the Master Fund’s net assets and decreasing as assets reach certain levels. In addition, the Fund pays the Administrator its pro-rata share, based on combined assets under management, of an annual relationship-level base fee paid by all registered investment companies advised by the Investment Adviser and serviced by the Administrator (together with the asset-based fee, the “Administration Fee”). This fee structure generally covers fund administration, fund accounting, tax regulation and compliance, transfer agent and record keeping, and custody administration services provided by the Administrator or its affiliates. The Administration Fee is paid to the Administrator out of the assets of the Fund and Master Fund, as applicable, and therefore decreases the net profits or increases the net losses of the Fund and Master Fund. The Fund and Master Fund, as applicable, also reimburse the Administrator for certain out-of-pocket expenses. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund, Master Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Master Fund, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund and Master Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for the Fund and the Master Fund. The Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund or the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund and the Master Fund.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund and the Master Fund are not held by the Investment Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

FUND AND MASTER FUND EXPENSES

Each of the Fund, the Offshore Fund and the Master Fund will pay all of its expenses, or reimburse the Investment Adviser or its affiliates to the extent they have previously paid such expenses on behalf of the Fund, the Offshore Fund or the Master Fund. The expenses of the Fund (whether borne directly, or indirectly through, and in proportion to, the Fund’s interest in the Master Fund (through its investment in the Offshore Fund)) include, but are not limited to, any fees and expenses in connection with the offering and issuance of Units and Master Fund Interests; all fees and expenses reasonably incurred in connection with the operation of the Fund and the Master Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate actions, travel associated with due diligence and monitoring activities and enforcing the Fund’s and the Master Fund’s rights in respect of the Master Fund Investments; quotation or valuation expenses; the Investment Management Fee, the Servicing Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings by the Fund and Master Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Master Fund), including foreign counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units and Master Fund Interests; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund and the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s or the Master Fund’s transactions with any custodian or other agent engaged by the Fund or the Master Fund, as applicable; bank service fees; costs and expenses relating to any amendment of the LLC Agreement, the Master Fund LLC Agreement or other organizational documents of the Fund or the Master Fund; expenses of preparing, amending, printing, and distributing Memorandums, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Members or the Master Fund’s members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ or Master Fund members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board and Master Fund Board who are not employees of the Investment Adviser or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund or the Master Fund. The Fund or the Master Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund, the Offshore Fund or Master Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity (including, without limitation, pursuant to the indemnification obligations described under “SUMMARY OF THE LLC AGREEMENT — LIMITATION OF LIABILITY; INDEMNIFICATION”); expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Investment Adviser will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses. In addition, the Investment Adviser is responsible for the payment of the compensation and expenses of those members of the Master Fund Board and officers of the Master Fund affiliated with the Investment Adviser, and making available, without expense to the Master Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund’s expenses incurred and to be incurred in connection with the initial offering of Units will be amortized by the Fund over the 12-month period beginning on the Initial Closing Date. The Fund will also bear directly certain ongoing offering costs associated with any periodic offers of Units, and indirectly certain ongoing offering costs associated with any periodic offers of Master Fund Units, which will be expensed as they are incurred. Organizational expenses will be paid out of Fund assets which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund, the Master Fund or the Members.

The Investment Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Adviser has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s investment management fee and other fees and expenses) (a “Waiver”), in the amount necessary to ensure that Total Annual Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Total Annual Expenses, but excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 2.50% of the average daily net assets of the Fund on an annualized basis (the “Expense Limit”). The current term of the Expense Limitation and Reimbursement Agreement continues until July 1, 2024. Thereafter, the Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms unless terminated by the Fund or the Investment Adviser upon 30 days’ advanced written notice. Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 2.50%.For a period not to exceed three years from the date on which a Waiver is made, the Investment Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the Expense Limit in effect at the time of the waiver and (ii) the Expense Limit in effect at the time of the recoupment. The Fund’s and the Master Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s capital account. For the fiscal period from June 30, 2022 (commencement of operations) through March 31, 2023, the Investment Adviser waived fees and/or assumed expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s investment management fee and other fees and expenses) of $101,938.

VOTING

Each Member will have the right to cast a number of votes, based on the value of such Member’s Units, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members. Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The voting rights of members of the Master Fund will be substantially similar to those of the Members of the Fund. Whenever the Fund, as a member of the Master Fund, is requested to vote on matters pertaining to the Master Fund, the Fund will seek voting instructions from Members and will vote its Master Fund Interest for or against such matters proportionately to the instructions to vote for or against such matters received from Members. In the event that the Fund does not receive voting instructions from Members, the portion of the Fund’s Master Fund Interest allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest.

The Investment Adviser and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund and the Master Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund and the Master Fund. The Investment Adviser and its affiliates may provide services to, invest in, advise, sponsor and/or act as Investment Adviser to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund and the Master Fund; which may compete with the Fund and the Master Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund and the Master Fund in certain transactions. In addition, the Investment Adviser and its affiliates and respective clients may themselves invest in securities that would be appropriate for the Fund and the Master Fund. By acquiring Units, each Member will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest.

The Master Fund has applied for exemptive relief from the SEC that would permit the Master Fund to participate in certain negotiated investments alongside other funds managed by the Investment Adviser or certain of its affiliates outside the parameters of Section 17 of the Investment Company Act , subject to certain conditions including (i) that a majority of the Managers of the Master Fund Board who have no financial interest in the co-investment transaction and a majority of the Managers of the Master Fund Board who are not “interested persons,” as defined in the Investment Company Act, approve the 17(d) investment and (ii) that the price, terms and conditions of the 17(d) investment will be identical for each fund participating pursuant to the exemptive relief. The Master Fund will not engage in 17(d) investments alongside affiliates unless the Master Fund has received an order granting such exemptive relief or unless such investments are not prohibited by Section 17(d) of the Investment Company Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. There can be no assurance when or if the Master Fund will obtain such exemptive relief. Furthermore, even if the Master Fund obtains exemptive relief, it could be limited in its ability to invest in certain investments in which the Investment Adviser or any of its affiliates are investing or are invested.

Although the Investment Adviser and its affiliates will seek to allocate investment opportunities among the Fund and the Master Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Investment Adviser or its affiliates will be appropriate for the Fund and the Master Fund or will be referred to the Fund and the Master Fund. The Investment Adviser and its affiliates are not obligated to refer any investment opportunity to the Fund and the Master Fund.

The directors, partners, trustees, managers, members, officers and employees of the Investment Adviser and its affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Investment Adviser or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, the Fund, Master Fund, and Investment Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s website at https://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

Expenses incurred with respect to the Master Fund Investments are generally allocated among the Master Fund and the Investment Adviser’s and its affiliates’ other clients participating in such investments. With respect to each Master Fund Investment in which any co-investor of the Investment Adviser or its affiliates co-invests with one or more funds (including the Master Fund) or separate accounts managed by the Investment Adviser or its affiliates, investment expenses or indemnification obligations related to such investments are generally borne by such funds (including the Master Fund) or separate accounts and such co-investor(s) in proportion to the capital committed by each to such investment.

Broken deal expenses are generally allocated entirely to funds (including the Master Fund) or separate accounts discretionarily managed by the Investment Adviser or its affiliates that would be allocated the relevant potential, but ultimately unconsummated, investment and not to any co-investor of the Investment Adviser or its affiliates allocated to such proposed investment. Discretionarily managed funds (including the Master Fund) or separate accounts managed by the Investment Adviser or its affiliates typically have priority allocation rights to investments whilst co-investors (including the Master Fund) have no such rights but typically participate to enable a transaction considered beneficial for the discretionarily managed funds (including the Master Fund) or separate accounts managed by the Investment Adviser or its affiliates participating therein as such funds’ and separate accounts’ collective appetite alone is typically insufficient to consummate such transactions. Accordingly, amongst such discretionarily managed funds (including the Master Fund) or separate accounts managed by the Investment Adviser or its affiliates, each shall bear the entire amount of broken deal expenses incurred, in proportion to the capital they would have committed to the contemplated unconsummated investment, save for certain initial stage broken deal expenses which may be allocated to funds (including the Master Fund) and separate accounts managed by the Investment Adviser or its affiliates (and not to co-investors of the Investment Adviser and its affiliates) based on such funds’ and accounts’ investment objectives rather than a planned allocation to an investment.

Potential Conflicts of Interest Risk

The Investment Adviser and the portfolio managers of the Fund have interests which may conflict with the interests of the Fund. In particular, the Investment Adviser manages and/or advises other investment funds or accounts with the same or similar investment objectives and strategies as the Fund. As a result, the Investment Adviser and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts, and may not be able to formulate as complete a strategy or identify equally attractive investment opportunities as might be the case if they were to devote substantially more attention to the management of the Fund. The Investment Adviser and the Fund’s portfolio managers may identify a limited investment opportunity that may be suitable for multiple funds and accounts, and the opportunity may be allocated among these several funds and accounts, which may limit the Fund’s ability to take full advantage of the investment opportunity. Additionally, transaction orders may be aggregated for multiple accounts for purpose of execution, which may cause the price or brokerage costs to be less favorable to the Fund than if similar transactions were not being executed concurrently for other accounts. Furthermore, it is theoretically possible that a portfolio manager could use the information obtained from managing a fund or account to the advantage of other funds or accounts under management, and also theoretically possible that actions could be taken (or not taken) to the detriment of the Fund. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and accounts. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that the Fund holds, potentially resulting in a decrease in the market value of the security held by the Fund.

Conflicts potentially limiting the Fund’s investment opportunities may also arise when the Fund and other clients of the Investment Adviser invest in, or even conduct research relating to, different parts of an issuer’s capital structure, such as when the Fund owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other clients of the Investment Adviser or result in the Investment Adviser receiving material, non-public information, or the Investment Adviser may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting the Fund’s investment opportunities. Additionally, if the Investment Adviser acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager or other investment personnel may be restricted from purchasing securities or selling certain securities for the Fund or other clients.

The portfolio managers also may engage in cross trades between funds and accounts, may select brokers or dealers to execute securities transactions based in part on brokerage and research services provided to the Investment Adviser or which may not benefit all funds and accounts equally and may receive different amounts of financial or other benefits for managing different funds and accounts. The Investment Adviser and their affiliates may provide more services to some types of funds and accounts than others.

The Fund and Investment Adviser have adopted policies and procedures that address the foregoing potential conflicts of interest, including policies and procedures to address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all accounts of the Investment Adviser are treated equitably. There is no guarantee that the policies and procedures adopted by the Investment Adviser and the Fund will be able to identify or mitigate the conflicts of interest that arise between the Fund and any other investment funds or accounts that the Investment Adviser may manage or advise from time to time. For further information on potential conflicts of interest, see “Investment Management and Other Services — Conflicts of Interest” in the SAI.

OUTSTANDING UNITS*

			(4)
		(3)	Amount Outstanding
(1)	(2)	Amount Held by Fund or	Exclusive of Amount
Title of Class	Amount Authorized	for its Account	Shown Under
Units	Unlimited	170,723	$--

*	As of August 31, 2023.

TENDER OFFERS/OFFERS TO REPURCHASE

No Member will have the right to require the Fund to redeem its Units. In addition, no public market exists for the Units and the Fund does not expect any trading market to develop for the Units. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Units, as described below.

The Fund may from time to time offer to repurchase Units from investors in accordance with written tenders by investors at those times, in those amounts, and on such terms and conditions as the Board may determine in its sole discretion. However, because all or substantially all of the Fund’s assets will be invested in the Master Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of its Master Fund Interest (via the Offshore Fund) in order to satisfy repurchase requests. Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund. Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

It is expected that, under normal market circumstances, the Investment Adviser generally will recommend to the Board, subject to the Board’s discretion, that any such tender offer of the Master Fund would be for an amount that is not more than 5% of the Master Fund’s NAV. To preserve the partnership tax treatment for the Master Fund, any such redemption program may be subject to significant restrictions and delays, including the restriction that no more than the Units representing 10% of the total interests in Master Fund capital or profits may be redeemed in any one taxable year. If a tender offer is oversubscribed by Members, the Master Fund will repurchase only a pro rata portion of the Units tendered by each Member, in which case tendering Members will not have all of their tendered Units repurchased by the Master Fund, or the Master Fund may take any other action permitted by the tender offer rules under the Securities Exchange Act of 1934 (the “Exchange Act”) and described in the written tender offer notice to Members.

Each tender offer will be made and Members will be notified in accordance with the requirements of the Exchange Act and the Investment Company Act, either by publication or mailing or both. The tender offer documents will contain information prescribed by such laws and the rules and regulations promulgated thereunder. Members tendering Units for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer.

In determining whether the Master Fund should offer to repurchase Units therein from its Members pursuant to written requests, the Master Fund Board will consider the recommendation of the Investment Adviser. The Master Fund Board or the Board also may consider the following factors, among others, in determining whether to repurchase Master Fund Interests or Units and the amount of Master Fund Interests or Units therein to be repurchased:

●	In the case of the Board, whether the Master Fund is making a contemporaneous repurchase offer for Master Fund Interests, and the aggregate value of the Master Fund Interests the Master Fund is offering to repurchase;

●	whether any members of the applicable fund have requested to tender interests in such fund to the fund;

●	the working capital and liquidity requirements of the applicable fund;

●	the relative sizes of the repurchase requests and the applicable fund;

●	the past practice of the applicable fund in repurchasing interests in such fund;

●	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

●	the anticipated tax consequences of any proposed repurchases of interests in the applicable fund; and

●	in the case of the Master Fund Board, the Master Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Master Fund Investments), and the availability of information as to the value of its interests in other investments.

The Investment Adviser currently expects that it will generally recommend to the Board that the Master Fund offer to repurchase Units from Members biannually (but not more than four times a year) with tender offer Valuation Dates occurring on the last business day of June and December; however, there can be no assurance that any such tender offers will be conducted on a biannual basis or at all. The Board may elect not to conduct a tender offer, notwithstanding the recommendation of the Investment Adviser. The decision to offer to repurchase Units is in the complete and absolute discretion of the Board. It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund. The Fund and the Master Fund are not required to conduct tender offers.

In certain circumstances, the Board may require a Member to tender its Units.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in — first out” basis. An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Units. However, the Fund is permitted to allocate Members, whose Units are repurchased, costs and charges imposed by Underlying Funds, or otherwise incurred in connection with Master Fund Investments, if the Investment Adviser determines to liquidate such interests as a result of repurchase tenders by Members and such charges are imposed on the Fund. In the event that any such charges are allocated to the Fund, and subject to applicable law, the Fund may allocate such charges pro rata to all tendering Members. Additionally, as described above, the Board may offer to repurchase at a discount to NAV under certain circumstances.

A Member who tenders for repurchase only a portion of its Units in the Fund will be required to maintain a minimum account balance of $100,000. Subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Fund reserves the right to reduce the amount to be repurchased from a Member so that the required account balance is maintained. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws.

Members whose written tenders of Units are accepted by the Fund will be subject to the risk of fluctuations in the NAV of Units until the Valuation Date. In addition, payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Investment Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment- related expenses as a result of higher portfolio turnover rates.

TENDER/REPURCHASE PROCEDURES

The following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units. The Master Fund is expected to employ substantially similar procedures in connection with the repurchase of Master Fund Interests.

Due to liquidity restraints associated with the Fund’s investments in Underlying Funds, it is presently expected that, under the procedures applicable to the repurchase of Units, Units will be valued as of the applicable Valuation Date. The Fund will generally pay the value of the Units repurchased (or as discussed below, 95% of such value) no later than the 65th day after the deadline for Member to tender Shares for repurchase as set forth in the applicable repurchase offer. This amount will be subject to adjustment after completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effective. Units may be repurchased prior to Underlying Fund audits. To mitigate any effects of this, the Member will receive an initial cash payment equal to 95% of the estimated, unaudited value of the Units (after adjusting for early repurchase fees), determined as of the Valuation Date, no later than the 65th day after the deadline for Members to tender Shares for repurchase as set forth in the applicable repurchase offer. The remaining 5% of the of the estimated unaudited net assets value of such Member’s Shares being repurchased, subject to audit adjustment, will be determined and paid within two business days after completion of the Fund’s annual audit.

Under these procedures, Members will have to decide whether to tender their Units for repurchase without the benefit of having current information regarding the value of the Units as of the Valuation Date. The Member may inquire of the Fund, at the telephone number indicated within this Memorandum, as to the value of the Units last determined. In addition, there will be a substantial period of time between the date as of which the Members must tender the Units and the date they can expect to receive payment for their Units from the Fund. Payments for repurchased Units may be delayed under circumstances where the Fund has determined to redeem its interest in Underlying Funds to make such payments but has experienced delays in receiving payments from the Underlying Funds.

Repurchase of Units by the Fund are subject to certain regulatory requirements imposed by SEC rules. Notwithstanding the foregoing, the Board may determine to postpone payment of the repurchase price or suspend repurchases during any period at any time.

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory repurchase or redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) its Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Investment Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Members may be harmful or injurious to the business or reputation of the Fund or the Investment Adviser, or may subject the Fund, the Offshore Fund, the Master Fund or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

TRANSFERS OF UNITS

There is no public market for the Units and none is expected to develop. The Fund does not list its Units on a stock exchange or similar market. Units are transferable only in limited circumstances as described below, and liquidity for investments in Units may be provided only through periodic tender offers by the Fund. If a Member attempts to transfer Units in violation of the Fund’s transfer restrictions, the transfer will not be permitted and will be void. An investment in the Fund is therefore suitable only for investors that can bear the risks associated with the limited liquidity of Units and should be viewed as a long-term investment.

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Units held by Members may be transferred only: (i) by operation of law in connection with the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor be an Eligible Investor. See “INVESTOR QUALIFICATIONS.” Notice of a proposed transfer of a Unit must also be accompanied by a properly completed investor application in respect of the proposed transferee. In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, the balance of the account of each of the transferee and transferor is less than $50,000. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. The Board reserves the right to revise the transfer restrictions on Units at any time.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member, will be entitled to the distributions allocable to the Units so acquired, to transfer the Units in accordance with the terms of the LLC Agreement and to tender the Units for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Investment Adviser, the Offshore Fund, the Master Fund, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or policies adopted by the Board or any misrepresentation made by that Member in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Investment Adviser or any governmental agency believes that the Fund has sold Units to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Adviser or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Units. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

CREDIT FACILITY

The Master Fund may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions (each, a “Financial Institution”) as chosen by the Investment Adviser and approved by the Board. The Master Fund may borrow under a credit facility for a number of reasons, including without limitation, to pay fees and expenses, to make annual income distributions and to satisfy certain repurchase offers in a timely manner to ensure liquidity for the investors. To facilitate such Borrowing Transactions, the Master Fund may pledge its assets to the Financial Institution.

The Fund and the Master Fund comply with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage.

CALCULATION OF NET ASSET VALUE

GENERAL

The Administrator calculates each of the Fund’s, the Offshore Fund’s and the Master Fund’s NAV as of the close of business on the last day of each quarter and at such other times as the Board may determine, including in connection with repurchases of Units, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board.

Because the Fund invests all or substantially all of its assets in the Master Fund (through the Offshore Fund), the value of the assets of the Fund will depend on the value of its pro rata interest in the Master Fund. The Board and the Master Fund Board have approved valuation procedures for the Fund and the Master Fund, which are in substance identical (the “Valuation Procedures”).

For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Master Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable.

Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the Investment Company Act. As a general principle, the fair value of a security or other asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board and Master Fund Board have designated the Investment Adviser as the valuation designee (“Valuation Designee”) for the Fund and Master Fund to perform in good faith the fair value determination relating to all Fund and Master Fund investments, under the Board’s and Master Fund Board’s oversight. The Investment Adviser carries out its designated responsibilities as Valuation Designee through its Valuation Committee. The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

The Valuation Designee may value Master Fund portfolio securities for which market quotations are not readily available and other Master Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources.

The Master Fund values its investments in private Underlying Funds (generally private funds that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the Investment Company Act). In accordance with the Valuation Procedures, fair value as of each quarter-end or other applicable accounting periods, as applicable, ordinarily will be the value determined as of such date by each private Underlying Fund in accordance with the private Underlying Fund’s valuation policies and reported at the time of the Master Fund’s valuation. As a general matter, the fair value of the Master Fund’s interest in a private Underlying Fund will represent the amount that the Master Fund could reasonably expect to receive from the private Underlying Fund if the Master Fund’s interest was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Valuation Designee believes to be reliable. The Valuation Designee will determine the fair value of such private Underlying Fund based on the most recent final or estimated value reported by the private Underlying Fund, as well as any other relevant information available at the time the Valuation Designee values the portfolio. Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values are expected to reasonably reflect market values of securities when available or fair value as of the Master Fund’s valuation date. A substantial amount of time may elapse between the occurrence of an event necessitating the pricing of the Master Fund assets and the receipt of valuation information from the Underlying Manager of a private Underlying Fund.

The Valuation Designee will consider whether it is appropriate, in light of all relevant circumstances, to value such interests at the NAV as reported by the Underlying Manager at the time of valuation, or whether to adjust such value to reflect a premium or discount to NAV. In accordance with U.S. generally accepted accounting principles and industry practice, the Master Fund may not always apply a discount in cases where there is no contemporaneous redemption activity in a particular Underlying Fund. In other cases, as when an Underlying Fund imposes extraordinary restrictions on redemptions, when other extraordinary circumstances exist, or when there have been no recent transactions in Underlying Fund interests, the Master Fund may determine that it is appropriate to apply a discount to the NAV of the Underlying Fund. Any such decision will be made in good faith by the Valuation Designee under oversight by the Master Fund Board.

Where deemed appropriate by the Valuation Designee and consistent with the Investment Company Act, investments in Underlying Funds may be valued at cost. Cost will be used only when cost is determined to best approximate the fair value of the particular security under consideration.

To the extent the Fund or the Master Fund invests in securities or other instruments that are not investments in Underlying Funds, the Fund or the Master Fund, as applicable, will generally value such assets as described below. Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on NASDAQ for which the NOCP is not available will be valued at the mean between the closing bid and ask prices in this market. Securities traded on a foreign securities exchange generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these. If the Valuation Designee believes that the value received from the pricing service does not reflect fair value, then the Valuation Designee will fair value the security using another methodology.

Debt securities generally will be valued by the Valuation Designee using a third-party pricing system, agent, or dealer selected by the Valuation Designee, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Valuation Designee to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the NAV of the Fund or the Master Fund is determined. When such events materially affect the values of securities held by the Fund or the Master Fund or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by the Valuation Designee.

The Master Fund will generally value shares of ETFs at the last sale price on the exchange on which the ETF is principally traded. The Master Fund will generally value shares of open-end investment companies and closed-end investment companies that do not trade on one or more of the U.S. national securities exchanges at their respective NAVs.

Investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s and Master Fund’s net assets if the judgments of the Valuation Designee (in reliance on the Underlying Funds and/or their administrators) regarding appropriate valuations should prove incorrect.

SUSPENSION OF CALCULATION OF NET ASSET VALUE

As noted above, the Administrator calculates the NAV of the Fund and the Master Fund as of the close of business on the last day of each quarter. However, there may be circumstances where it may not be practicable to determine an NAV, such as during any period when the principal stock exchanges for securities in which Underlying Funds have invested their assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended). In such circumstances, the Board (after consultation with the Investment Adviser) may suspend the calculation of NAV. The Fund will not accept subscriptions for Units if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund and Master Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Members, and in its reports on Form N-PORT filed with the SEC after the end of the first and third quarters of the Fund’s and the Master Fund’s fiscal year. The Administrator will resume calculation of the Fund’s NAV after the Board (in consultation with the Investment Adviser) determines that conditions no longer require suspension of the calculation of NAV.

DIVIDEND REINVESTMENT PLAN

The Master Fund has a dividend reinvestment plan (the “DRIP”). Unless a Member elects to receive cash by contacting the Fund’s Administrator, UMB Fund Services, Inc. at (877) 779-1999 or 235 West Galena Street, Milwaukee, WI 53212, all dividends and/or capital gains distributions declared on Units will be automatically reinvested in full and fractional Units at the Master Fund’s then current NAV. Members who elect not to participate in the DRIP will receive all dividends and capital gains distributions in cash paid by check mailed directly to the shareholder of record (or, if the Units are held in street or other nominee name, then to such nominee) by the Administrator as dividend disbursing agent. Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Administrator prior to the dividend record date; otherwise, such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers or dealers may automatically elect to receive cash on behalf of Members who hold their Units in the broker or dealer’s name and may re-invest that cash in additional Units. Reinvested Dividends will increase the Fund’s assets on which the Investment Management Fee is payable to the Investment Adviser.

Whenever the Fund declares a dividend and/or capital gain payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Units. The Units will be acquired by the Administrator for the DRIP participants’ accounts through receipt of additional unissued but authorized Units from the Master Fund.

The Administrator maintains all Members’ accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by Members for tax records. Units in the account of each DRIP participant will be held by the Administrator on behalf of the DRIP participant, and each Member proxy will include those Units purchased or received pursuant to the DRIP. The Administrator will forward all proxy solicitation materials to participants and vote proxies for Units held under the DRIP in accordance with the instructions of the participants.

Beneficial owners of Units who hold their Units in the name of a broker or dealer should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the DRIP. In the case of Members such as banks, brokers or dealers that hold Units for others who are the beneficial owners, the Administrator will administer the DRIP on the basis of the number of Units certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the DRIP.

There will be no brokerage charges with respect to Units issued directly by the Master Fund. The automatic reinvestment of dividends and/or capital gains in Units under the DRIP will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and/or capital gains, even though such participants have not received any cash with which to pay the resulting tax.

The Master Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at (877) 779-1999 or 235 West Galena Street, Milwaukee, WI 53212.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax aspects of an investment in the Fund. It is contemplated that the investors in the Fund will be entities, such as IRAs and other tax-qualified retirement plans, that are generally tax-exempt for U.S. federal income tax purposes. This summary does not discuss the tax consequences for other kinds of investors, such as individuals, taxable entities or foreign persons. The summary is based solely on current tax law, and there is no assurance that the relevant tax law, or interpretations of it, will not be changed in the future, in some cases retroactively. This summary is not binding on any tax authority. The Fund and the Master Fund have not sought an opinion of legal counsel or a ruling from the IRS as to any U.S. federal income tax matters.

The summary is not, in any event, intended to be a substitute for individual tax advice from your own tax advisor. You should consult your own tax advisor with respect to the tax consequences of an investment in the Fund, in light of your own individual circumstances.

The Fund and Master Fund

The Fund and Master Fund are limited liability companies, and no election will be filed with the IRS to cause either of them to be classified as a corporation for federal income tax purposes. Accordingly, the Fund and Master Fund will be classified as partnerships for U.S. federal income tax purposes.

Under Section 7704 of the Code, a “publicly traded partnership” may be taxable as a corporation for federal income tax purposes in certain circumstances. A “publicly traded partnership” is any partnership the interests of which are traded on an established securities market or which are “readily tradable on a secondary market (or the substantial equivalent thereof).” Under applicable Treasury Regulations, interests in a partnership are readily tradable on the substantial equivalent of a secondary market if, taking into account all facts and circumstances, the partners are readily able to buy, sell, exchange or redeem their interests in a manner that is economically comparable to trading on an established securities market. The applicable Treasury Regulations further provide that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer making a market in the interests; (ii) any person regularly makes available to the public bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices; (iii) interest holders in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests in the partnership through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the partnership; or (iv) prospective buyers or sellers of interests in the partnership otherwise have an opportunity to buy or sell interests in a time frame and with the regularity and continuity that is comparable to the foregoing. Also, certain redemption plans under which holders of interests in a partnership have readily available, regular, and ongoing opportunities to dispose of their interests, can be substantially equivalent to a secondary market under these rules.

Under the LLC Agreement of the Fund and Master Fund, transfers of Units by Members, other than repurchases by the Fund or Master Fund of their interest, are generally restricted to “private transfers” and other transfers that cannot cause the Fund or Master Fund to be a publicly traded partnership. The Treasury Regulations contain a safe harbor with respect to transfers pursuant to certain redemption plans. The Fund and Master Fund have imposed limitations on the transferability of Units and have structured their redemption programs to meet the applicable safe harbors in Treasury Regulations so that Units in neither the Fund nor the Master Fund will be treated as traded on an established securities market or the substantial equivalent thereof.

As partnerships, the Fund and Master Fund will not be subject to federal income tax. Each of them will file annual partnership information returns with the Service, reporting the results of their operations.

The Offshore Fund

Under current Cayman Islands tax law, no Cayman Islands income tax will apply to income earned by the Offshore Fund, and no Cayman Islands withholding or other income tax will apply to distributions made by the Offshore Fund to the Fund or other income or gain recognized by the Fund with respect to its investment in the Offshore Fund.

For U.S. federal income tax purposes, the Offshore Fund will be treated as a foreign corporation. As such, the Offshore Fund will generally be subject to U.S. federal corporate income tax and branch profits tax with respect to any income effectively connected with a U.S. trade or business, and will generally be subject to 30% withholding tax with respect to dividends and certain other kinds of passive income from U.S. sources.

The Master Fund will invest a significant portion of its assets in Underlying Funds that will generally be entities treated as partnerships for U.S. federal income tax purposes. Income earned by those Underlying Funds will flow through the Master Fund to the Offshore Fund. The Underlying Funds will, in turn, invest in portfolio companies that may be corporations or partnerships for U.S. federal income tax purposes.

In the case of portfolio companies that are partnerships doing business in the United States, income or gain from those investments that passes through to the Offshore Fund will be subject to U.S. federal corporate income tax at the rate of 21% as income or gain effectively connected with a U.S. trade or business, and the Master Fund will be required to withhold and pay over that tax to the IRS. In addition, a 30% branch profits tax will generally apply with respect to those earnings when they are ultimately distributed by the Offshore Fund to the Fund. State and local corporate income taxes will also apply in some cases, depending on the locations where the portfolio companies do business.

In the case of portfolio companies that are corporations for U.S. federal income tax purposes, the Offshore Fund will generally not be subject to U.S. federal income tax on gains on sale of the stock of such corporations (except in the case of certain corporations whose principal assets consist of U.S. real property), but the Offshore Fund’s allocable share of dividends paid by any such corporations that are incorporated in the United States (or for whom more than 25% of gross income is effectively connected with a U.S. trade or business) will be subject to U.S. federal withholding tax at a 30% rate.

Additionally, investments in portfolio companies in foreign jurisdictions may give rise to income subject to withholding or other taxes in those jurisdictions. No foreign tax credit will be available to the Fund or investors in the Fund as a result of the payment of any such foreign taxes.

Investors that Are Tax-Qualified Retirement Plans or Other Tax-Exempt Entities

Tax-qualified pension and profit-sharing plans (including Keogh or HR-10 plans), traditional and Roth individual retirement accounts described in Section 408 and 403(A) of the Code (“IRAs”), educational institutions, and other investors exempt from taxation under Section 501 of the Code are generally exempt from U.S. federal income tax except to the extent that they recognize UBTI. Neither the activities of the Master Fund nor the activities of the Underlying Funds in which it invests or their portfolio companies will generate UBTI for Members, nor will debt incurred by any of those entities generate UBTI either.

Because the Fund, which is a U.S. person for U.S. federal income tax purposes, will own all the shares of the Offshore Fund, the Offshore Fund will be considered a controlled foreign corporation (a “CFC”) for U.S. federal income tax purposes. Income generated from a CFC is taxable as UBTI to a tax-exempt entity only if the income consists of certain kinds of insurance income as defined in Section 512(b)(17) of the Code. The Offshore Fund does not expect to generate any such insurance income. Accordingly, it is not anticipated that UBTI will be generated for investors in the Fund as a result of the CFC rules.

If an investor incurs debt to finance the acquisition of a Unit, that acquisition indebtedness will separately cause income and gain from the Fund to become UBTI under the rules applicable to debt- financed income. Each investor should consult its own tax adviser to determine whether any particular indebtedness of that investor may give rise to such debt-financed income as a result of an investment in the Fund.

The foregoing discussion is intended to apply primarily to exempt organizations that are tax-qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs in a manner similar to taxable investors. Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the Fund is not an appropriate investment for a charitable remainder trust.

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The foregoing is a summary of some of the general tax rules and considerations affecting the Fund and does not purport to be a complete analysis of all relevant tax risks and tax considerations. Members must consult their own advisors regarding the possible applicability of state, local and foreign taxes to an investment in the Fund.

OTHER TAX MATTERS

The preceding is a summary of some of the tax rules and considerations affecting Members and the Fund and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. Each prospective Member is urged to consult with his or her tax adviser with respect to any investment in the Fund.

ERISA AND CODE CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”), certain individual retirement accounts (“IRAs”), or certain Keogh plans, should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, the avoidance of prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of the ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment, the income taxes (if any) attributable to the investment, and the projected return of the investment relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with ERISA’s fiduciary responsibilities and the foregoing considerations. If a fiduciary with respect to any such ERISA Plan breaches such responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Non-ERISA-covered IRAs and Keogh plans and other arrangements not subject to ERISA, but subject to the prohibited transaction rules of Section 4975 of the Code (“Code Plans”; together with ERISA Plans, “Plans”), should determine whether an investment in the Fund will violate those rules.

Because the Fund will be registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Code’s prohibited transaction rules. Thus, the Investment Adviser will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Member of the Fund, solely as a result of the Plan’s investment in the Fund.

Certain prospective ERISA Plan investors may currently maintain relationships with the Investment Adviser or with other entities that are affiliated with the Investment Adviser. Each of such persons may be deemed to be a party in interest to, a disqualified person of, and/ or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA and the Code prohibit ERISA Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. ERISA Plan fiduciaries will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that they are duly authorized to make such investment decisions, and that they have not relied on any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by the future publication or the future applicability of final regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

INVESTOR QUALIFICATIONS

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members who request to purchase additional Units (other than in connection with the DRIP) will be required to qualify as “Eligible Investors” and to complete an additional investor application prior to the additional purchase. The “accredited investor” criteria will apply to all investors and will not be waived.

In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes, and that are exempt from U.S. federal income taxation (including tax-deferred accounts that are not subject to U.S. federal income taxation) (such persons being referred to in this Memorandum as tax-exempt or tax-deferred investors).

PURCHASING UNITS

PURCHASE TERMS

Units will generally be offered for purchase as of the first business day of each calendar quarter (or at such other times and/or more or less frequently as may be determined by the Board at an offering price equal to the NAV as of the most recently completed calendar quarter end. The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any Member is $50,000. However, the Fund, pursuant to Board-approved procedures, may accept investments below these minimums. Units may be purchased by principals and employees of the Investment Adviser or their affiliates and their immediate family members without being subject to the minimum investment requirements. The Fund’s Units are offered for sale at NAV. The Units are not liable to further calls or assessments and do not have any preemptive rights, conversion rights.

The Board may also suspend or terminate offerings of Units at any time, including, without limitation, in the event that the Master Fund has suspended or terminated offerings of Master Fund Interests.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in cash. Each initial or subsequent purchase of Units will be payable in one installment which will generally be due (i) four business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar quarter (the “Acceptance Date”), where funds are remitted by wire transfer, or (ii) ten business days prior to the Acceptance Date, where funds are remitted by check. An investor may not know the NAV of the Fund applicable to its purchase of Units at the time of payment. A prospective investor must also submit a completed investor application at least five business days before the Acceptance Date. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Units in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Member until cleared funds have been received. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering at the NAV calculated for that quarter. As a result of this process, the NAV at which the order is executed may be different than the NAV for the quarter in which the purchase order was submitted.

Although an investor must submit its subscription for Units and transmit the funds for the subscription prior to the acceptance of the subscription on the first business day of the applicable calendar quarter, the investor will not become a Member of the Fund with respect to the Units until (and the Fund will issue purchased Units to the investor only as of) such acceptance (i.e., the first business day of the relevant calendar quarter). An investor’s subscription for Units is irrevocable by the investor and will generally require the investor to maintain its investment in the Fund until such time as the Fund offers to repurchase the Units in a tender offer.

Pending any offering, funds received from prospective investors will be placed in an escrow account with UMB Bank, n.a., the Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. In general, an investment will be accepted if the investor meets the Fund’s eligibility requirement and a completed investor application and funds are received in good order on or prior to the Acceptance Date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Units in the Fund at any time. For any investor whose investment is not accepted, the balance in the escrow account with respect to such investor will be returned to the investor. Any interest earned with respect to escrow accounts will be paid to the Master Fund and allocated pro-rata among Members.

ADDITIONAL INFORMATION

Applicability of Investment Company Act Limitations

For purposes of the Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Fund’s leverage limitations, the Fund will “look through” to the Master Fund. The Master Fund Investments, however, are not subject to the Fund’s or the Master Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Code.

SUMMARY OF THE LLC AGREEMENT

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the LLC Agreement that is included as Appendix A to this Memorandum. A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement. In addition, except as indicated below, the Master Fund LLC Agreement generally contains provisions that are substantially similar to the provisions described herein.

Members; Additional Classes of Units

Persons who purchase Units will be Members of the Fund. The Investment Adviser may invest in the Fund as a Member.

In addition, to the extent permitted by the Investment Company Act, the Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in this Memorandum.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a redemption of Units, in accordance with the LLC Agreement in certain circumstances. See “TENDER OFFERS/OFFERS TO REPURCHASE.”

Limitation of Liability; Indemnification

The LLC Agreement provides that the members and former members of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance or gross negligence of the duties involved in the conduct of their office or as otherwise required by applicable law. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s capital account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act. However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

TERM, DISSOLUTION AND LIQUIDATION

The Fund may be dissolved upon approval of a majority of the Managers. Upon the liquidation of the Fund, its assets will be distributed first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Members, and then to the Members proportionately in accordance with the amount of Units that they own. Assets may be distributed in-kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.

REPORTS TO MEMBERS

The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Members also will be sent reports regarding the Fund’s operations each quarter. The Fund will also furnish Members with Schedule K-1 each year reflecting any dividends, capital gains or losses, and deductible expenses of the Fund.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the calendar year ending on December 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Fund’s independent registered public accounting firm providing audit services. Grant Thornton LLP also serves as the independent registered public accounting firm of the Master Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund, the Master Fund, and the Independent Managers (of the Fund and the Master Fund).

Mourant Ozannes (Cayman) LLP, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands, acts as Cayman Islands legal counsel to the Offshore Fund.

INQUIRIES

Inquiries concerning the Fund and Units (including procedures for purchasing Units) should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at (877) 779-1999.

Destiny Alternative Fund (TEI) LLC

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(877) 779-1999

Investment Adviser

First Trust Capital Management L.P. 225

W. Wacker Drive, 21st Floor

Chicago, IL 60606

Transfer Agent/Administrator

UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

Custodian Bank

UMB Bank, n.a.

1010 Grand Boulevard

Kansas City, MO 64106

Fund Counsel

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

Independent Registered Public Accounting Firm

Grant Thornton LLP

171 N. Clark Street

Chicago, IL 60601-3370

APPENDIX A

DESTINY ALTERNATIVE FUND (TEI) LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement of Destiny Alternative Fund (TEI) LLC (the “Fund”) is dated and effective as of November 21, 2022 by and among First Trust Capital Management, L.P., (“First Trust”) each member of the Board of Managers of the Fund, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of June 7, 2022 and filed with the Secretary of State of the State of Delaware on June 7, 2022;

WHEREAS, the Fund’s original limited liability company agreement was dated as of June 21, 2022 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety and supersede any and all other prior agreements governing the operation of the Fund.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

The following definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement:

Section 1.1 “Account” means, with respect to each Member, the capital account established and maintained on behalf of such Member pursuant to Section 5.4 hereof.

Section 1.2 “Administration Agreement” means the administration agreement entered into between the Administrator and the Fund under which the Administrator will provide certain administrative services to the Fund in exchange for certain fees, as amended or restated from time to time.

Section 1.3 “Administration Fee” means the fee paid to the Administrator for its services out of the Fund’s assets.

Section 1.4 “Administrator” means UMB Fund Services, Inc., or any person who may hereafter, directly or indirectly, succeed or replace UMB Fund Services, Inc. as the administrator of the Fund.

Section 1.5 “Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder from time to time, or any successor law.

Section 1.6 “Affiliate” means “affiliated person” as such term is defined in the Investment Company Act.

Section 1.7 “Agreement” means this Limited Liability Company Agreement, as amended or restated from time to time.

Section 1.8 “Board of Managers” means the Board of Managers established pursuant to Section 2.6 hereof.

Section 1.9 “Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member, from time to time, in accordance with the terms hereof.

Section 1.10 “Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Section 1.11 “Class” means any division of Shares, which Class is or has been established in accordance with the provisions of Section 3.1(d) hereof.

Section 1.12 “Code” means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section 1.13 “Confidential Information” shall have the meaning set forth in Section 8.10.

Section 1.14 “Delaware Act” means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section 1.15 “Discount Repurchase Offer” shall have the meaning set forth in Section 4.4(d). Section 1.16 “Early Repurchase Fee” shall have the meaning set forth in Section 4.4.

Section 1.17 “Expiration Date” means a date set by the Board of Managers occurring no sooner than 20 business days after the commencement date of a repurchase offer, provided that such Expiration Date may be extended by the Board of Managers in its sole discretion.

Section 1.18 “Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under Section 3.7 of this Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

Section 1.19 “FATCA” means the United States Foreign Account Tax Compliance Act of 2010 or similar law;

Section 1.20 “Final Payment” shall have the meaning set forth in Section 4.4.

Section 1.21 “Fiscal Year” means the period beginning on the commencement of operations of the Fund and ending on the first March 31 following such date, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall designate another fiscal year for the Fund.

Section 1.22 “Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Section 1.23 “Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section 1.24 “Independent Managers” means those Managers who are not “interested persons” of the Fund as such term is defined in the Investment Company Act.

Section 1.25 “Initial Closing Date” means the first date on or as of which a Member other than First Trust is admitted to the Fund.

Section 1.26 “Initial Payment” shall have the meaning set forth in Section 4.4.

Section 1.27 “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.28 “Investment Management Agreement” means the investment management agreement entered into between the Master Fund and the investment adviser of the Master Fund, as amended or restated from time to time.

Section 1.29 “Investment Percentage” means for each Member, as of any date of determination, (x) in the case of such Member’s ownership interest in the Fund, a percentage determined by dividing the number of Shares owned by such Member as of such date by the total number of outstanding Shares owned by all Members as of such date, and (ii) if more than one Class is outstanding, in the case of such Member’s ownership interest in such Class, a percentage determined by dividing the number of Shares owned by such Member as of such date by the total number of outstanding Shares of such Class owned by all Members as of such date. Each such percentage shall be expressed as a decimal carried out to at least the third decimal place..

Section 1.30 “Losses” shall have the meaning set forth in Section 3.7.

Section 1.31 “Manager” means each natural person who serves on the Board of Managers and any other natural person who, from time to time, pursuant to the terms of this Agreement shall serve on the Board of Managers. Each Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Section 1.32 “Master Fund” means Destiny Alternative Fund LLC, or any other investment fund in which, upon approval by the Board of Managers and any necessary approval of the Members pursuant to the Investment Company Act, the Fund invests all or substantially all of its assets.

Section 1.33 “Master Fund Payment Date” shall have the meaning set forth in Section 4.4.

Section 1.34 “Member” means any person who shall have been admitted to the Fund as a member in such person’s capacity as a member of the Fund. For purposes of the Delaware Act, there are no classes or groups of Members other than those established in accordance with the provisions of Section 3.1(d) hereof.

Section 1.35 “Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. The Net Asset Value of each Class will be calculated separately in order to reflect the fees and expenses applicable to such Class.

Section 1.36 “Organizational Expenses” means the expenses incurred by the Fund in connection with its formation, its initial registration as an investment company under the Investment Company Act, and the initial offering of Shares.

Section 1.37 “Organizational Member” means First Trust.

Section 1.38 “Person” or “person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Section 1.39 [Reserved].

Section 1.40 [Reserved].

Section 1.41 “Promissory Note” shall have the meaning set forth in Section 4.4. Section 1.42 “Repurchase Date” means the day after the Valuation Date.

Section 1.43 “Securities” means securities (including, without limitation, equities, debt obligations, options, other “securities” as that term is defined in Section 2(a)(36) of the Investment Company Act), and other financial instruments of United States and non-U.S. entities and commodities, including, without limitation, capital stock; shares of beneficial interests; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and debt securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements including brokerage account agreements relating to or securing such transactions; equipment lease certificates, equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; open and closed-end registered and unregistered investment companies; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

Section 1.44 “Securities Transactions” shall have the meaning set forth in Section 2.5.

Section 1.45 “Servicing Agent” means First Trust, or any person who may hereafter directly or indirectly succeed or replace First Trust as the servicing agent of the Fund.

Section 1.46 “Servicing Agreement” means the servicing agreement entered into between the Servicing Agent and the Fund, as amended or restated from time to time.

Section 1.47 “Servicing Fee” means the fee paid to the Servicing Agent out of the Fund’s assets.

Section 1.48 “Shares” means the equal proportionate units into which the limited liability company ownership interests of all Members, including the Organizational Member, or other person to whom a Share or portion thereof has been transferred pursuant to Section 4.3 hereof, are divided from time to time or, if more than one Class is authorized in accordance with Section 3.1(d) hereof, the equal proportionate units into which each Class shall be divided from time to time, each of which represents an ownership interest in the Fund that is equal in all respects to all other Shares of the same Class.

Section 1.49 “Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of any Shares or portion of Shares or beneficial or other interest in the Fund; “Transferors,” Transferees,” and verbs, adverbs or adjectives such as “Transfers,” “Transferred” and “Transferring” shall have correlative meanings.

Section 1.50 “Underlying Fund” means a pooled investment vehicle or registered investment company, including but not limited to, hedge funds, private equity funds, growth equity funds, venture capital funds, credit funds, real estate funds, co-investment vehicles, managed accounts, open-end and closed-end registered investment companies (including exchange-traded funds) and other types of investment vehicles.

Section 1.51 “Underlying Manager” means a portfolio manager of an Underlying Fund.

Section 1.52 “Valuation Date” means a date on which the value of Shares being repurchased will be determined by the Board of Managers in its sole discretion and which date shall be approximately 65 days, but in no event earlier than 60 days, after the Expiration Date for such repurchase.

Section 1.53 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD OF MANAGERS

Section 2.1 Formation of Limited Liability Company. The Organizational Member and any other person designated by the Board of Managers are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board of Managers shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section 2.2 Name. The name of the Fund shall be “Destiny Alternative Fund (TEI) LLC” or such other name as the Board of Managers hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member. The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board of Managers.

Section 2.3 Principal and Registered Office. The Fund shall have its principal office, c/o First Trust Capital Management, L.P., at 225 West Wacker Drive, Suite 2100, Chicago, IL 60606, or at such other place designated from time to time by the Board of Managers. The Fund shall have its registered office in the State of Delaware at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and shall have The Corporation Trust Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers in accordance with the Delaware Act.

Section 2.4 Duration. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

Section 2.5 Business of the Fund.

(y)      The business of the Fund is (i) to invest all or substantially all of its assets in the Master Fund, which, (x) directly or through the purchase of interests in Underlying Funds, purchases, sells (including short sales), invests and trades in in Securities (collectively, “Securities Transactions”) and engages in financial or derivative transactions relating thereto or otherwise and exercises such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act, (ii) upon approval by the Board of Managers and subject to any necessary approval of the Members pursuant to the Investment Company Act, to purchase interests in Underlying Funds directly or engage in Securities Transactions directly, and (iii) to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act. The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out the Fund’s objectives or business.

(b) The Fund shall operate as a closed-end management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in its Form N-2.

Section 2.6 The Board of Managers.

(a)      Prior to the Initial Closing Date, the Organizational Member may, in its sole discretion, designate and elect persons to serve as Managers on the Board of Managers. Following the effectiveness of this Agreement, each Manager shall agree to be bound by all of the terms of this Agreement applicable to Managers. The Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate as a Manager any person who shall agree to the provisions of this Agreement pertaining to the obligations of Managers. The number of Managers shall be fixed from time to time by the Board of Managers. Any person who shall hold himself or herself out as a Manager or acts in such capacity shall be deemed to have agreed to the provisions of this Agreement pertaining to the obligations of a Manager whether or not such person executes a written agreement to such effect.

(b)      Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof. If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the Investment Company Act, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the Investment Company Act, within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

(c)      In the event that no Manager remains, First Trust (or its designee) shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7 Members. The Board of Managers may admit one or more Members as of the beginning of each calendar quarter or at such other times as the Board of Managers may determine. A Person may be admitted to the Fund as a Member without having signed this Agreement. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member. The Board of Managers, in its sole and absolute discretion, may reject requests to purchase Shares. The Board of Managers may, in its sole discretion, suspend or terminate the offering of Shares at any time. The books and records of the Fund shall be revised to reflect the name and Capital Contribution of each Member that is admitted to the Fund.

Section 2.8 Organizational Member. The initial Capital Contribution to the Fund by the Organizational Member shall be converted to Shares as set forth in Section 5.2. Upon the admission to the Fund of any additional Member pursuant to Section 2.7, the Organizational Member shall be entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Fund.

Section 2.9 Both Managers and Members. A Member may at the same time be a Manager and a Member, or the investment adviser to the Master Fund and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

Section 2.10 Limited Liability. Except as otherwise provided under applicable law or in this Agreement, each Member will be liable for the debts, obligations and liabilities of the Fund only to the extent of its Account balance. To the fullest extent permitted under applicable law, the Managers and First Trust shall not be liable for the Fund’s debts, obligations and liabilities.

ARTICLE III

MANAGEMENT

Section 3.1 Management and Control.

(a)      Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each Manager of a closed-end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act. The Managers may make Capital Contributions and own Shares. Nothing herein shall prohibit a Manager from being a Member.

(b)      Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.

Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c)      The Board of Managers may delegate to any Person, including without limitation the officers of the Fund designated pursuant to Section 3.2(c) or any committee of the Board of Managers, any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

(d)      The Board of Managers shall have full power and authority, in its sole discretion, and without obtaining any prior authorization or vote of (i) the Members or (ii) the Members holding any Class, to create, establish and designate, and to change in any manner, one or more Classes, and to fix such preferences, voting powers, rights and privileges of such Classes as the Managers may from time to time determine, to divide or combine the Shares or any Classes into a greater or lesser number, to classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time, and to take such other action with respect to the Shares as the Managers may deem desirable. Unless another time is specified by the Managers, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Board of Managers setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution.

Section 3.2 Actions by the Board of Managers.

(a)      Unless otherwise provided in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the Investment Company Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the Investment Company Act, in person or by conference telecommunications equipment) or (ii) by the written consent of a majority of the Managers without a meeting, if permissible under the Investment Company Act.

(b)       The Board of Managers may designate from time to time a chairman who shall preside at all meetings. Meetings of the Board of Managers may be called by the chairman, the president of the Fund, or any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by conference telecommunications equipment, except where in person attendance at a meeting is required by the Investment Company Act. A majority of the Managers then in office shall constitute a quorum at any meeting.

(c)      The Board of Managers may designate from time to time agents and employees of the Fund or other Persons, including without limitation employees of First Trust or its Affiliates, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund with such titles as the Board of Managers shall determine.

Section 3.3 Meetings of Members.

(a)      Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members as determined pursuant to clause (c) of this Section 3.3, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)      On each matter submitted to a vote of Members, unless the Board of Managers determines otherwise, holders of Shares of all Classes shall vote as a single class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (ii) unless the Board of Managers determines that this sub-clause (ii) shall not apply in a particular case, to the extent that a matter referred to in sub-clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the holders of Shares of all such affected Classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

(c)      Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage. The Board of Managers shall establish a record date not less than 10 nor more than 120 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(d)      A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section 3.4 Custody of Assets of the Fund. The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the Investment Company Act and the Advisers Act.

Section 3.5 Other Activities.

(a)      None of the Managers shall be required to devote his or her full time to the affairs of the Fund, but each shall devote such time as may reasonably be required to perform his or her obligations as a Manager.

(b)      Any Member or Manager, or any of their Affiliates, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as managers, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No other Member or Manager shall have any rights in or to such activities, or any profits derived therefrom.

Section 3.6 Duty of Care.

(a)      No Manager, former Manager, officer or former officer of the Fund shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance or gross negligence involved in the conduct of such person’s office or as otherwise required by applicable law.

(b)      A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for one or more Shares shall be liable to the Fund, any other Member or third parties only as provided in this Agreement.

Section 3.7 Indemnification.

(a)      To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)      Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)      Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d)      As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e)      In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)      An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

(g)      The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)      To the extent permitted by applicable law, the Servicing Agent and the Administrator, and any other party serving as the servicing agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Servicing Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Section 3.8 Fees, Expenses and Reimbursement.

(a)      The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of First Trust or any of its Affiliates for his or her services hereunder. In addition, the Fund shall reimburse the Managers for reasonable travel and other out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)      The Fund shall bear all expenses incurred in its business or operations, other than those specifically assumed by another person. Expenses to be borne by the Fund include, but are not limited to, the following:

(i)        fees and expenses in connection with the organization of the Fund and the offering and issuance of Shares;

(ii)       all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate action, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of such investments;

(iii)      quotation or valuation expenses;

(iv)      the Servicing Fee and the Administration Fee;

(v)       brokerage commissions;

(vi)      interest and fees on any borrowings by the Fund;

(vii)     professional fees (including, without limitation, expenses of consultants, experts and specialists);

(viii)    research expenses;

(ix)       fees and expenses of outside tax or legal counsel (including fees and expense associated with the review of documentation for prospective investments by the Fund), including foreign counsel;

(x)       accounting, auditing and tax preparation expenses;

(xi)      fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares;

(xii)     taxes and governmental fees (including tax preparation fees);

(xiii)    fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund;

(xiv)    all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

(xv)     bank service fees;

(xvi)    costs and expenses relating to this Agreement (including amendments thereof) or the Fund’s other organizational documents;

(xvii)   expenses of preparing, amending, printing, and distributing confidential memoranda, Statements of Additional Information (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials;

(xviii)  expenses of preparing, amending, printing, and filing reports and other documents with government agencies;

(xix)     expenses of Members’ meetings, including the solicitation of proxies in connection therewith;

(xx)      expenses of corporate data processing and related services;

(xxi)     Member recordkeeping and Member account services, fees, and disbursements;

(xxii)   expenses relating to investor and public relations;

(xxiii)   fees and expenses of the members of the Board of Managers who are not employees of First Trust or its Affiliates;

(xxiv)   insurance premiums;

(xxv)    Extraordinary Expenses; and

(xxvi)   all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

First Trust and each of its Affiliates shall be entitled to reimbursement from the Fund for any of the above expenses that they pay on behalf of the Fund.

(c)      The Fund may, alone or in conjunction with First Trust, its Affiliates or any investment vehicles or accounts for which First Trust or any Affiliate of First Trust acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

ARTICLE IV

TERMINATION OF STATUS OF MANAGERS; TRANSFERS AND REPURCHASES

Section 4.1 Termination of Status of a Manager. The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (iv) shall be removed under Section 4.2 hereof; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; (viii) shall have reached the mandatory age for retirement of a Manager that may from time to time be established by the Board of Managers; or (ix) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section 4.2 Removal of the Managers. Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.3 Transfer of Shares.

(a)      Any portion of a Member’s Shares may be Transferred only (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of such Member or (ii) with the consent of the Fund, which may be withheld in its sole discretion.

(b)      The Fund may not consent to a Transfer of any portion of a Member’s Shares unless: (i) the person to whom such Transfer is made (or each of such person’s beneficial owners if such a person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the Investment Company Act, or a business development company as defined under the Advisers Act) is a person whom the Fund believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements; and (ii) the Fund is provided with a properly completed investor certification in respect of the proposed Transferee. The Fund may also require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Board of Managers as to such matters as the Board of Managers may reasonably request.

(c)      Any permitted Transferee acquiring any portion of a Member’s Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of the Member shall be entitled to the distributions allocable to the acquired Shares or a portion thereof so acquired, to tender the acquired Shares or a portion thereof for repurchase by the Fund and to Transfer such acquired Shares or a portion thereof in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such Transferee becomes a substituted Member in accordance with the terms of this Agreement, including, without limitation, Section 2.7 hereof.

(d)        If a Member Transfers any portion of its Shares with the approval of the Fund and all of the conditions to such Transfer have been satisfied, the Fund shall as promptly as practicable take all necessary actions so that each Transferee or successor to whom such Shares are Transferred is admitted to the Fund as a substituted Member, provided that such Transferee shall have executed and delivered either a counterpart of this Agreement or an instrument, in form and substance acceptable to the Fund, that has the legal effect of making the Transferee a party to this Agreement. Each Transferring Member and Transferee agrees to pay all reasonable expenses, including, but not limited to, attorneys’

and accountants’ fees and disbursements, incurred by the Fund in connection with such Transfer. Upon the Transfer to another person or persons of all of a Member’s Shares, such Member shall cease to be a member of the Fund.

(e)      Each Transferring Member shall indemnify and hold harmless the Fund, the Board of Managers, and each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3, and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.4 Repurchase of Shares.

(a)      Except as otherwise provided in this Agreement, no Member or other person holding Shares acquired from a Member has the right to require the Fund to withdraw, redeem or tender to the Fund for repurchase any portion of its Shares. The Board of Managers may, from time to time and in its sole discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Shares from Members, including First Trust or its Affiliates, pursuant to written tenders by Members. The Board of Managers, in its sole discretion, will determine the aggregate value of Shares to be repurchased, which may be a percentage of the value of the Fund’s outstanding Shares. In determining whether the Fund should offer to repurchase Shares from Members pursuant to written requests and the amount of Shares to be repurchased, the Board of Managers may consider the following factors, among others:

(i)        whether the Master Fund is making a contemporaneous repurchase offer for interests therein, and the aggregate value of interests the Master Fund is offering to repurchase;

(ii)       whether any Members have requested to tender Shares to the Fund;

(iii)      the working capital and liquidity requirements of the Fund;

(iv)      the relative sizes of the repurchase requests and the Fund;

(v)       the past practice of the Fund in repurchasing Shares;

(vi)      the condition of the securities market and the economy generally, as well as political, national or international developments or current affairs; and

(vii)     the anticipated tax consequences of any proposed repurchases of Shares.

(b)      First Trust and each of its Affiliates may tender their Shares or a portion thereof as a Member or Organizational Member, as applicable, under Section 4.4(a) hereof, without notice to the other Members.

(c)      If the Board of Managers determines in its sole discretion that the Fund will offer to repurchase Shares, the Board of Managers will provide written notice to Members. Such notice will include: (i) the commencement date of the repurchase offer; (ii) the Expiration Date on which repurchase requests must be received by the Fund; and (iii) other information Members should consider in deciding whether and how to participate in such repurchase opportunity.

(d)      The amount due to any Member whose Shares are repurchased shall, subject to the terms of this Agreement (including, without limitation, Section 4.4(a)), be an amount equal to the value of the Shares being repurchased based on the Net Asset Value of the Fund as of the Valuation Date, after reduction for all fees, including any Servicing Fee, Administration Fee or Early Repurchase Fee, any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Shares being repurchased, provided that, subject to applicable law, the Board of Managers may offer to purchase Shares at a discount to the Net Asset Value (a “Discount Repurchase Offer”). Payment by the Fund to each Member, upon repurchase of such Member’s Shares shall be made in the form of a promissory note (a “Promissory Note”). Such payment shall be made as promptly as practicable following the Expiration Date. Any in-kind distribution of Securities will be valued in accordance with Section 7.4 hereof. The determination of the value of the Shares as of the Valuation Date shall be subject to adjustment based upon the results of the annual audit of the Fund’s financial statements for the Fiscal Year in which such Valuation Date occurred. A Member who tenders some but not all of his Shares for repurchase will be required to maintain a minimum Account balance equal to the amount set forth, from time to time, in the Fund’s Form N-2. The Board of Managers may, in its sole discretion, waive this minimum Account balance requirement. The Fund may reduce the amount to be repurchased from a Member in order to maintain a Member’s minimum Account balance.

(e)      Each Promissory Note issued pursuant to clause (d) of this Section 4.4, which shall be non- interest bearing and non-transferable, and shall provide, among other terms determined by the Fund, in its sole discretion, for the following payments. The initial payment in respect of the Promissory Note (the “Initial Payment”) shall be in an amount equal to at least 95% of the estimated aggregate value of the repurchased Shares, determined as of the Valuation Date. The Initial Payment shall be made within approximately 45 days after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of its interest in the Master Fund, in order to fund the repurchase of the Shares, the Initial Payment may be postponed until a reasonable time after the Fund has received at least 95% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”). The second and final payment in respect of a Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Shares, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.

(f)       Notwithstanding anything in this Section 4.4 to the contrary, the Board of Managers shall modify any of the repurchase procedures described in this Section 4.4 if necessary, to comply with the regulatory requirements imposed by the Securities and Exchange Commission.

(g)      Each Member whose Shares or portions thereof have been accepted for repurchase will continue to be a Member until the Repurchase Date (and thereafter if less than 100% of its Shares are repurchased) and may exercise its voting rights with respect to the repurchased Shares or portions thereof until the Repurchase Date. Moreover, the Account maintained in respect of a Member whose Shares have been accepted for repurchase will be adjusted for the appreciation or depreciation of the Net Asset Value of the Fund through the Valuation Date, and such Member’s Account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

(h)      Upon its acceptance of tendered Shares for repurchase, the Fund shall maintain daily on its books a segregated account consisting of cash, liquid securities or the portion of the Fund’s interest in the Master Fund that the Fund has requested to be repurchased (or any combination of them) in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Shares.

(i)         Notwithstanding anything in this Section 4.4 to the contrary, the Fund may suspend, postpone or terminate a repurchase offer upon the determination of a majority of the Board of Managers (including a majority of Independent Managers) that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, the existence of circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the Net Asset Value or other unusual circumstances.

(j)       A 2% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Shares, provided that the Early Repurchase Fee may be waived where the Board of Managers determines that doing so is in the best interests of the Fund.

(k)      Where a Member tenders for repurchase less than 100% of its Shares, such repurchased Shares will be treated as having been repurchased on a “first in-first out” basis (i.e., the portion of Shares repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation in the Net Asset Value of the Fund) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation of the Net Asset Value of the Fund)).

Section 4.5 Mandatory Redemption. The Fund may effect a mandatory redemption at Net Asset Value of any portion of a Member’s Shares, or any person acquiring Shares from or through a Member, in the event that the Board of Managers determines or has reason to believe, each in its sole discretion, that:

(a)      any portion of its Shares has been Transferred to, or has vested in, any person, by operation of law as described in Section 4.3(a)(i) hereof;

(b)      ownership of the Shares by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Master Fund’s investment adviser to, additional registration or regulation under the securities, commodities or other laws of the United States or any other jurisdiction;

(c)      continued ownership of the Shares may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Master Fund’s investment adviser or may subject the Fund, the Master Fund, or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences, including without limitation, in connection with the failure of a Member to provide information requested under FATCA;

(d)      any representation or warranty made by a Member in connection with the acquisition of one or more Shares was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of one or more Shares; or

(e)      it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares in circumstances where the Board of Managers determines that doing so is in the best interests of the Fund and is in a manner as will not discriminate unfairly against any Member.

ARTICLE V

CAPITAL

Section 5.1 Contributions to Capital.

(a)      The minimum initial contribution of each Member (other than First Trust) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a Capital Contribution. The Managers shall not be entitled to make Capital Contributions as Managers of the Fund but may make Capital Contributions as Members. First Trust and its Affiliates may make Capital Contributions as Members.

(b)      Members may make additional Capital Contributions, effective as of such times as the Board of Managers in its sole discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement. The minimum additional Capital Contribution of each Member (other than First Trust and its Affiliates) shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion. No Member shall be obligated to make any additional Capital Contribution except to the extent otherwise provided in this Agreement.

(c)      Except as otherwise permitted by the Board of Managers, (i) initial and any additional Capital Contributions by any Member shall be payable in cash, and (ii) initial and any additional Capital Contributions in cash shall be payable in one installment in readily available funds prior to the date of the proposed acceptance of the Capital Contribution.

Section 5.2 Rights of Members to Capital. No Member shall be entitled to interest on his or its Capital Contribution to the Fund, nor shall any Member be entitled to the return of any capital of the

Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Shares pursuant to Section 4.4 hereof or Section 4.5 hereof, (ii) upon a distribution pursuant to Section 5.7 hereof, or (iii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof. No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

Section 5.3 Accounts.

(a)      The Fund shall maintain a separate Account on its books for each Member.

(b)      Each Member’s Account shall have an opening balance equal to the Member’s initial contribution to the capital of the Fund.

(c)      Each Member’s Account shall be increased by the sum of (i) the amount of any additional Capital Contributions by such Member, plus (ii) all amounts credited to such Member’s Account pursuant to Section 5.4 hereof.

(d)      Each Member’s Account shall be reduced by the sum of (i) the amount of any repurchase of the Member’s Shares or distributions to such Member pursuant to Sections 4.4, 5.7 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Account pursuant to Section 5.4 hereof.

Section 5.4 Allocation of Certain Withholding Taxes and Other Expenditures.

(a)      Withholding taxes or other tax obligations paid or incurred by the Fund, directly or indirectly, that are (i) attributable to any Member or (ii) results from any Member’s participation in the Fund, including, but not limited to, a Member’s failure to provide any requested information under FATCA, as determined by the Board of Managers, shall be debited against the Account of such Member as of the close of the accounting period during which the Fund pays or incurs such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Shares shall pay upon demand to the Fund, as a Capital Contribution to the Fund, the amount of such excess. The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund. If any tax arises as a result of any Member’s failure to provide information as requested under sub-clause (ii) above, to the extent possible the Fund shall allocate such tax pro-rata based on Account balance to the Member(s) who did not provide the requested information and shall be debited from the Accounts of the applicable Member(s) as of the close of the accounting period during which any such tax was paid or accrued by the Fund.

(b)      Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any material expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Board of Managers, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items. Such charges or items shall be debited from the Accounts of the applicable Members.

Section 5.5 Reserves.

(a)      Appropriate reserves may be created, accrued and charged against the Net Asset Value and proportionately against the Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Fund or the Board of Managers, such reserves to be in the amounts which the Board of Managers, in its sole discretion deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Accounts of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to the Accounts of those Members who, as determined by the Board of Managers, in its sole discretion, were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Accounts at that time.

(b)      To the extent permitted under applicable law, if at any time an amount is paid or received by the Fund (other than Capital Contributions, distributions or repurchases of Shares) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior accounting periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior accounting period or periods.

(c)      To the extent permitted by applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.5 to be charged or credited to a person who is no longer a Member, such amount shall be paid by or to such person, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such person ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Accounts of the current Members.

Section 5.6 Tax Allocations. For each taxable year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Account for the current and prior taxable years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations.

If, during or immediately following the end of a taxable year, any Member withdraws from the Fund pursuant to Article IV or Article VI hereof and the Member would (absent this sentence) recognize gain or loss under Section 731 of the Code as a result of such withdrawal, the Board of Managers may, in its sole discretion, elect to specially allocate to such Member, for U.S. federal income tax purposes, any income and gain or loss and deduction (including short-term capital gain or loss) recognized by the Fund during such taxable year, through and including the date of withdrawal, in an amount up to that amount of income and gain or loss and deduction which if so allocated would avoid the Member recognizing gain on the withdrawal under Section 731 of the Code (ignoring for this purpose, if the Board of Managers determines to do so in its sole discretion, any adjustments that have been made to the tax basis of the withdrawing Member’s Shares as a result of any Transfers prior to the withdrawal (other than the original issue of the Shares), including by reason of death). Any such election by the Board of Managers shall, to the extent reasonably practicable as determined by the Board of Managers in its sole discretion, be applied on an equitable basis to all Members withdrawing their Shares in full during or as of the end of such taxable year

Section 5.7 Distributions.

(a)      The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members of the Fund or only to those Members holding one or more Classes of the Fund, in each case in proportion to their respective Investment Percentages.

Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the value of the asset distributed to the Member exceeds the percentage of the value of the asset equal to the Member’s Investment Percentage.

(b)      Notwithstanding anything to the contrary contained herein, none of the Managers or the Members (including the Adviser and its Affiliates), nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their Shares in the Fund if such distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

Section 6.1 Dissolution.

(a)      The Fund shall be dissolved upon the occurrence of any of the following events:

(i)        upon the affirmative vote to dissolve the Fund by either (A) a majority of the Managers, or (B) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or

(ii)       as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section 6.2 Liquidation of Assets.

(a)      Upon the dissolution of the Fund as provided in Section 6.1 hereof, one or more Managers or First Trust, acting as liquidator under appointment by the Board of Managers (or, if the Board of Managers does not appoint one or more Managers or First Trust to act as liquidator or is unable to perform this function, another liquidator elected by Members holding a majority of the total number of votes eligible to cast by all Members), shall liquidate, in an orderly manner, the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amounts as the Board of Managers or the liquidator, as applicable, deems appropriate in its sole discretion) shall, subject to the Delaware Act, be distributed in the following manner:

(i)        in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)       such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)      to the Members in accordance with Section 5.7.

(b)      Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund, if the Board of Managers or other liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation; provided, however, that if any in-kind distribution is to be made the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

(c)      If the Board of Managers determines that it is in the best interest of the Members, the Board of Managers may, in its sole discretion, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.

ARTICLE VII

ACCOUNTING, TAX MATTERS AND VALUATIONS

Section 7.1 Accounting and Reports.

(a)      The Fund shall adopt for tax accounting purposes any accounting method which the Board of Managers shall decide in its sole discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

(b)      As soon as reasonably practicable after receipt of the necessary information from the Master Fund (which is contingent on the Master Fund’s receipt of the necessary information from its investments in Underlying Funds or otherwise) and any Underlying Funds the Fund may invest in directly, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Shares as is necessary for Members to complete U.S. federal, state and local income tax or information returns.

(c)      Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall send to each Member a semi-annual report and an annual report (as applicable) containing the information required by the Investment Company Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles (or, if permitted by relevant law and approved by the Board of Managers, in accordance with international financial reporting standards). The Fund may also furnish to each Member such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d)      Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund. No act of the Fund, First Trust, or any other Person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

Section 7.2 Determinations by the Board of Managers. All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

Section 7.3 Tax Matters.

(a)      The Fund shall prepare and file a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Fund.

(b)      The Board of Managers shall have the exclusive authority and discretion on behalf of and in the name of the Fund to (i) prepare and file all necessary tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Fund and withhold amounts with respect thereto from funds otherwise distributable to any Member; (ii) make any and all tax elections permitted to be made under the Code, and any applicable state, local or foreign tax law; and (iii) determine the tax treatment of any Fund transaction or item for purposes of completing the Fund’s U.S. federal, state, local or foreign tax returns.

(c)      If the Fund is required to withhold taxes on any distribution or payment to, or pay or incur any tax with respect to any income allocable to or otherwise on account of any Member, the Fund may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.

(d)      The Board of Managers intends to treat any Member whose Shares are repurchased in full as a partner of the Fund for federal income tax purposes until the date of the Final Payment under Section 4.4 hereof or under Section 4.5 hereof, in respect of the repurchased Shares.

(e)      The Board of Managers intends for the Fund to be treated as a partnership for U.S. federal income tax purposes. Notwithstanding anything herein to the contrary, neither the Fund nor the Board of Managers shall make an election (i.e., check-the-box) under Treasury Regulation Section 301.7701-3 for the Fund to be classified for federal income tax purposes as an association taxable as a corporation.

(f)       First Trust shall be designated on the Fund’s annual federal information tax return, and have full powers and responsibilities, as the “tax matters partner” of the Fund for purposes of Section 6231(a)(7) of the Code. In the event the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the tax matters partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

Section 7.4 Valuation of Assets.

(a)      Except as may be required by the Investment Company Act, the Fund shall calculate its Net Asset Value as of the close of business on the last day of each calendar quarter and at such other times as the Managers shall determine. Except as may be required by the Investment Company Act, the Managers will value or cause to have valued any Securities or other assets and liabilities of the Fund in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the Investment Company Act. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)      The Net Asset Value of the Fund, including the value of the Fund’s interest in the Master Fund (which is based on the valuation of the Master Fund’s investments in Underlying Funds and otherwise, as determined pursuant to this Section 7.4), shall be conclusive and binding on all of the Members and all parties claiming through or under them.

(c)      The following guidelines shall apply for purposes of determining the Net Asset Value of the Fund:

(i)      The amount payable to a Member or former Member whose Shares are repurchased pursuant to Article IV shall be treated as a liability of the Fund, until paid, from (but not prior to) the beginning of the Valuation Date for such Shares.

(ii)      The amount to be received by the Fund on account of any Capital Contributions pursuant to Article II or Article V shall be treated as an asset of the Fund from (but not before) the beginning of the accounting period on the effective date of such Capital Contributions.

(iii)      Distributions made pursuant to Section 5.7 shall be treated as an advance and as an asset of the Fund, until the last day of the quarter in which the date of distribution occurs or until any earlier date determined by the Managers.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment of Limited Liability Company Agreement.

(a)      Except as otherwise provided in this Section 8.1, this Agreement shall be amended, in whole or in part, with the approval of a majority of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the Investment Company Act), and, if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b)      Any amendment to this Agreement that would:

(i)      increase the obligation of a Member to make any Capital Contribution;

(ii)     reduce the Account balance of a Member other than in accordance with Article V hereof; or

(iii)    modify the events causing the dissolution of the Fund,

may be made only if (x) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(ii) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender all of his or her Shares for repurchase by the Fund.

(c)      Without limiting the generality of the foregoing, the power of the Board of Managers to amend this Agreement at any time without the consent of the Members includes, but is not limited to, the power to:

(iv)    restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(v)     amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to change the name of the Fund in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(vi)    amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership that is not a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

Section 8.2 Special Power of Attorney.

(a)      Each Member hereby irrevocably makes, constitutes and appoints First Trust and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(vii)    any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(viii)   any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(ix)     all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act. First Trust hereby accepts the appointment provided in this Section 8.2 and agrees to assume and perform its obligations thereunder.

(b)      Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)      This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of First Trust and any liquidator of the Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

(x)     shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting this power-of-attorney, regardless of whether the Fund, the Board of Managers or any liquidator shall have had notice thereof; and

(xi)    shall survive the delivery of a Transfer by a Member of all or any portion of such Member’s Shares, except that where the Transferee thereof has been approved by the Board of Managers for admission to the Fund as a substituted Member, or upon withdrawal of a Member from the Fund pursuant to a repurchase of Shares or otherwise, this power-of-attorney given by the Transferor shall terminate.

Section 8.3 Notices. Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund); or, if to the Fund, the Board of Managers, or First Trust, in writing (either by way of facsimile or registered mail) and sent as follows, or to such other address as the parties may agree from time to time:

If to First Trust:

First Trust Capital Management, L.P.

225 West Wacker Drive, Suite 2100

Chicago, IL 60606

Attention: Chad Eisenberg, Chief Operating Officer

Re: Notice, Destiny Alternative Fund (TEI) LLC

Facsimile: (847) 386-2910

Telephone: (773) 828-6700

with a copy to:

UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

Attention: UMB Fund Services, Inc.

Re: Notice,

Destiny Alternative Fund (TEI) LLC

Telephone: (414) 299-2000

If to the Fund or to the Board of Managers:

Destiny Alternative Fund (TEI) LLC

Attention: Chad Eisenberg

c/o First Trust Capital Management, L.P.

225 West Wacker Drive, Suite 2100

Chicago, IL 60606

Re: Notice, Destiny Alternative Fund (TEI) LLC

Facsimile: (847) 386-2910

Telephone: (773) 828-6700

Notices to a Member shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopier or other electronic means. Notices to the Fund, the Board of Managers, or First Trust shall be effective on the close of business on the day upon which it is actually received. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4 Agreement Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section 8.5 Applicability of Investment Company Act and Form  N-2. The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the Investment Company Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the federal securities laws.

Section 8.6 Choice of Law; Arbitration.

(a)      Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)      Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(i)      arbitration is final and binding on the parties;

(ii)     the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii)    pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)    the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v)    a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)      All controversies referred in this Section 8.6 shall be determined at the election of the Fund by arbitration before an arbitration panel convened by the Financial Industry Regulatory Authority, to the fullest extent permitted by law. The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law. Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)      No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Section 8.7 Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, First Trust and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non- Member creditors under this Agreement, except that any Secured Party (as defined in Annex 1 to this Agreement) shall be a third-party beneficiary of the provisions of Annex 1 to this Agreement. Those certain Pledge Provisions as set forth on Annex 1 to this Agreement are incorporated by reference as if fully set forth herein. Annex 1 to this Agreement may not be amended or modified so long as any Pledge (as defined in Annex 1 to this Agreement) is in effect without the Secured Party’s prior written consent.

Section 8.8 Consents. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section 8.9 Merger and Consolidation.

(a)      The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)      Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act: (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section 8.10 Confidentiality.

(a)      A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Shares, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board of Managers (the “Confidential Information”).

(b)      Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or any other Confidential Information without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

(c)      Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(d)      Notwithstanding anything to the contrary in this Agreement, the Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

(e)      Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities and tax laws, each Member (and any employee, representative or other agent thereof) shall not disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Shares (including the tax treatment and tax structure of any Fund or Master Fund transactions) and any transaction described in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Shares (including the tax treatment and tax structure of any Fund or Master Fund transactions) and any transaction described in this Agreement, and does not include information relating to the identity of the Fund or its Affiliates. Nothing in this paragraph shall be deemed to require the Fund to disclose to any Member any information that the Fund is permitted or is required to keep confidential in accordance with this Agreement or otherwise.

Section 8.11 Certification of Non-Foreign Status. Each Member or Transferee of Shares from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board of Managers may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

Section 8.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.13 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. It is hereby acknowledged and agreed that, to the extent permitted by applicable law, the Fund, without the approval of any Member, may enter into written agreements with Members affecting the terms hereof or of any application in order to meet certain requirements of such Members. The parties hereto agree that any terms contained in any such agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

Section 8.14 Discretion. Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, to the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section 8.15 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 8.16 THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGES 32 AND 33 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10 BEGINNING ON PAGES 33 AND 34.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST TRUST CAPITAL MANAGEMENT, L.P.,

By:	/s/ Michael Peck
	Name:	Michael Peck
	Title:	Authorized Signatory

Destiny Alternative Fund (TEI) LLC

By:	/s/ Michael Peck
	Name:	Michael Peck
	Title:	President

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

MANAGERS:

The undersigned hereby acknowledges that it understands and agrees to the provisions of this Agreement pertaining to the obligations of Managers.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1

Pledge Provisions

Notwithstanding §18-702 or §18-704 of the Act or anything else in this Agreement or the Act to the contrary:

(a)      Any Member may grant a security interest in or against any Interests or any Rights (collectively a “Pledge”) in which the Member has an interest, and may agree to rights and remedies related to the same pursuant to one or more agreements with a Secured Party (all such agreements, collectively, the “Pledge Agreement”).

(b)      A Secured Party may exercise any and all rights and remedies provided to it in a Pledge Agreement, including, without limitation, any rights to cause the transfer of Interests and to exercise voting or consensual rights (with or without the transfer of Interests) to the extent any such rights and remedies are provided for or granted pursuant to the Pledge Agreement.

(c)      No Pledge shall, except as otherwise provided in the Pledge Agreement:

(i)      cause any Member to cease to be, or have the power to exercise any rights or powers of, a Member; or

(ii)     impose any liability on any Secured Party solely as a result of the Pledge.

(d)      An Assignee may become a member of the Company pursuant the exercise of rights granted to the Secured Party and without the need for action or consent by any Member. An Assignee that becomes a member of the Company shall not, except to the extent required by a non-waivable provision of applicable law or as provided in the Pledge Agreement, assume any liabilities of the predecessor Member. Without limiting the foregoing, the Assignee shall not be liable for the assignor’s obligations to make capital contributions under §18-502 of the Act.

Each Member hereby acknowledges and consents to the foregoing provisions and agrees to the right of any Secured Party to enforce that Secured Party’s rights and remedies under a Pledge Agreement without any further action or consent of any Members.

“Assignee” — a [Person] [person or entity] that acquires Interests or Rights from a Member pursuant to an exercise of remedies under a Pledge.

“Act” — the Delaware Limited Liability Company Act, 6 Delaware Code 18-101 et seq., as amended from time to time, together with any successor thereto

“Agreement” — the limited liability company agreement of the Company “Company” — the applicable LLC

“Interests” — a membership interest or any unit of an interest in the Company “Member” — a member of the Company

“Rights” — any and all rights and privileges related to the Interests and any and all rights or privileges under this Agreement, including, without limitation, any economic or voting or other consensual rights

“Secured Party” — any [Person] [person or entity], to whom the Company or any Member gives, or purports to give, a security interest (including a pledge or other encumbrance) in any assets, which may include membership interests in the Company or any other rights or interests related thereto

STATEMENT OF ADDITIONAL INFORMATION

Destiny Alternative Fund (TEI) LLC

Dated November 3, 2023

c/o UMB Fund Services, Inc.

235 West Galena Street
Milwaukee, WI 53212

(877) 779-1999

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Confidential Private Placement Memorandum (the “Memorandum”) of Destiny Alternative Fund (TEI) LLC (the “Fund”) dated November 3, 2023, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Memorandum. The Fund’s audited financial statements and financial highlights for the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023 (including the report of Grant Thornton LLP, the Fund’s independent registered public accounting firm) appearing in the annual report to shareholders on Form N-CSR/A (the “Annual Report”) are incorporated by reference into this SAI. No other parts of the Annual Report are incorporated by reference herein. A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interests in the Fund (“Units”) and is not soliciting an offer to buy Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

Units are offered to institutions and financial intermediaries that may distribute Units to clients and customers (including affiliates and correspondents) of the Fund’s investment adviser, First Trust Capital Management L.P. (the “Investment Adviser”), and to clients and customers of other organizations. The Fund’s Memorandum, which is dated November 3, 2023, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Memorandum.

i

GENERAL INFORMATION

Destiny Alternative Fund (TEI) LLC (the “Fund”) is a recently formed Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, Destiny Alternative Fund Limited (the “Offshore Fund”) and Destiny Alternative Fund LLC (the “Master Fund”), in which the Fund will invest all or substantially all of its assets (via investing in the Offshore Fund), as well as the principal investment strategies of the Master Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum. Certain additional information regarding the investment program of the Fund, the Offshore Fund and the Master Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. At the present time the Units are the only outstanding voting securities of the Fund. As defined by the Investment Company Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the members of the Fund (“Members”), duly called, (i) of 67% or more of the Units represented at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less. The Offshore Fund and the Master Fund have adopted substantially similar fundamental policies to those of the Fund, which may only be changed by approval of the Board of Managers of the Fund (the “Board”), in the case of the Offshore Fund, and by the affirmative vote of a majority of the outstanding voting securities of the Master Fund, which are its limited liability company interests (the “Master Fund Interests”), in the case of the Master Fund. No other policy is a fundamental policy of the Fund, the Offshore Fund or the Master Fund, except as expressly stated. Within the limits of the fundamental policies of the Fund and the Master Fund, the management of the Fund and the Master Fund has reserved freedom of action. The Fund may not:

(1)	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)	Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities.

(4)	Make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act. This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(5)	Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies or partnerships that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

(6)	Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (i) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

(7)	Invest 25% or more of the value of its total assets in the securities of issuers that the Fund’s investment adviser determines are engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation. This investment restriction does not apply to investments by the Fund or by the Master Fund in Underlying Funds (as defined below) or the Fund’s investments in the Master Fund (or in another comparable investment pool). The Fund may invest in Underlying Funds that may concentrate their assets in one or more industries. The Fund will consider the concentration of Underlying Funds when determining compliance with its concentration policy. The Fund will not invest 25% or more of its assets in an Underlying Fund that it knows concentrates its assets in a single industry.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s and the Master Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Underlying Funds (defined below), but will apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets).

The investment objective of the Offshore Fund and the Fund is not a fundamental policy of either fund. The Fund and the Offshore Fund may change their respective investment objective by approval of the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units. Similarly, the investment objective of the Master Fund is not a fundamental policy of the Master Fund and may be changed by the Board of Managers of the Master Fund (the “Master Fund Board”) without the vote of a majority of the Master Fund’s outstanding Master Fund Interests.

The following descriptions of the Investment Company Act may assist investors in understanding the above-described policies and restrictions.

Borrowing. The Investment Company Act restricts an investment company from borrowing in excess of 33 1/3% of its total assets (including the amount borrowed, but excluding temporary borrowings not in excess of 5% of its total assets). Transactions that are fully collateralized in a manner that does not involve the prohibited issuance of a “senior security” within the meaning of Section 18(f) of the Investment Company Act shall not be regarded as borrowings for the purposes of the Fund’s and Master Fund’s investment restriction.

Commodities. The Investment Company Act does not directly restrict an investment company’s ability to invest in commodities or contracts related to commodities, but does require that every investment company have a fundamental investment policy governing such investments. The extent to which the Fund and Master Fund can invest in commodities or contracts related to commodities is set out in the investment strategies and policies described in the Memorandum and this SAI.

Concentration. The SEC staff has defined concentration as investing 25% or more of an investment company’s total assets in any particular industry or group of industries, with certain exceptions such as with respect to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For purposes of the Fund’s and Master Fund’s concentration policy, the Fund or Master Fund may classify and re-classify companies in a particular industry and define and re-define industries in any reasonable manner, consistent with SEC guidance. For purposes of the Fund’s and Master Fund’s industry concentration policy, the Investment Adviser may analyze the characteristics of a particular issuer and instrument and may assign an industry classification consistent with those characteristics. The Investment Adviser may, but need not, consider industry classifications provided by third parties. Private Underlying Funds are not generally required to provide current information regarding their investments to their investors (including the Fund), but the Fund will consider the investments of such private Underlying Funds to the extent that it has such information.

Real Estate. The Investment Company Act does not directly restrict an investment company’s ability to invest in real estate or interests in real estate, but does require that every investment company have a fundamental investment policy governing such investments. The Fund and Master Fund may invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities, investment funds that invest in real estate through entities that may qualify as REITs, or in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including REITs). The Fund and Master Fund can invest in real estate or interest in real estate to the extent set out in the investment strategies and policies described in the Memorandum and this SAI.

Senior Securities. Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The Investment Company Act generally prohibits funds from issuing senior securities unless the issuance thereof is consistent with Rule 18f-4 under the Investment Company Act, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, with appropriate earmarking or segregation of assets to cover such obligation.

Underwriting. Under the Investment Company Act, underwriting securities involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly.

Lending. Under the Investment Company Act, an investment company may only make loans if expressly permitted by its investment policies.

NON-FUNDAMENTAL POLICIES

THE FUND AND/OR MASTER FUND MAY CHANGE THEIR RESPECTIVE INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund and/or the Master Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without Member approval. The Fund’s investment objective and investment strategies are not fundamental policies and may be changed by the Board without Member approval.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND RELATED RISKS

As discussed in the Memorandum, the Fund pursues its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn invests all or substantially all of its assets in the Master Fund. The Offshore Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund. The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the Fund’s investable assets. The Master Fund is a “fund of funds” that intends to invest primarily in hedge funds, private equity funds, growth equity funds and venture capital funds. The Master Fund may also invest to a lesser extent in credit funds, real estate funds, co-investment vehicles, managed accounts, open-end and closed-end registered investment companies (including exchange-traded funds (“ETFs”)) and other types of investment vehicles (together with hedge funds, private equity funds, growth equity funds and venture capital funds, the “Underlying Funds”). The Underlying Funds employ a broad range of investment strategies and invest or trade in a wide range of securities. Certain Underlying Funds may not be registered as investment companies under the Investment Company Act (such Underlying Funds, “private Underlying Funds”). An Underlying Fund will be managed by a third-party investment adviser (each, an “Underlying Manager” and collectively, the “Underlying Managers”). The Master Fund, and the Underlying Funds in which it invests, may invest in U.S. and foreign securities, including in emerging markets. This section provides additional information about various types of investments and investment techniques that may be employed by Underlying Funds in which the Master Fund invests, or by the Master Fund. Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Underlying Funds, or of the Master Fund; however, there is no limit on the types of investments the Underlying Funds may make and certain private Underlying Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Master Fund may make. Accordingly, the descriptions in this section cannot be comprehensive. Any decision to invest in the Fund should take into account (i) the possibility that the Underlying Funds may make virtually any kind of investment, (ii) that the Master Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above), and (iii) that all such investments will be subject to related risks, which can be substantial.

Equity Securities

The investment portfolios of Underlying Funds will include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. The value of equity securities depends on business, economic and other factors affecting those issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

Underlying Managers may generally invest Underlying Funds’ assets in equity securities without restriction. These investments may include securities of companies with small- to medium-sized market capitalizations, including micro-cap companies and growth stage companies. The securities of certain companies, particularly smaller-capitalization companies, involve higher risks in some respects than do investments in securities of larger companies. For example, prices of small-capitalization and even medium-capitalization stocks are often more volatile than prices of large-capitalization stocks, and the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) is higher than for larger, “blue-chip” companies. In addition, due to thin trading in the securities of some small-capitalization companies, an investment in those companies may be illiquid.

Fixed-Income Securities

Underlying Funds may invest in fixed-income securities. An Underlying Manager will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive, and also may invest in these securities for defensive purposes and to maintain liquidity. Fixed-income securities include bonds, notes and debentures issued by U.S. and foreign corporations and governments. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk). Certain portfolio securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to significant reductions of yield and possible loss of principal.

Underlying Funds may invest in both investment grade and non-investment grade debt securities (commonly referred to as “junk bonds”). Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (a “Rating Agency”) in one of the four highest rating categories or, if not rated by any Rating Agency, have been determined by an Underlying Manager to be of comparable quality.

An Underlying Fund’s investments in non-investment grade debt securities, including convertible debt securities, are considered by the Rating Agencies to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade securities to make principal and interest payments than is the case for higher grade securities. In addition, the market for lower grade securities may be thinner and less liquid than the market for higher grade securities.

Contingent Convertible Securities Risk

CoCos, sometimes referred to as contingent convertible securities, are debt or preferred securities with loss absorption characteristics built into the terms of the security for the benefit of the issuer, for example, an automatic write-down of principal or a mandatory conversion into common stock of the issuer under certain circumstances, such as the issuer’s capital ratio falling below a certain level. CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Master Fund losing a portion or all of its investment in such securities. In addition, the Master Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. If a CoCo provides for mandatory conversion of the security into common shares of the issuer under certain circumstances, such as an adverse event, the Master Fund could experience a reduced income rate, potentially to zero, as a result of the issuer’s common shares not paying a dividend. In addition, a conversion event would likely be the result of or related to the deterioration of the issue’s financial condition (e.g., a decrease in the issuer’s capital ratio) and status as a going concern, so the market price of the issuer’s common shares received by the Master Fund may have declined, perhaps substantially, and may continue to decline, which may adversely affect the Fund’s NAV. Further, the issuer’s common shares would be subordinate to the issuer’s other security classes and therefore worsen the Master Fund’s standing in a bankruptcy proceeding. In addition, most CoCos are considered to be “high yield” or “junk” securities and are therefore subject to the risks of investment in below investment grade securities.

It will often be difficult to predict when, if at all, an automatic write-down or conversion event will occur. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other types of debt and preferred securities. Any indication that an automatic write-down or conversion event may occur can be expected to have a material adverse effect on the market price of the CoCos. CoCos are a relatively new form of security and the full effects of an automatic write-down or conversion event have not been experienced broadly in the marketplace. The occurrence of an automatic write-down or conversion event may be unpredictable and the potential effects of such event on the Fund’s yield or NAV may be adverse.

Non-U.S. Securities

Underlying Funds may invest in equity and fixed-income securities of non-U.S. issuers and in depositary receipts, such as American Depositary Receipts (“ADRs”), that represent indirect interests in securities of non-U.S. issuers. Non-U.S. securities in which Underlying Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets or may be purchased in private placements and not be publicly traded. Investments in non-U.S. securities are affected by risk factors generally not thought to be present in the U.S.

As a general matter, Underlying Funds are not required to hedge against non-U.S. currency risks, including the risk of changing currency exchange rates, which could reduce the value of non-U.S. currency denominated portfolio securities irrespective of the underlying investment. However, from time to time, an Underlying Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Underlying Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Underlying Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Underlying Funds anticipates purchasing or selling a non-U.S. security. This technique would allow the Underlying Fund to “lock in” the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of the Underlying Fund’s existing holdings of non-U.S. securities. There may be, however, imperfect correlation between the Underlying Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to such holdings. Forward contracts also may be used for non-hedging purposes to pursue the Fund’s or an Underlying Fund’s investment objective, such as when an Underlying Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in such currencies are not then held in the Fund’s or Underlying Fund’s investment portfolio.

ADRs involve substantially the same risks as investing directly in securities of non-U.S. issuers, as discussed above. ADRs are receipts typically issued by a U.S. bank or trust company that show evidence of underlying securities issued by a non-U.S. corporation. Issuers of unsponsored depositary receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers.

In June 2016, the United Kingdom (“UK”) approved a referendum to leave the European Union (“EU”). The withdrawal, known colloquially as "Brexit", was agreed to and ratified by the UK Parliament, and the UK left the EU on January 31, 2020. It began a transition period in which to negotiate a new trading relationship for goods and services that ended on December 31, 2020. On January 1, 2021, the UK left the EU Single Market and Customs Union, as well as all EU policies and international agreements. On December 24, 2020, the UK and EU agreed to a trade deal with no tariffs or quotas on products, regulatory and customs cooperation mechanisms as well as provisions ensuring a level playing field for open and fair competition. In March 2021, the UK and EU put in place a regulatory dialogue on financial systems based on a separate memorandum of understanding. Since the referendum, there have been periods of significant volatility in the global stock markets and currency exchange rates, as well as challenging market conditions in the UK. At this time, the impact that the trade deal and any future agreements on services, particularly financial services, will have on the Fund cannot be predicted, and it is possible that the new terms may adversely affect the Fund.

In February 2022, Russia commenced a military attack on Ukraine. The outbreak of hostilities between the two countries and the threat of wider-spread hostilities could have a severe adverse effect on the region and global economies, including significant negative impacts on the markets for certain securities and commodities, such as oil and natural gas. In addition, sanctions imposed on Russia by the United States and other countries, and any sanctions imposed in the future, could have a significant adverse impact on the Russian economy and related markets. The price and liquidity of investments may fluctuate widely as a result of the conflict and related events. How long the armed conflict and related events will last cannot be predicted. These tensions and any related events could have a significant impact on the Fund’s and Master Fund’s performance.

Money Market Instruments

The Master Fund or Underlying Funds may invest during periods of adverse market or economic conditions for defensive purposes some or all of their assets in high quality money market instruments and other short-term obligations, money market mutual funds or repurchase agreements with banks or broker-dealers or may hold cash or cash equivalents in such amounts as the Investment Adviser or an Underlying Manager deems appropriate under the circumstances. The Master Fund or Underlying Funds also may invest in these instruments for liquidity purposes pending allocation of their respective offering proceeds and other circumstances. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Special Investment Techniques

Underlying Funds may use a variety of special investment techniques as more fully discussed below to hedge a portion of their investment portfolios against various risks or other factors that generally affect the values of securities. They may also use these techniques for non-hedging purposes in pursuing their investment objectives. These techniques may involve the use of derivative transactions. The techniques Underlying Funds may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that Underlying Funds may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. It is possible that any hedging transaction may not perform as anticipated and that an Underlying Fund may suffer losses as a result of its hedging activities.

Options and Futures

The Underlying Managers may utilize options and futures contracts. Such transactions may be effected on securities exchanges, in the over-the-counter market, or negotiated directly with counterparties. When such transactions are purchased over-the-counter or negotiated directly with counterparties, an Underlying Fund bears the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. Such transactions may also be illiquid and, in such cases, an Underlying Manager may have difficulty closing out its position. Over-the-counter options purchased and sold by Underlying Funds may include options on baskets of specific securities. An Underlying Fund may utilize European-style or American-style options. European-style options are only exercisable at their expiration. American-style options are exercisable at any time prior to the expiration date of the option.

The Underlying Managers may purchase call and put options on specific securities, on indices, on currencies or on futures, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue their investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price. A covered call option is a call option with respect to which an Underlying Fund owns the underlying security. The sale of such an option exposes an Underlying Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on an Underlying Fund’s books. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while also depriving the seller of the opportunity to invest the segregated assets. Options sold by the Underlying Funds need not be covered.

An Underlying Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Underlying Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, an Underlying Manager would ordinarily effect a similar “closing sale transaction,” which involves liquidating a position by selling the option previously purchased, although the Underlying Manager could exercise the option should it deem it advantageous to do so.

Underlying Funds may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that might be realized in trading could be eliminated by adverse changes in the exchange rate, or a loss could be incurred as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission (“CFTC”).

Engaging in these transactions involves risk of loss, which could adversely affect the value of the Master Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting an Underlying Fund to substantial losses.

Successful use of futures also is subject to an Underlying Manager’s ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Some or all of the Underlying Managers may purchase and sell stock index futures contracts for an Underlying Fund. A stock index future obligates an Underlying Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day.

Some or all of the Underlying Managers may purchase and sell interest rate futures contracts for an Underlying Fund. A contract for interest rate futures represents an obligation to purchase or sell an amount of a specific debt security at a future date at a specific price.

Some or all of the Underlying Managers may purchase and sell currency futures for an Underlying Fund. A currency future creates an obligation to purchase or sell an amount of a specific currency at a future date at a specific price.

The Fund and Master Fund intend to rely on the no-action relief provided by No-Action Letter 12-38 of the Division of Swap Dealer and Intermediary Oversight (“Division”) of the CFTC. Pursuant to this letter, the Investment Adviser is not required to register as a “commodity pool operator” (“CPO”) with respect to the Fund or Master Fund, or rely on an exemption from registration, until the later of June 30, 2013 or six months from the date the Division issues revised guidance on the application of the calculation of the de minimis thresholds to fund-of-funds operators. As of the date of this SAI, the CFTC has not yet proposed any guidance regarding the application of the de minimis thresholds to fund-of-funds operators. If the Fund and/or Master Fund, and the Investment Adviser with respect to the Fund and/or Master Fund become subject to CFTC regulation, the Fund and/or Master Fund may incur additional compliance, operational and other expenses.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or the investment adviser having to register as a CPO. First, the aggregate initial margin and premiums required to establish an investment company’s positions in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of such instruments, determined at the time of the most recent position established, may not exceed one hundred percent (100%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Investment Adviser is required to register as a CPO with respect to the Master Fund, the disclosure and operations of the Master Fund would need to comply with all applicable CFTC regulations.

Options on Securities Indexes

Some or all of the Underlying Managers may purchase and sell for the Underlying Funds call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by an Underlying Manager of options on stock indexes will be subject to the Underlying Manager’s ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Swap Agreements

The Underlying Managers may enter into equity, interest rate, index and currency rate swap agreements on behalf of Underlying Funds. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an investment was made directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by an Underlying Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Underlying Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that a party is contractually obligated to make. If the other party to a swap defaults, an Underlying Fund’s risk of loss consists of the net amount of payments that it contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by an Underlying Manager in whose investment vehicles the Master Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Master Fund may enter into swap agreements under which the Master Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR or SOFR (as described in the Memorandum), and to receive the total return of the reference investment vehicle over a stated time period. The Master Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives used in the above manner is unclear. The Master Fund does not currently intend to use swaps or other derivatives in this manner.

Real Estate Investment Trusts

The Underlying Funds may invest in publicly and privately traded real estate investment trusts (“REITs”). REITs are pooled investment vehicles that invest primarily in real estate or real estate related loans. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Because investments in mortgage-related securities are interest sensitive, the ability of the issuer to reinvest or to reinvest favorably in underlying mortgages may be limited by government regulation or tax policy. For example, action by the Board of Governors of the Federal Reserve System to limit the growth of the nation’s money supply may cause interest rates to rise and thereby reduce the volume of new residential mortgages. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantees and/or insurance, there is no assurance that private guarantors or insurers will be able to meet their obligation. REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

Lending Portfolio Securities

An Underlying Fund may lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Underlying Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which affords the Underlying Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. An Underlying Fund generally will receive collateral consisting of cash, U.S. government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Underlying Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Underlying Fund.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, an Underlying Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when the Underlying Fund enters into the commitment, but the Underlying Fund does not make payment until it receives delivery from the counterparty. After an Underlying Fund commits to purchase such securities, but before delivery and settlement, it may sell the securities if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose an Underlying Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when an Underlying Fund is fully or almost fully invested results in a form of leverage and may result in greater potential fluctuation in the value of the net assets of an Underlying Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by an Underlying Fund on a forward basis will not honor its purchase obligation. In such cases, the Underlying Fund may incur a loss.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

The Underlying Managers may utilize a variety of special investment instruments and techniques to hedge against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue an Underlying Fund’s investment objective. These strategies may often be executed through derivative transactions. Certain of the special investment instruments and techniques that the Underlying Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives

Derivatives are securities and other instruments the value or return of which is based on the performance of an underlying asset, index, interest rate or other investment. Derivatives may be volatile and involve various risks, depending upon the derivative and its function in a portfolio. Special risks may apply to instruments that are invested in by Underlying Funds in the future that cannot be determined at this time or until such instruments are developed or invested in by Underlying Funds. Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk.

Call and Put Options

There are risks associated with the sale and purchase of call and put options. The seller (writer) of a call option which is covered (e.g., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. Purchasing securities to satisfy the exercise of the call option can itself cause the price of the securities to rise further, sometimes by a significant amount, thereby exacerbating the loss. The buyer of a call option assumes the risk of losing its entire premium invested in the call option. The seller (writer) of a put option which is covered (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above its short sales price plus the premium received for writing the put option, and gives up the opportunity for gain on the short position if the underlying security’s price falls below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The buyer of a put option assumes the risk of losing his entire premium invested in the put option.

Hedging Transactions

Underlying Managers may utilize a variety of financial instruments, such as derivatives, options, interest rate swaps, caps and floors, futures and forward contracts to seek to hedge against declines in the values of their portfolio positions as a result of changes in currency exchange rates, certain changes in the equity markets and market interest rates and other events. Hedging transactions may also limit the opportunity for gain if the value of the hedged portfolio positions should increase. It may not be possible for the Underlying Managers to hedge against a change or event at a price sufficient to protect an Underlying Fund’s assets from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge against certain changes or events at all. While an Underlying Manager may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, or the risks of a decline in the equity markets generally or one or more sectors of the equity markets in particular, or the risks posed by the occurrence of certain other events, unanticipated changes in currency or interest rates or increases or smaller than expected decreases in the equity markets or sectors being hedged or the nonoccurrence of other events being hedged against may result in a poorer overall performance for the Fund than if the Underlying Manager had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. Moreover, for a variety of reasons, the Underlying Managers may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Underlying Managers from achieving the intended hedge or expose the Fund to additional risk of loss.

Leverage

In addition to the use of leverage by the Underlying Managers in their respective trading strategies, the Investment Adviser may leverage the Master Fund’s allocations to the Underlying Managers through (i) borrowings, (ii) swap agreements, options or other derivative instruments, (iii) employing certain Underlying Managers (many of which trade on margin and do not generally need additional capital from the Fund in order to increase the level of the positions they acquire for it) to trade notional equity in excess of the equity actually available in their accounts, or (iv) a combination of these methods. The financing entity or counterparty on any swap, option or other derivative instrument may be any entity or institution which the Investment Adviser determines to be creditworthy.

Thus the Master Fund, through its leveraged investments in the private Underlying Funds and through each Underlying Manager’s use of leverage in its trading strategies, uses leverage with respect to the Units. As a result of that leverage, a relatively small movement in the spread relationship between the securities and commodities interests the Master Fund indirectly owns and those which it has indirectly sold short may result in substantial losses.

Investors also should note that the leverage the Underlying Managers employ in their private Underlying Fund trading can result in an investment portfolio significantly greater than the assets allocated to their trading, which can greatly increase the Master Fund’s profits or losses as compared to its net assets. The Underlying Managers’ anticipated use of short-term margin borrowings results in certain additional risks to the Master Fund. For example, should the securities that are pledged to brokers to secure the Underlying Managers' margin Underlying Funds decline in value, or should brokers from which the Underlying Managers have borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Underlying Managers could be subject to a “margin call,” pursuant to which the Underlying Managers must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a precipitous drop in the value of the assets of an Underlying Manager, the Underlying Manager might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

Short Selling

The Underlying Managers may engage in short selling. Short selling involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows an investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale creates the risk of an unlimited loss, as the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. For these reasons, short selling is considered a speculative investment practice.

Private Underlying Funds may also effect short sales “against the box.” These transactions involve selling short securities that are owned (or that an Underlying Fund has the right to obtain). When an Underlying Fund enters into a short sale against the box, it will set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) and will hold such securities while the short sale is outstanding. Underlying Funds will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against the box.

OTHER POTENTIAL RISKS AND ADDITIONAL INVESTMENT INFORMATION

Dependence on the Investment Adviser and Underlying Managers

The Master Fund invests its assets primarily in a number of funds managed by Underlying Managers, selected by the Investment Adviser. The success of the Fund and the Master Fund depends upon the ability of the Investment Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund, and upon the ability of the Underlying Managers to develop and implement strategies that achieve their respective investment objectives. Members will have no right or power to participate in the management or control of the Fund, the Master Fund, or the Underlying Funds, and will not have an opportunity to evaluate the specific investments made by the Underlying Funds or the Underlying Managers, or the terms of any such investments.

Compensation Arrangements with the Underlying Managers

Underlying Managers may receive compensation based on the performance of their investments. Such compensation arrangements may create an incentive to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because performance-based compensation is calculated on a basis that includes unrealized appreciation of an Underlying Fund’s assets, such performance-based compensation may be greater than if such compensation were based solely on realized gains.

Business and Regulatory Risks

Legal, tax and regulatory developments that may adversely affect the Fund, the Master Fund, the Underlying Managers and/or the Underlying Funds could occur during the term of the Fund. Securities and futures markets are subject to comprehensive statutes, regulations and margin requirements enforced by the SEC, other regulators and self-regulatory organizations and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act relating to a registered investment company’s use of derivatives and related instruments. The Fund and Master Fund were required to comply with Rule 18f-4 beginning August 19, 2022 and have adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4. Rule 18f-4 under the Investment Company Act may require the Master Fund and Underlying Managers to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Master Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Master Fund and Underlying Managers may engage in derivative transactions could also limit or prevent the Master Fund or Underlying Managers from using certain instruments. Similarly, the regulatory environment for leveraged investors is evolving, and changes in the direct or indirect regulation of leveraged investors may materially adversely affect the ability of the Master Fund to pursue its investment objective or strategies. Increased regulatory oversight and other legislation or regulation could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Master Fund and/or limit potential investment strategies that would have otherwise been used by the Master Fund in order to seek to obtain higher returns.

The regulatory environment for private funds is evolving, and changes in the regulation of private funds and their trading activities may adversely affect the ability of the Fund to pursue its investment strategy and the value of investments held by the Fund. There has been an increase in governmental, as well as self- regulatory, scrutiny of the alternative investment industry in general. It is impossible to predict what, if any, changes in regulations may occur, but any regulations which restrict the ability of the Master Fund to trade in securities or the ability of the Master Fund to employ, or brokers and other counterparties to extend, credit in its trading (as well as other regulatory changes that result) could have a material adverse impact on the Fund's portfolio.

Control Positions

Underlying Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Underlying Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved in a manner adverse to the Underlying Funds, the Underlying Funds likely would suffer losses on their investments. Additionally, should an Underlying Fund obtain such a position, such entity may be required to make filings concerning its holdings with the SEC and it may become subject to other regulatory restrictions that could limit the ability of such Underlying Fund to dispose of its holdings at a preferable time and in a preferable manner. Violations of these regulatory requirements could subject the Underlying Fund to significant liabilities.

Inside Information

From time to time, the Master Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Master Fund has invested or proposes to invest. Possession of that information may limit the ability of the Master Fund to buy or sell securities of the entity.

Effect of Investor Withdrawals on an Underlying Manager’s Ability to Influence Corporate Change

From time to time an Underlying Fund may acquire enough of a company’s shares or other equity to enable its Underlying Manager, either alone or together with the members of any group with which the Underlying Manager is acting, to influence the company to take certain actions, with the intent that such actions will maximize shareholder value. If the investors of such an Underlying Fund request withdrawals representing a substantial portion of the Underlying Fund’s assets during any period when its Underlying Manager (or members of any such group) are seeking to influence any such corporate changes, the Underlying Manager may be compelled to sell some or all of the Underlying Fund’s holdings of the shares or other equity issued by such company in order to fund such investor withdrawal requests. This may adversely impact, or even eliminate, the Underlying Manager’s (or the group’s) ability to influence such changes and, thus, to influence shareholder value, possibly resulting in losses to the Underlying Fund and subsequently, the Fund.

Reliance on Key Personnel of the Investment Adviser

The Fund’s ability to identify and invest in attractive opportunities is dependent upon the Investment Adviser. If one or more of the key individuals leaves the Investment Adviser, the Investment Adviser may not be able to hire qualified replacements, or may require an extended time to do so. This could prevent the Fund from achieving its investment objective.

Dilution

If an Underlying Manager limits the amount of capital that may be contributed to an Underlying Fund by the Master Fund, additional sales of Units of the Master Fund will dilute the participation of existing Members in the indirect returns to the Fund from such Underlying Fund.

Indirect Investment in Underlying Funds

Any transaction by which the Master Fund indirectly gains exposure to an Underlying Fund by the purchase of a swap or other contract is subject to special risks. The Master Fund’s use of such instruments can result in volatility, and each type of instrument is subject to special risks. Indirect investments generally will be subject to transaction and other fees that will reduce the value of the Master Fund’s investment in an Underlying Fund. There can be no assurance that the Master Fund’s indirect investment in an Underlying Fund will have the same or similar results as a direct investment in the Underlying Fund, and the Fund’s value may decrease as a result of such indirect investment.

Counterparty Insolvency

The Master Fund’s and the Underlying Funds’ assets may be held in one or more funds maintained for the Master Fund or the Underlying Funds by counterparties, including their prime brokers. There is a risk that any of such counterparties could become insolvent. The insolvency of such counterparties is likely to impair the operational capabilities or the assets of the Underlying Funds and the Master Fund. If one or more of the Underlying Funds’ counterparties were to become insolvent or the subject of liquidation proceedings in the United States (either under the Securities Investor Protection Act or the United States Bankruptcy Code), there exists the risk that the recovery of the Underlying Funds’ securities and other assets from such prime broker or broker-dealer will be delayed or be of a value less than the value of the securities or assets originally entrusted to such prime broker or broker-dealer.

In addition, the Underlying Funds may use counterparties located in various jurisdictions outside the United States. Such local counterparties are subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Underlying Funds’ assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a counterparty, it is impossible to generalize about the effect of their insolvency on the Underlying Funds and their assets and the Master Fund. The insolvency of any counterparty would result in a loss to the Master Fund, which could be material.

Financial Failure of Intermediaries

There is always the possibility that the institutions, including brokerage firms and banks, with which the Fund and/or Master Fund does business, or to which securities have been entrusted for custodial purposes, will encounter financial difficulties that may impair their operational capabilities or result in losses to the Fund.

Suspensions of Trading

Each exchange typically has the right to suspend or limit trading in all securities that it lists. Such a suspension could render it impossible for an Underlying Fund to liquidate its positions and thereby expose it to losses. In addition, there is no guarantee that non-exchange markets will remain liquid enough for an Underlying Fund to close out positions.

Enforceability of Claims Against Underlying Funds

Each of the Fund and the Master Fund has no assurances that it will be able to: (1) effect service of process within the U.S. on foreign Underlying Funds; (2) enforce judgments obtained in U.S. courts against foreign Underlying Funds based upon the civil liability provisions of the U.S. federal securities laws; (3) enforce, in an appropriate foreign court, judgments of U.S. courts based upon the civil liability provisions of the U.S. federal securities laws; and (4) bring an original action in an appropriate foreign court to enforce liabilities against an Underlying Fund or other person based upon the U.S. federal securities laws. It is unclear whether Members would ever be able to bring claims directly against the Underlying Funds, domestic or foreign, or whether all such claims must be brought by the Board on behalf of Members.

Cyber Security Risk

The Fund, Master Fund and/or their service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund and/or Master Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Master Fund, the Investment Adviser, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Member transactions, impact the Fund’s and/or Master Fund’s ability to calculate its net asset value (“NAV”), cause the release of private Member information or confidential business information, impede investment activities, subject the Fund and/or Master Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund and/or Master Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for Underlying Funds and for the issuers of securities in which the Master Fund or an Underlying Fund may invest, which could result in material adverse consequences for the Underlying Funds or such issuers and may cause the Master Fund to lose value.

Payment in Kind for Repurchased Units

The Fund does not expect to distribute securities as payment for repurchased Units except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not requesting that their Units be repurchased. In the event that the Fund makes such a distribution of securities as payment for Units, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs to dispose of such securities.

BOARD OF MANAGERS AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company agreement (“LLC Agreement”). The business operations of the Master Fund are managed and supervised under the direction of the Master Fund Board, subject to the laws of the State of Delaware and the Master Fund’s amended and restated limited liability company agreement (“Master Fund LLC Agreement”). The Fund is the sole shareholder of the Offshore Fund. Therefore, the Board effectively will have oversight over the Offshore Fund. The Board and the Master Fund Board each has overall responsibility for the management and supervision of the business affairs of the applicable fund on behalf of its members, including the authority to establish policies regarding the management, conduct and operation of its business. The Board and the Master Fund Board each exercise the same powers, authority and responsibilities on behalf of the applicable fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund and the Master Fund conduct and supervise the daily business operations of the applicable fund.

The members of the Board and the Master Fund Board (each, a “Manager”) are not required to contribute to the capital of the Fund or the Master Fund, or to hold units of the Fund or Master Fund. A majority of Managers of the Board and Master Fund Board are not “interested persons” (as defined in the Investment Company Act) of either the Fund or the Master Fund (collectively, the “Independent Managers”). Any Manager who is not an Independent Manager is an interested Manager (“Interested Manager”).

The identity of Managers of the Board and the Master Fund Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Managers serve on the Board or the Master Fund Board for terms of indefinite duration. A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy. A Manager may resign upon written notice to the other Managers of the applicable fund, and may be removed either by (i) the vote of at least two-thirds of the Managers of the applicable fund not subject to the removal vote or (ii) the vote of members of the applicable fund holding not less than two-thirds of the total number of votes eligible to be cast by all members of the applicable fund. In the event of any vacancy in the position of a Manager, the remaining Managers of the applicable fund may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers of such fund then serving have been elected by the members of such fund. Each of the Board and the Master Fund Board may call a meeting of the applicable fund’s members to fill any vacancy in the position of a Manager of such fund, and must do so if the Managers who were elected by the members of such fund cease to constitute a majority of the Managers then serving on the Board.

INDEPENDENT MANAGERS

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen	Other Directorships Held by Managers
David G. Lee Year of Birth: 1952 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Chairman and Manager	Since Inception	Retired (since 2012); President and Director, Client Opinions, Inc. (2003 – 2012); Chief Operating Officer, Brandywine Global Investment Management (1998 – 2002).	17	None.
Robert Seyferth Year of Birth: 1952 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Manager	Since Inception	Retired (since 2009); Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (1993 – 2009).	17	None.
Gary E. Shugrue Year of Birth: 1954 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Manager	Since Inception	Managing Director, Veritable LP (investment advisory firm) (2016 – Present); Founder/ President, Ascendant Capital Partners, LP (private equity firm) (2001 – 2015).	16	Trustee, Quaker Investment Trust (2 portfolios) (registered investment company).

* The fund complex consists of the Fund, Master Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Assets Fund, Felicitas Private Markets Fund, First Trust Alternative Opportunities Fund, First Trust Hedged Strategies Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, First Trust Real Assets Fund, Infinity Core Alternative Fund, Keystone Private Income Fund, Pender Real Estate Credit Fund, Variant Alternative Income Fund and Variant Impact Fund.

For Mr. Shugrue, the fund complex consists of the Fund, Master Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Assets Fund, Felicitas Private Markets Fund, First Trust Alternative Opportunities Fund, First Trust Hedged Strategies Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, Infinity Core Alternative Fund, Keystone Private Income Fund, Pender Real Estate Credit Fund and Variant Impact Fund.

INTERESTED MANAGER AND OFFICERS

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen	Other Directorships Held by Manager
Terrance P. Gallagher** Year of Birth: 1958 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Manager	Since Inception	Executive Vice President and Director of Fund Accounting, Administration and Tax, UMB Fund Services, Inc. (2007 – present); President, Investment Managers Series Trust II (registered investment company) (2013- Present); Treasurer, American Independence Funds Trust (registered investment company) (2016- 2018); Treasurer, Commonwealth International Series Trust (registered investment company) (2010-2015).	17	Trustee, Investment Managers Series Trust II (51 portfolios) (registered investment company).
Michael Peck Year of Birth: 1980 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	President	Since Inception

Chief Executive Officer and Co-CIO, First Trust Capital Management L.P. (2012 - Present); President and Co-CIO, Vivaldi Capital Management LP (2012 – Present); Portfolio Manager, Coe Capital Management (2010 – 2012); Senior Financial Analyst and Risk Manager, the Bond Companies (2006 – 2008).

				N/A	N/A
Chad Eisenberg Year of Birth: 1982 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Treasurer	Since Inception	Chief Operating Officer, First Trust Capital Management L.P. (2012 – Present); Chief Operating Officer, Vivaldi Capital Management LP (2012 – Present); Director, Coe Capital Management LLC (2010 – 2011).	N/A	N/A
Bernadette Murphy Year of Birth: 1964 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Chief Compliance Officer	Since Inception

Director, Vigilant Compliance, LLC (investment management solutions firm) (2018 – Present); Director of Compliance and operations, B. Riley Capital Management, LLC (investment advisory firm) (2017 – 2018); Chief Compliance Officer, Dialectic Capital Management, LP (investment advisory firm) (2008 –

2018).

				N/A	N/A

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen	Other Directorships Held by Manager
Ann Maurer Year of Birth: 1972 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Secretary	Since Inception

Senior Vice President, Client Services (2017 –Present); Vice President, Senior Client Service Manager (2013 – 2017); Assistant Vice President, Client Relations Manager (2002 – 2013), each with UMB Fund Services, Inc.

				N/A	N/A

* The fund complex consists of the Fund, Master Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Assets Fund, Felicitas Private Markets Fund, First Trust Alternative Opportunities Fund, First Trust Hedged Strategies Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, First Trust Real Assets Fund, Infinity Core Alternative Fund, Keystone Private Income Fund, Pender Real Estate Credit Fund, Variant Alternative Income Fund and Variant Impact Fund..

For Mr. Shugrue, the fund complex consists of the Fund, Master Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Aspiriant Risk-Managed Capital Appreciation Fund, Aspiriant Risk-Managed Real Assets Fund, Felicitas Private Markets Fund, First Trust Alternative Opportunities Fund, First Trust Hedged Strategies Fund, First Trust Private Assets Fund, First Trust Private Credit Fund, Infinity Core Alternative Fund, Keystone Private Income Fund, Pender Real Estate Credit Fund and Variant Impact Fund.

** Mr. Gallagher is deemed an Interested Manager because of his affiliation with the Fund’s Administrator.

The Board believes that each of the Managers’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Managers lead to the conclusion that each Manager should serve in such capacity. Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Investment Adviser, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers. A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager.

David G. Lee. Mr. Lee has been a Manager since the Fund’s inception. He has more than 29 years of experience in the financial services industry.

Robert Seyferth. Mr. Seyferth has been a Manager since the Fund’s inception. Mr. Seyferth has more than 34 years of business and accounting experience.

Gary E. Shugrue. Mr. Shugrue has been a Manager since the Fund’s inception. Mr. Shugrue has more than 34 years of experience in the financial service industry.

Terrance P. Gallagher. Mr. Gallagher has been a Manager since the Fund’s inception. Mr. Gallagher has more than 43 years of experience in the financial service industry.

Specific details regarding each Manager’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund, through the Master Fund, has engaged the Investment Adviser to manage the Fund and the Master Fund on a day-to-day basis. The Board and the Master Fund Board are responsible for overseeing the Investment Adviser and other service providers in the operations of the Fund and the Master Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the LLC Agreement and Master Fund LLC Agreement. The Board is currently composed of four members, three of whom are Independent Managers. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Managers will meet with their independent legal counsel in person prior to and during each quarterly in-person board meeting. As described below, the Board has established an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David Lee, an Independent Manager, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Investment Adviser, other service providers, counsel and other Managers generally between meetings. The Chairman serves as a key point person for dealings between management and the Managers. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Investment Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Investment Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board requires senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer (“CCO”) and the Investment Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board also receives reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Managers. The Audit Committee held one meeting during the last fiscal year. The Master Fund Board has established an Audit Committee that provides similar functions and currently has the same membership as the Fund’s Audit Committee.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Managers of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s interests in the Fund in sufficient detail to establish that the Member held Units on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a manager. The Nominating Committee may solicit candidates to serve as managers from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Managers. The Nominating Committee did not hold any meetings during the last fiscal year. The Master Fund Board has established a Nominating Committee that provides similar functions and currently has the same membership as the Fund’s Nominating Committee.

Manager and Officer Ownership of Securities

As of June 30, 2023, none of the Managers owns Units of the Fund.

As of June 30, 2023, the Managers and officers of the Fund as a group owned less than one percent of the outstanding Units of the Fund.

Independent Manager Ownership of Securities

As of June 30, 2023, none of the Independent Managers (or their immediate family members) owned beneficially or of record securities of the Investment Adviser or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Investment Adviser.

Manager Compensation

In consideration of the services rendered by the Independent Managers, the Master Fund pays each Independent Manager a retainer of $10,000 per fiscal year. Managers who are interested persons are compensated by the Fund’s administrator and/or its affiliates and are not separately compensated by the Fund. The Fund will bear the cost of this compensation indirectly through its investment in the Master Fund (via the Offshore Fund). The Managers do not receive any pension or retirement benefits.

CODES OF ETHICS

The Fund, Master Fund, and Investment Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, Master Fund, and Investment Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund or the Master Fund (as applicable). The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund or the Master Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s website at https://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Adviser

First Trust Capital Management L.P. serves as the investment adviser to the Master Fund and is responsible for determining and implementing the Fund’s overall investment strategy and for the day-to-day management of the Master Fund’s portfolio, managing the Fund’s and Master Fund’s business affairs and providing certain clerical, bookkeeping and other administrative services. The Investment Adviser is a Delaware limited partnership and a registered investment adviser controlled by First Trust Capital Solutions L.P. First Trust Capital Solutions L.P. is a Delaware limited partnership owned by First Trust Capital Partners, LLC and by VFT Holdings LP and its affiliates. The Investment Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of June 30, 2023, the Investment Adviser had assets under management of approximately $5.3 billion. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund and Master Fund, the Investment Adviser is responsible for the management and operation of the Master Fund and the investment of the Master Fund’s assets. The Investment Adviser provides such services to the Master Fund pursuant to the Investment Management Agreement between the Master Fund and the Adviser (the “Investment Management Agreement”).

The Investment Management Agreement became effective as of July 1, 2022 and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Master Fund Board’s approval of the Investment Management Agreement is available in the Master Fund’s semi-annual report to Members for the period ended September 30, 2022.

Through its investment in the Master Fund via the Offshore Fund, the Fund will bear a proportionate share of the investment management fee (the “Investment Management Fee”) paid by the Master Fund to the Investment Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund. Pursuant to the Investment Management Agreement, the Master Fund pays the Investment Adviser an Investment Management Fee on an annualized basis, payable quarterly in arrears on the 60th business day of the succeeding quarter, based upon the Master Fund’s net assets as of the last business day of each calendar quarter.

The Master Fund pays the Investment Adviser as described below.

NAV of the Master Fund	Investment Management Fee Rate
(as of the last business day* of each calendar quarter)	(per annum)
$30,000,000 or less	0.75%
Between $30,000,001 and $40,000,000	0.70%
Between $40,000,001 and $50,000,000	0.65%
Greater than $50,000,000	0.60%

* A “Business Day” is a day (other than a Saturday or Sunday) on which banks and relevant financial markets are open for business in Chicago, Illinois (provided that, where applicable, such day is also a business day for the relevant Underlying Fund).

The Investment Management Fee will be paid to the Investment Adviser before giving effect to any repurchase of Units in the Master Fund effective as of that date and will decrease the net profits or increase the net losses of the Master Fund. NAV means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Adviser for any quarter, NAV will be calculated prior to any reduction for any fees and expenses of the Master Fund for that quarter, including, without limitation, the Investment Management Fee payable to the Investment Adviser for that quarter.

The Investment Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Adviser has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s investment management fee and other fees and expenses) (a “Waiver”), in the amount necessary to ensure the Total Annual Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Total Annual Expenses, but excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 2.50% of the average daily net assets of the Fund on an annualized basis (the “Expense Limit”). The current term of the Expense Limitation and Reimbursement Agreement continues until July 1, 2024. The Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms unless terminated by the Fund or the Investment Adviser upon 30 days’ advanced written notice. For a period not to exceed three years from the date on which a Waiver is made, the Investment Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit in effect at the time of reimbursement and recoupment.

For the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023, the Fund paid the Investment Manager management fees (after waivers and reimbursements) as follows:

	Management Fees	Waivers	Reimbursements	Management Fees Paid (After Waivers and Reimbursements)
Investment Manager	$--	$--	$(101,938)	$(101,938)

The Portfolio Managers

The personnel of the Investment Adviser who will have primary responsibility for the day-to-day management of the Master Fund’s portfolio (the “Portfolio Managers”) are Michael Peck, Brian Murphy, and Michael Grayson.

Other Accounts Managed by the Portfolio Managers(1)

				# of Accounts	Total Assets that
				Managed that	Advisory Fee
		Total # of		Advisory Fee	Based on
	Type of	Accounts	Total Assets	Based on	Performance
	Accounts	Managed	($mm)	Performance	($mm)
1. Michael Peck	Registered Investment Companies:	6	$915	1	$4
	Other Pooled Investment Vehicles:	2	$156	3	$65
	Other Accounts:	0	$0	0	$0

2. Brian Murphy	Registered Investment Companies:	6	$915	1	$4
	Other Pooled Investment Vehicles:	3	$223	3	$65
	Other Accounts:	0	$0	0	$0

3. Michael Grayson	Registered Investment Companies:	1	$84	0	$0
	Other Pooled Investment Vehicles:	1	$8	1	$10
	Other Accounts:	0	$0	0	$0

(1)	As of March 31, 2023.

The Investment Adviser and Portfolio Managers may manage multiple funds and/or other accounts, and as a result may be presented with one or more of the following actual or potential conflicts:

The management of multiple funds and/or other accounts may result in the Investment Adviser or a Portfolio Manager devoting unequal time and attention to the management of each fund and/or other account. The Investment Adviser seeks to manage such competing interests for the time and attention of a Portfolio Manager by having the Portfolio Manager focus on a particular investment discipline. Most other accounts managed by a Portfolio Manager are managed using the same investment models that are used in connection with the management of the Master Fund.

If the Investment Adviser or a Portfolio Manager identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Investment Adviser has adopted procedures for allocating portfolio transactions across multiple accounts.

The Investment Adviser has adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of the Portfolio Managers

Mr. Peck, Mr. Murphy and Mr. Grayson receive base salaries and bonuses, neither of which is based on performance, and are eligible to avail themselves of life insurance, medical and dental benefits offered to all employees of the Investment Adviser and to participate in the Investment Adviser’s 401(k) plan. In addition, they are members of VFT Holdings LP and receive compensation based on the overall profitability of the firm and its affiliates. In addition, these individuals own certain class interests in the Investment Adviser and receive compensation based on the overall profitability of the firm. These individuals also participate in a 401(k) program and receive medical/dental insurance benefits on the same basis as other employees of the Investment Adviser.

Portfolio Managers’ Ownership of Units of the Master Fund

Dollar Range of Units
Name of Portfolio Manager:	Beneficially Owned by Portfolio Manager(1):
Michael Peck	None
Brian Murphy	None
Michael Grayson	None

(1)	As of March 31, 2023.

BROKERAGE

It is the policy of each of the Fund and the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. In most instances, the Master Fund will purchase interests in an Underlying Fund directly from the Underlying Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Master Fund anticipates that some of its portfolio transactions (including investments in Underlying Funds) may be subject to expenses. The Underlying Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Fund’s investment in the Underlying Funds. Each Underlying Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Investment Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the Underlying Managers.

During the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023, the Fund paid no brokerage commissions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Fund’s independent registered public accounting firm, providing audit services. Grant Thornton LLP also serves as the independent registered public accounting firm of the Master Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund, the Master Fund and the Independent Managers.

Mourant Ozannes (Cayman) LLP, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands, acts as Cayman Islands legal counsel to the Offshore Fund.

ADMINISTRATOR

The Fund and the Master Fund have contracted with UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative and accounting services. For the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023, the Fund paid the Administrator $4,920, in accounting and administration fees. The Administrator’s principal business address is 235 West Galena Street, Milwaukee, WI 53212.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”) serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund and the Master Fund are not held by the Investment Adviser, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106. The Custodian is an affiliate of UMB Fund Services, Inc., which serves as the Fund’s administrator.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests all or substantially all of its investable assets in the Master Fund (via the Offshore Fund). The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Investment Adviser. The Investment Adviser will vote such proxies in accordance with its proxy voting policies and procedures. Copies of the Investment Adviser’s proxy policies and procedures are included as Appendix A to this SAI. The Board will periodically review the Fund’s proxy voting record.

The Fund and the Master Fund are required to file Form N-PX, with their respective complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing, once available, will be available: (i) without charge, upon request, by calling the Fund at 1- (877) 779-1999 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL MEMBERS

The following table sets forth the information concerning beneficial and record ownership as of August 31, 2023, of the Funds’ shares by each person who owned of record, or who was known by the Fund to own beneficially, 5% or more of any class of the outstanding voting securities of the Fund’s Class I Shares.

Name of Shareholder	Shares Owned	Percentage of Outstanding Shares
TD Ameritrade*	164,825	97%

* The Fund’s shares are sold through channels including broker-dealer intermediaries that may establish single, omnibus accounts with the Fund’s transfer agent. The beneficial owners of these shares, however, are the individual investors who maintain accounts within these broker-dealer intermediaries.

As of August 31, 2023, there were no other record or beneficial owners of 5% or more of the Fund.

FINANCIAL STATEMENTS

The Fund’s audited financial statements and financial highlights for the fiscal period from June 30, 2022 (commencement of operations) to March 31, 2023 (including the report of Grant Thornton LLP, the Fund’s independent registered public accounting firm) are available in the Fund’s Annual Report, as amended, and are incorporated by reference into this SAI. No other parts of the Annual Report are incorporated by reference herein. You may obtain the Annual Report free of charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, by calling the Fund toll-free at (877) 779-1999 or by following the above hyperlink.

APPENDIX A — PROXY VOTING POLICIES AND PROCEDURES

First Trust Capital Management L.P.
PROXY POLICY AND PROCEDURE

INTRODUCTION

First Trust Capital Management L.P. (“FTCM”) acts as either the advisor or sub-advisor to a number of registered investment companies (the “Funds”). In accord with Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended, FTCM has adopted the following policies and procedures to provide information on FTCM’s proxy policy generally as well as on procedures for each of the Funds specifically (the “Proxy Policy and Procedure”). These policies and procedures apply only to FTCM. Investment managers engaged as sub-advisors for one of the Funds are required to vote proxies in accord with their own policies and procedures and any applicable management agreements.

GENERAL GUIDELINES

FTCM’s Proxy Policy and Procedure is designed to ensure that proxies are voted in a manner (i) reasonably believed to be in the best interests of the Funds and their shareholders1 and (ii) not affected by any material conflict of interest. FTCM considers shareholders’ best economic interests over the long term (i.e., addresses the common interest of all shareholders over time). Although shareholders may have differing political or social interests or values, their economic interest is generally uniform.

FTCM has adopted voting guidelines to assist in making voting decisions on common issues. The guidelines are designed to address those securities in which the Funds generally invest and may be revised in FTCM’s discretion. Any non-routine matters not addressed by the proxy voting guidelines are addressed on a case-by-case basis, considering all relevant facts and circumstances at the time of the vote, particularly where such matters have a potential for major economic impact on the issuer’s structure or operations. In making voting determinations, FTCM typically will rely on the individual portfolio managers who invest in and track particular companies as they are the most knowledgeable about, and best suited to make decisions regarding, particular proxy matters. In addition, FTCM may conduct research internally and/or use the resources of an independent research consultant. FTCM may also consider other materials such as studies of corporate governance and/or analyses of shareholder and management proposals by a certain sector of companies and may engage in dialogue with an issuer’s management.

FTCM acknowledges its responsibility to identify material conflicts of interest related to voting proxies. FTCM’s employees are required to disclose to the Chief Compliance Officer any personal conflicts, such as officer or director positions held by them, their spouses or close relatives, in any publicly traded company. Conflicts based on business relationships with FTCM, any affiliate or any person associated with FTCM, will be considered only to the extent that FTCM has actual knowledge of such relationships. FTCM then takes appropriate steps to address identified conflicts. Typically, in those instances when a proxy vote may present a conflict between the interests of the Fund, on the one hand, and FTCM’s interests or the interests of a person affiliated with FTCM on the other, FTCM will abstain from making a voting decision and will document the decision and reasoning for doing so.

In some cases, the cost of voting a proxy may outweigh the expected benefits. For example, casting a vote on a foreign security may involve additional costs such as hiring a translator or traveling to the foreign country to vote the security in person. In such situations, FTCM may abstain from voting a proxy if the effect on shareholders’ economic interests or the value of the portfolio holding is indeterminable or insignificant.

In certain cases, securities on loan as part of a securities lending program may not be voted. Nothing in the proxy voting policies shall obligate FTCM to exercise voting rights with respect to a portfolio security if it is prohibited by the terms of the security or by applicable law or otherwise.

FTCM will not discuss with members of the public how they intend to vote on any particular proxy proposal.

SPECIAL CONSIDERATIONS

The Funds are subject to the restrictions of Sections 12(d)(1)(A)(i) and (B)(i) of the Investment Company Act of 1940 (the “Act”). Generally, these provisions require that any fund and any entity controlled by that fund (including ETFs that are registered investment companies) may not (i) own, in the aggregate, more than three percent (3%) of the total outstanding voting securities of any registered open-end or closed-end investment company, including money market funds2; (ii) invest more than 5% of its total assets in any one investment company; or (iii) invest more than 10% of its total assets in the securities of other investment companies. Section 12(d)(1)(F) of the Act provides that the Section 12(d)(1) limitations do not apply to the securities acquired by a fund if (x) immediately after the purchase or acquisition of not more than 3% of the total outstanding stock of such registered investment company is owned by the fund and all affiliated persons of the fund, and (y) the fund is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public or offering price which includes a sales load of more than one and a half percent (1.5%). In the event that one of Funds relies upon Section 12(d)(1)(F), FTCM, acting on behalf of the Fund, will, when voting with respect to any investment company owned by the Fund, comply with either of the following voting restrictions:

●	Seek instruction from the Fund’s shareholders with regard to the voting of all proxies and vote in accordance with such instructions, or

●	Vote the shares held by the Fund in the same proportion as the vote of all other holders of such security.

1 Actions taken in accord with the best interests of the Funds and their shareholders are those which align most closely with the Funds’ stated investment objectives and strategies.

2 The three percent (3%) limit is measured at the time of investment.

A-1

In addition to Section 12(d)(1)(F), Rule 12d1-4 under the Act states that a registered investment company (“Acquiring Fund”) may purchase or otherwise acquire the securities issued by another registered investment company (the “Acquired Fund”) in excess of the limits of Section 12(d)(1) and an Acquired Fund may sell or otherwise dispose of the securities issued by the Acquiring Fund in excess of the limits of Section 12(d)(1) if certain conditions are met. One of the conditions is that if the Acquiring Fund and its advisory group (as defined by Rule 12d1-4), in aggregate (A) hold more than 25% of the outstanding voting securities of an Acquired Fund that is a registered open-end management investment company or registered unit investment trust as a result of a decrease in the outstanding voting securities of an Acquired Fund, or (B) hold more than 10% of the outstanding voting securities of an Acquired Fund that is a registered closed-end management investment company or business development company, each of those holders will vote its securities in the same proportion as the vote of all other holders of such securities. When relying on Rule 12d1-4, the Fund will comply with such voting restrictions as required by Rule 12d1-4 and any applicable provision in the respective Fund of Funds Agreement with the Acquired Fund.

ISS ProxyEdge

FTCM has a contractual relationship with Institutional Shareholder Services Inc. (“ISS”) through which ISS provides certain proxy management services to FTCM’s portfolio management teams. Specifically, ISS (i) provides access to the ISS ProxyExchange web-based voting and research platform to access vote recommendations, research reports, execute vote instructions and run reports relevant to Subscriber’s proxy voting environment; (ii) implements and maps FTCM’s designated proxy voting policies to applicable accounts and generates vote recommendations based on the application of such policies; and (iii)  monitors FTCM’s incoming ballots, performs ballot-to-account reconciliations with FTCM and its third party providers to help ensure that ISS is receiving all ballots for which FTCM has voting rights.

ISS provides two options for how proxy ballots are executed:

1.	Implied Consent: ISS executes ballots on FTCM’s behalf based on policy guidelines chosen at the time FTCM entered into the relationship with ISS.

2.	Mandatory Signoff: ISS is not permitted to mark or process any ballot on FTCM’s behalf without first receiving FTCM’s specific voting instructions via ProxyExchange.

FTCM has opted for Option 1. Implied Consent and in so doing has chosen to allow ISS to vote proxies on its behalf “with management’s recommendations.” FTCM has the option, however, to change its vote from the “with management’s recommendations” default at any point prior to the voting deadline if the portfolio managers following the subject company determine it is in the best interests of the Funds and their shareholders to do so. In those instances when the subject company’s management has not provided a voting recommendation, FTCM will either vote based on its own determination of what would align most closely with the best interests of the Funds and their shareholders or will opt to allow ISS to submit an “abstain” vote on its behalf. In addition, in those limited instances when share blocking3 may apply, FTCM has instructed ISS not to cast a vote on FTCM’s behalf unless FTCM provides specific instructions via ProxyExchange.

FUND-SPECIFIC POLICIES AND PROCEDURES

Infinity Core Alternative Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, First Trust Private Assets Fund, and First Trust Hedged Strategies Fund (collectively, the “Funds of Funds”) are “fund of funds” that invest primarily in general or limited partnerships, funds, corporations, trusts or other investment vehicles (collectively, “Investment Funds”). While it is unlikely that the Funds of Funds will receive notices or proxies from Investment Funds (or in connection with any other portfolio securities), to the extent that the Funds of Funds do receive such notices or proxies and the Funds of Funds have voting interests in such Investment Funds, the responsibility for decisions regarding proxy voting for securities held by the Funds of Funds lies with FTCM as their advisor. FTCM will vote such proxies in accordance with the proxy policies and procedures noted above.

The Funds of Funds are required to file Form N-PX with its complete proxy voting record for the twelve (12) months ended June 30th, no later than August 31st of each year. The Funds of Funds Form N-PX filings will be available: (i) without charge, upon request, by calling 1.877.779.1999 or (ii) by visiting the SEC’s website at www.sec.gov.

All Other Funds

With the exception of the First Trust Merger Arbitrage Fund and First Trust Merger Arbitrage ETF, Infinity Core Alternative Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, First Trust Private Assets Fund, and First Trust Hedged Strategies Fund, the Funds for which FTCM is presently either an advisor or a sub-advisor are managed by multiple internal and external portfolio management teams. As noted above, the policies and procedures outlined within this Proxy Policy and Procedure apply to those securities being held in that portion of the Funds’ portfolios managed by a FTCM portfolio manager only (including Infinity Core Alternative Fund).

Each Fund will be required to file Form N-PX annually, with its complete proxy voting record for the twelve (12) months ended June 30th, no later than August 31st of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, from the Fund’s administrator or (ii) by visiting the SEC’s website at www.sec.gov.

3 Proxy voting in certain countries requires share blocking. Shareholders wishing to vote their proxies must deposit their shares shortly before the meeting date with a designated depositary. During this blocking period, any shares held by the designated depositary cannot be sold until the meeting has taken place and the shares have been returned to FTCM’s custodian banks. FTCM generally opts not to participate in share blocking proxies given these restrictions on their ability to trade.

A-2

APPENDIX B — RATINGS OF INVESTMENTS DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

An S&P Global Ratings short-term issue credit rating is generally assigned to those obligations considered short-term in the relevant market. The following summarizes the rating categories used by S&P Global Ratings for short-term issues:

“A-1” – A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3” – A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B” – A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C” – A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D” – A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring.

Local Currency and Foreign Currency Ratings – S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. A foreign currency rating on an issuer can differ from the local currency rating on it when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

“NR” – This indicates that a rating has not been assigned or is no longer assigned.

Moody’s Investors Service (“Moody’s”) short-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 reflect a superior ability to repay short-term obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 reflect a strong ability to repay short-term obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 reflect an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

“NR” – Is assigned to an unrated issuer, obligation and/or program.

B-1

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. 1 Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” – Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3” – Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B” – Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C” – Securities possess high short-term default risk. Default is a real possibility.

“RD” – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D” – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

“NR” – Is assigned to an issue of a rated issuer that are not and have not been rated.

The DBRS Morningstar® Ratings Limited (“DBRS Morningstar”) short-term obligation ratings provide DBRS Morningstar’s opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. The obligations rated in this category typically have a term of shorter than one year. The R-1 and R-2 rating categories are further denoted by the subcategories “(high)”, “(middle)”, and “(low)”.

The following summarizes the ratings used by DBRS Morningstar for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

“R-1 (middle)” – Short-term debt rated “R-1 (middle)” is of superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from “R-1 (high)” by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

“R-1 (low)” – Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)” – Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)” – Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)” – Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality. The capacity for the payment of short- term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3” – Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4” – Short-term debt rated “R-4” is considered to be of speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

1 A long-term rating can also be used to rate an issue with short maturity.

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“R-5” – Short-term debt rated “R-5” is considered to be of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

“D” – Short-term debt rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding-up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods. DBRS Morningstar may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Long-Term Issue Credit Ratings

The following summarizes the ratings used by S&P Global Ratings for long-term issues:

“AAA” – An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA” – An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

“A” – An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB” – An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC” and “C” – Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB” – An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B” – An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC” – An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC” – An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

“C” – An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D” – An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring

Plus (+) or minus (-) – Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

“NR” – This indicates that a rating has not been assigned, or is no longer assigned.

B-3

Local Currency and Foreign Currency Ratings - S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. A foreign currency rating on an issuer can differ from the local currency rating on it when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

Moody’s long-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of eleven months or more. Such ratings reflect both on the likelihood of default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

“NR” – Is assigned to unrated obligations, obligation and/or program.

The following summarizes long-term ratings used by Fitch:

“AAA” – Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” – Securities considered to be of high credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB” – Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

“BB” – Securities considered to be speculative. “BB” ratings indicates an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B” – Securities considered to be highly speculative. “B” ratings indicate that material credit risk is present

“CCC” – A “CCC” rating indicates that substantial credit risk is present.

“CC” – A “CC” rating indicates very high levels of credit risk.

“C” – A “C” rating indicates exceptionally high levels of credit risk.

B-4

Defaulted obligations typically are not assigned “RD” or “D” ratings but are instead rated in the “CCC” to “C” rating categories, depending on their recovery prospects and other relevant characteristics. Fitch believes that this approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

“NR” – Is assigned to an unrated issue of a rated issuer.

The DBRS Morningstar long-term obligation ratings provide DBRS Morningstar’s opinion on the risk that investors may not be repaid in accordance with the terms under which the long-term obligation was issued. The obligations rated in this category typically have a term of one year or longer. All rating categories other than AAA and D also contain subcategories “(high)” and “(low)”. The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category. The following summarizes the ratings used by DBRS Morningstar for long-term debt:

“AAA” – Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA” – Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

“A” – Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB” – Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

“BB” – Long-term debt rated “BB” is of speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

“B” – Long-term debt rated “B” is of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C” – Long-term debt rated in any of these categories is of very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D” – A security rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods. DBRS Morningstar may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Municipal Note Ratings

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long- term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

●	Amortization schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

“SP-1” – A municipal note rated “SP-1” exhibits a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

B-5

“SP-2” – A municipal note rated “SP-2” exhibits a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – A municipal note rated “SP-3” exhibits a speculative capacity to pay principal and interest.

“D” – This rating is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Moody’s uses the global short-term Prime rating scale (listed above under Short-Term Credit Ratings) for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales provided below.

Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG Scale

“MIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2” – This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” – This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection. “NR” – Is assigned to an unrated obligation, obligation and/or program.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short- term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.

“VMIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.

“VMIG-2” – This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.

“VMIG-3” – This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.

“SG” – This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural and/or legal protections.

“NR” – Is assigned to an unrated obligation, obligation and/or program.

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About Credit Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.

Fitch’s credit ratings are forward-looking opinions on the relative ability of an entity or obligation to meet financial commitments. Issuer Default Ratings (IDRs) are assigned to corporations, sovereign entities, financial institutions such as banks, leasing companies and insurers, and public finance entities (local and regional governments). Issue-level ratings are also assigned and often include an expectation of recovery, which may be notched above or below the issuer- level rating. Issue ratings are assigned to secured and unsecured debt securities, loans, preferred stock and other instruments. Credit ratings are indications of the likelihood of repayment in accordance with the terms of the issuance. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation).

DBRS Morningstar offers independent, transparent, and innovative credit analysis to the market. Credit ratings are forward-looking opinions about credit risk that reflect the creditworthiness of an issuer, rated entity, security and/or obligation based on DBRS Morningstar’s quantitative and qualitative analysis in accordance with applicable methodologies and criteria. They are meant to provide opinions on relative measures of risk and are not based on expectations of, or meant to predict, any specific default probability. Credit ratings are not statements of fact. DBRS Morningstar issues credit ratings using one or more categories, such as public, private, provisional, final(ized), solicited, or unsolicited. From time to time, credit ratings may also be subject to trends, placed under review, or discontinued. DBRS Morningstar credit ratings are determined by credit rating committees.

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PART C: OTHER INFORMATION

Destiny Alternative Fund (TEI) LLC (the “Registrant”)

Item 25.     Financial Statements and Exhibits

(1)	Financial Statements:

The audited financial statements of the Registrant for the fiscal year ended March 31, 2023, including the report of Grant Thornton LLP, the Registrant’s independent registered public accounting firm, are incorporated by reference to N-CSR/A (Reg. 811-23814) as previously filed on July 26, 2023.

(2)	Exhibits
	(a)(1)	Amended and Restated Limited Liability Company Agreement is incorporated by reference to Exhibit 2(a)(1) to Registrant’s Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on December 9, 2022.

	(a)(2)	Certificate of Formation is incorporated by reference to Exhibit 2(a)(2) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

	(a)(3)	Amendment to Certificate of Formation is incorporated by reference to Exhibit 2(a)(3) to Amendment No. 1 to Registrant’s Registration Statement on Form N-2 (Reg. No, 811-23814) as previously filed on November 22, 2022.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Refer to Exhibit (a)(1).

	(e)	Not applicable.

	(f)	Not applicable.

	(g)	Not applicable.

	(h)	Not applicable.

	(i)	Not applicable.

	(j)	Custody Agreement is incorporated by reference to Exhibit 2(j) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

	(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement is incorporated by reference to Exhibit 2(k)(1) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

	(k)(2)	Expense Limitation and Reimbursement Agreement is incorporated by reference to Exhibit 2(k)(2) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

	(k)(3)	Joint Insured Bond Agreement is filed herewith.

	(k)(4)	Joint Liability Insurance Agreement is filed herewith.

(k)(5)	Platform Management Agreement is incorporated by reference to Exhibit 2(k)(5) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

(k)(6)	Escrow Agreement is incorporated by reference to Exhibit 2(k)(6) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

(l)	Not applicable.

(m)	Not applicable.

(n)	Consent of Grant Thornton LLP is filed herewith.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is incorporated by reference to Exhibit 2(r)(1) to Registrant's Registration Statement on Form N-2 (Reg. No. 811-23814) as previously filed on July 1, 2022.

(r)(2)	Code of Ethics of First Trust Capital Management L.P. is filed herewith.

(s)	Not applicable.

Item 26.     Marketing Arrangements

Not applicable.

Item 27.     Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$72,980
Printing fees	$5,778
Blue Sky fees	$2,500
Transfer Agent Fees	$0
Total	$81,258

Item 28.     Persons Controlled by or Under Common Control With Registrant

The Board of Managers of the Registrant is identical or substantially identical to the board of trustees, board of directors and/or board of managers of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29.     Number of Holders of Securities

Title of Class	Number of Members*
Units	56

*	As of August 31, 2023.

Item 30.     Indemnification

Section 3.7 of Article III of the Registrant’s Limited Liability Company Agreement states:

Section 3.7 (a)	To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

Section 3.7 (b)	Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

Section 3.7 (c)	Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

Section 3.7 (d)	As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

Section 3.7 (e)	In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

Section 3.7 (f)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, provided that Section 3.7(e) shall not limit the rights of the Fund pursuant to Section 2.10.

Section 3.7 (g)	The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

Section 3.7 (h)	To the extent permitted by applicable law, the Servicing Agent and the Administrator, and any other party serving as the servicing agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Servicing Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Additionally, the Registrant’s various agreements with its service providers contain indemnification provisions.

Item 31.     Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Registrant’s investment adviser, First Trust Capital Management L.P. (the “Investment Adviser”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Adviser, and each director, executive officer, managing member or partner of the Investment Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-122924), and is incorporated herein by reference.

Item 32.     Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Investment Adviser and/or (3) the Registrant’s counsel. The address of each is as follows:

1.	UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212

2.	First Trust Capital Management L.P.
225 W. Wacker Drive, 21st Floor
Chicago, IL 60606

3.	Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103

Item 33.     Management Services

Not applicable.

Item 34.     Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on the 3rd of November 2023.

Destiny Alternative Fund (TEI) LLC

By:	/s/ Michael Peck
Name: Michael Peck
Title: President

SIGNATURES

Destiny Alternative Fund LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago in the State of Illinois this 3rd day of November 2023.

Destiny Alternative Fund LLC

By:	/s/ Michael Peck
Name: Michael Peck
Title: President

EXHIBIT INDEX

(k)(3)	Joint Insured Bond Agreement

(k)(4)	Joint Liability Insurance Agreement

(n)	Consent of Grant Thornton LLP

(r)(2)	Code of Ethics of First Trust Capital Management L.P.